As filed with the Securities and Exchange Commission on June 30, 2025

Investment Company Act file No. 811-24071

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-2

REGISTRATION STATEMENT	☐
UNDER
THE SECURITIES ACT OF 1933
Pre-Effective Amendment No.	☐
Post-Effective Amendment No.	☐

and

REGISTRATION STATEMENT
UNDER
THE INVESTMENT COMPANY ACT OF 1940 Amendment No. 1	☒

Ellington Credit Company

(Exact name of registrant as specified in its charter)

53 Forest Avenue, Suite 301

Old Greenwich, CT 06870

(203) 698-1200

(Address and telephone number, including area code, of principal executive offices)

Daniel Margolis

Ellington Credit Company

53 Forest Avenue, Suite 301

Old Greenwich, CT 06870

(Name and address of agent for service)

WITH COPIES TO:

Richard Horowitz

Matthew Barsamian

Dechert LLP

1095 6th Avenue

New York, NY 10036

(212) 698-3525

It is proposed that this filing will become effective (check appropriate box):

☐	when declared effective pursuant to Section 8(c) of the Securities Act.

If appropriate, check the following box:

☐	This post-effective amendment designates a new effective date for a previously filed post-effective amendment registration statement.
☐	This Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, and the Securities Act registration statement number of the earlier effective registration statement for the same offering is: .
☐	This Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, and the Securities Act registration statement number of the earlier effective registration statement for the same offering is: .
☐	This Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, and the Securities Act registration statement number of the earlier effective registration statement for the same offering is: .

Check each box that appropriately characterizes the Registrant:

☒	Registered Closed-End Fund (closed-end company that is registered under the Investment Company Act of 1940 (“Investment Company Act”)).
☐	Business Development Company (closed-end company that intends or has elected to be regulated as a business development company under the Investment Company Act).
☐	Interval Fund (Registered Closed-End Fund or a Business Development Company that makes periodic repurchase offers under Rule 23c-3 under the Investment Company Act).
☐	A.2 Qualified (qualified to register securities pursuant to General Instruction A.2 of this Form).
☐	Well-Known Seasoned Issuer (as defined by Rule 405 under the Securities Act).
☐	Emerging Growth Company (as defined by Rule 12b-2 under the Securities Exchange Act of 1934 (“Exchange Act”)).
☐	If an Emerging Growth Company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.
☒	New Registrant (registered or regulated under the Investment Company Act for less than 12 calendar months preceding this filing).

Ellington Credit Company

Ellington Credit Company (the “Fund”) is a non-diversified, closed-end management investment company that has registered as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”). Prior to April 1, 2025 (the “Conversion Date”) the Fund was not registered as an investment company under the 1940 Act and, prior to tax year 2024, had elected to be taxed as a real estate investment trust (“REIT”) that specialized in acquiring, investing in, and managing residential mortgage-backed securities (“RMBS”).

On August 13, 2024, the Fund’s Board of Trustees (the “Board”) approved the Fund’s Advisory Agreement (the “Investment Advisory Agreement”) with Ellington Credit Company Management LLC (the “Adviser”), subject to approval by the shareholders of the Fund at a special meeting of the Fund’s shareholders, which was held on January 17, 2025 (the “Special Meeting”). Prior to the Special Meeting, the Fund issued and sold one thousand (1,000) Series A Preferred Shares to an affiliate for an aggregate purchase price of $1,000. At the Special Meeting, the Fund’s common and preferred shareholders voted in favor of the Fund entering into the Investment Advisory Agreement with the Adviser, as well as other related matters, which allowed the Fund to convert to a registered closed-end investment company under that 1940 Act that would be treated as a regulated investment company (a “RIC”) under the Internal Revenue Code of 1986, as amended (the “Code”) (such actions, together, the “Conversion”) and therefore complete the Fund’s CLO Strategic Transformation (as defined herein). Following the conclusion of the Special Meeting, all of the outstanding Series A Preferred Shares were redeemed for an aggregate redemption price of $1,000, in accordance with their terms. The Investment Advisory Agreement between the Fund and the Adviser was executed on the Conversion Date.

Investment Objective. The Fund’s primary investment objectives are to generate attractive current yields and risk-adjusted total returns.

Principal Investment Strategies. The Fund seeks to achieve its investment objectives by investing primarily in mezzanine debt and equity tranches of corporate collateralized loan obligations (“CLOs”), which are securitizations that are collateralized by portfolios of corporate credit assets. These assets are primarily non-investment grade, first lien, senior secured corporate bank loans, although many CLOs may allocate a portion of their portfolios (typically below ten percent) to other corporate credit assets, such as second lien or unsecured loans and/or secured or unsecured corporate bonds. Each CLO is structured as multiple tranches which offer investors varying degrees of credit risk, maturity and yield characteristics. CLO tranches are typically categorized as either senior debt, mezzanine debt, or subordinated/equity according to their relative seniority, payment priority and degree of risk. If the collateral underlying a given CLO defaults or otherwise underperforms, scheduled payments to senior tranches of such CLO securitization take precedence over those of more junior tranches, such as mezzanine debt and equity tranches, which are the focus of the Fund’s investment strategy. The CLO securities in which the Fund typically invests are unrated or rated below investment grade and are hence considered speculative with respect to timely payment of interest and repayment of principal. The Fund may also invest in other related securities and instruments that the Adviser believes are consistent with its investment objectives, including senior debt tranches of CLOs, loan accumulation facilities (“LAFs” or “warehouses”) and securities issued by other securitization vehicles, such as collateralized bond obligations (“CBOs”). LAFs are entities that acquire corporate loans and other similar corporate credit-related assets in anticipation of ultimately collateralizing a CLO transaction. The CLO equity securities in which the Fund invests have capital structures that are highly leveraged, with debt-to-equity ratios typically ranging from eight to sixteen times , which magnifies the Fund’s risk of loss on such investments. The LAFs in which the Fund intends to invest are also highly leveraged, with debt-to-equity ratios typically ranging from three to six times prior to a CLO’s pricing, which also magnifies the Fund’s risk of loss on such investments. The Fund may also engage in “Derivative Transactions,” as described herein, from time to time to hedge against interest rate, credit, credit spread widening, currency and/or other risks, or for other risk management or investment purposes, including to accommodate additional investments.

Investment Adviser. The investment adviser to the Fund is Ellington Credit Company Management LLC (the “Adviser”). The Adviser is registered as an investment adviser with the U.S. Securities and Exchange Commission (the “SEC”) under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Adviser is a wholly owned subsidiary of Ellington Management Group, L.L.C. (“EMG” and, together with the Adviser, “Ellington”).

The Fund’s common shares are traded on the New York Stock Exchange (“NYSE”) under the symbol “EARN.” As of June 26, 2025, the last reported sales price of its common shares on the NYSE was $5.75 per share and as of March 31, 2025, the last reported sales price of its common shares on the NYSE was $5.41 per share.

The estimated net asset value per common share at May 31, 2025 was $6.06.

Common shares of closed-end management investment companies that are listed on an exchange frequently trade at a discount to their Net Asset Value. If the Fund’s common shares trade at a discount to Net Asset Value, it will likely increase the risk of loss for purchasers of its securities.

Investing in the Fund’s securities involves a high degree of risk, including the risk of a substantial loss of investment. Investors should read the discussion of the principal risks of investing in the Fund’s securities, which are summarized in “Risk Factors” beginning on page 18 of this registration statement.

This registration statement contains important information you should know before investing in the Fund’s securities. Please read this registration statement and retain it for future reference. The Fund files annual and semi-annual shareholder reports, proxy statements and other information with the Securities and Exchange Commission, or the “SEC.” To obtain this information free of charge or make other inquiries, please visit www.ellingtoncredit.com or call (203) 698-1200. You may also obtain a copy of any information regarding the Fund filed with the SEC from the SEC’s website (www.sec.gov). Information on the Fund’s website and the SEC’s website is not incorporated into or a part of this registration statement.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined that this registration statement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this registration statement is June 30, 2025

******

ABOUT THIS REGISTRATION STATEMENT

This registration statement may contain estimates and information concerning the industry, including market size and growth rates of the markets in which the Fund participates, that are based on industry publications and other third-party reports. This information involves many assumptions and limitations, and you are cautioned not to give undue weight to these estimates. The Fund has not independently verified the accuracy or completeness of the data contained in these industry publications and reports. The industry in which the Fund operates is subject to a high degree of uncertainty and risk due to a variety of factors, including those described or referenced in the section titled “Risk Factors,” that could cause results to differ materially from those expressed in these publications and reports.

This registration statement includes summaries of certain provisions contained in some of the documents described in this registration statement, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or incorporated by reference, or will be filed or incorporated by reference, as exhibits to the registration statement of which this registration statement is a part, and you may obtain copies of those documents as described in the section titled “Additional Information.”

SUMMARY

The following summary highlights some of the information contained in this registration statement. It is not complete and may not contain all the information that is important to a decision to invest in the Fund’s securities. You should read carefully the more detailed information set forth under “Risk Factors” and the other information included in this registration statement. Except where the context suggests otherwise, the terms:

●	The “Fund” refers to Ellington Credit Company, a Delaware statutory trust, registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a non-diversified, closed-end management investment company.

●	The “Adviser” refers to Ellington Credit Company Management LLC; and is an SEC-registered investment adviser.

●	The “Administrator” refers to Ellington Credit Company Administration LLC.

Ellington Credit Company

Effective April 1, 2025 (the “Conversion Date”), the Fund became a Delaware statutory trust that is a non-diversified, closed-end management investment company registered under the 1940 Act. The Fund intends to elect to be treated, and intends to qualify annually, as a regulated investment company (a “RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). Prior to the Conversion Date, the Fund was not registered as an investment company under the 1940 Act and, for tax years ended before January 1, 2024, had elected to be taxed as a real estate investment trust (“REIT”).

The Fund was initially organized in August 2012 as a Maryland real estate investment trust that specialized in acquiring, investing in, and managing residential mortgage-backed securities (“RMBS”).

On March 29, 2024, the Board of Trustees (the “Board”) approved a strategic transformation (the “CLO Strategic Transformation”) of the Fund’s investment strategy to focus on corporate CLOs. In connection with the CLO Strategic Transformation, the Fund revoked its REIT election for tax year 2024, rebranded as Ellington Credit Company (from Ellington Residential Mortgage REIT), and operated as a taxable C-Corporation during the interim period from January 1, 2024 until the Conversion Date. During this interim period, in addition to accumulating a CLO portfolio, the Fund continued to hold a core portfolio of liquid Agency MBS pools so that neither the Fund nor any of its subsidiaries were required to register as an investment company under the 1940 Act. The Fund also took advantage of its significant existing net operating loss carryforwards during this period to offset the majority of its U.S. federal taxable income. On August 13, 2024, the Board approved the Advisory Agreement (the “Investment Advisory Agreement”) with Ellington Credit Company Management LLC (the “Adviser”) subject to the further approval by the Fund’s shareholders, which was obtained at a special meeting of the Fund’s shareholders held on January 17, 2025 (the “Special Meeting”). Prior to the Special Meeting, the Fund issued and sold one thousand (1,000) Series A Preferred Shares to an affiliate for an aggregate purchase price of $1,000. The Fund’s shareholders voted in favor of the Fund entering into the Investment Advisory Agreement with the Adviser, as well as other related matters set forth at the Special Meeting that would allow the Fund to convert to a registered closed-end investment company under the 1940 Act and therefore complete the CLO Strategic Transformation. Following the conclusion of the Special Meeting, all of the outstanding Series A Preferred Shares were redeemed for an aggregate redemption price of $1,000, in accordance with their terms, on January 17, 2025. Effective as of the Conversion Date, the Investment Advisory Agreement between the Fund and the Adviser was executed, and the Fund became a Delaware statutory trust that is a non-diversified, closed-end management investment company registered as an investment company under the 1940 Act (such actions, together, the “Conversion”). Prior to the Conversion Date, the Fund liquidated a significant amount of its mortgage-related assets, and liquidated its remaining mortgage-related assets shortly after the Conversion Date.

Effective as of the Conversion Date, the Fund intends to operate so as to qualify as a RIC under subchapter M of the Code for federal income tax purposes. To be eligible to be treated as a RIC beginning on the Conversion Date, the Fund has requested IRS approval to change its tax year to end on the day prior to the Conversion Date (i.e., March 31). As a RIC, the Fund expects to be generally not subject to corporate income tax. See “U.S. Federal Income Tax Matters” for more information.

The Fund’s primary investment objectives are to generate attractive current yields and risk-adjusted total returns for its shareholders. The Fund seeks to achieve its investment objectives by investing primarily in mezzanine debt and equity tranches of corporate collateralized loan obligations (“CLOs”), which are securitizations that are collateralized by portfolios of corporate credit assets. These assets are primarily non-investment grade, first lien, senior secured corporate bank loans, although many CLOs may allocate a portion of their portfolios (typically below ten percent) to other corporate credit assets, such as second lien or unsecured loans and/or secured or unsecured corporate bonds. Each CLO is structured as multiple tranches which offer investors varying degrees of credit risk, maturity and yield characteristics. CLO tranches are typically categorized as either senior debt, mezzanine debt, or subordinated/equity according to their relative seniority, payment priority and degree of risk. If the collateral underlying a given CLO defaults or otherwise underperforms, scheduled payments to senior tranches of such CLO securitization take precedence over those of more junior tranches, such as mezzanine debt and equity tranches, which are the focus of the Fund’s investment strategy. The CLO securities in which the Fund typically invests are unrated or rated below investment grade and are hence considered speculative with respect to timely payment of interest and repayment of principal. The Fund may also invest in other related securities and instruments that the Adviser believes are consistent with its investment objectives, including senior debt tranches of CLOs, loan accumulation facilities (“LAFs” or “warehouses”) and securities issued by other securitization vehicles, such as collateralized bond obligations (“CBOs”). LAFs are entities that acquire corporate loans and other similar corporate credit-related assets in anticipation of ultimately collateralizing a CLO transaction. The CLO equity securities in which the Fund invests have capital structures that are highly leveraged, with debt-to-equity ratios typically ranging from eight to sixteen times, which magnifies the Fund’s risk of loss on such investments. The LAFs in which the Fund intends to invest are also highly leveraged, with debt-to-equity ratios typically ranging from three to six times prior to a CLO’s pricing, which also magnifies the Fund’s risk of loss on such investments.

The Fund may also engage in “Derivative Transactions,” as described herein, from time to time to hedge against interest rate, credit, credit spread widening, currency and/or other risks, or for other risk management or investment purposes, including to accommodate additional investments.

For a further discussion of the Fund’s principal investment strategies, see “Investment Objective, Opportunities and Principal Strategies.” There can be no assurance that the Fund will achieve its investment objective. These investment objectives and strategies may be changed by the Board without prior approval of shareholders. See “Regulation as a Closed-End Management Investment Company.”

“Names Rule” Policy

In accordance with the requirements of the 1940 Act, the Fund has adopted a policy to invest at least 80% of its assets in the particular type of investments suggested by its name. Accordingly, under normal circumstances, the Fund invests at least 80% of the aggregate of its net assets and borrowings for investment purposes in credit and credit-related instruments. For purposes of this policy, the Fund considers credit and credit-related instruments to include, without limitation: (i) equity and debt tranches of CLOs, LAFs and securities issued by other securitization vehicles, such as CBOs; (ii) secured and unsecured floating-rate and fixed rate loans; (iii) investments in corporate debt obligations, including bonds, notes, debentures, commercial paper and other obligations of corporations to pay interest and repay principal; (iv) debt instruments issued by governments, their agencies, instrumentalities, and central banks; (v) commercial paper and short-term notes; (vi) convertible debt securities; (vii) certificates of deposit, bankers’ acceptances and time deposits; (viii) certain preferred equity investments, especially those with dividend rates that either are fixed or float based on market interest rates; and (ix) other credit-related instruments. Corporate debt and equity assets may be acquired in conjunction with the liquidations of CLOs (whether CLOs in which the Fund already holds investments, or other CLOs), as well as on an outright basis, although they are not currently a core focus of the Fund’s investment strategy.

The Fund’s investments in other investment companies, and other instruments designed to obtain indirect exposure to credit and credit-related instruments will also be counted towards its 80% investment policy to the extent such instruments have similar economic characteristics to the investments included within that policy. Derivatives instruments used by the Fund will be counted toward the Fund’s 80% investment policy discussed above to the extent the derivatives instruments provide investment exposure to investments included within that policy or to one or more of the market risk factors associated with investments included in that policy. The 80% policy with respect to investments in credit and credit-related instruments is not fundamental and may be changed by the Board without prior approval of shareholders. Shareholders will be provided with sixty (60) days’ notice in the manner prescribed by the SEC before making any change to this policy.

The Adviser – Ellington Credit Company Management LLC

Ellington Credit Company Management LLC (the “Adviser”) serves as the Fund’s investment adviser. The Adviser is registered as an investment adviser with the SEC under the Advisers Act. Under its advisory agreement with the Adviser (the “Investment Advisory Agreement”), the Fund has agreed to pay the Adviser a quarterly base management fee based on its Net Asset Value, as well as a performance fee based on its investment performance. See “The Investment Advisory Agreement” for more information.

The Adviser is an affiliate of Ellington Management Group, L.L.C. (“EMG” and, together with the Adviser, “Ellington”), which is a global investment firm that was founded in 1994 and, as of March 31, 2025, has over 160 employees, including over 60 investment professionals, and has approximately $14.9 billion in assets under management.

The Fund expects to benefit from the ability of the Adviser’s team to identify attractive opportunities, conduct diligence on and value prospective investments, negotiate terms where appropriate, and manage and monitor the Fund’s portfolio. The Adviser’s investment team members have broad investment backgrounds, with prior experience at investment banks, unregistered investment funds and other financial services companies, and have collectively developed a broad network of contacts to provide the Fund with its principal source of investment opportunities.

The Adviser is led by Michael Vranos, Chief Executive Officer, who serves as a Portfolio Manager of the Fund, Laurence Penn, Executive Vice President, who serves as Chief Executive Officer of the Fund, Gregory Borenstein, who also serves as a Portfolio Manager of the Fund, and Mark Tecotzky, Executive Vice President, who serves as Executive Vice President of the Fund. Messrs. Vranos, Penn, Borenstein and Tecotzky are assisted by Christopher Smernoff, who serves as Chief Financial Officer of the Fund; and JR Herlihy, who serves as Chief Operating Officer of the Fund.

An affiliate of the Adviser and EMG, Ellington Credit Company Administration LLC (the “Administrator”), performs, or arranges for the performance of, its required administrative services. The Fund will reimburse the Administrator for its allocable portion of overhead and other expenses incurred by the Administrator in performing its obligations under an administration agreement by and among the Fund and the Administrator (the “Administration Agreement”), including rent, the fees and expenses associated with performing administrative functions, and its allocable portion of the compensation of its Chief Financial Officer, Chief Operating Officer and any administrative support staff, including accounting personnel. The Fund will also reimburse the Adviser for the costs associated with the functions performed by its Chief Compliance Officer that the Adviser pays on the Fund’s behalf pursuant to the terms of an agreement between the Fund and Vigilant, LLC (“Vigilant”). These arrangements could create conflicts of interest that the Fund’s Board must monitor.

For a description of the fees and expenses that the Fund pays to the Adviser and the Administrator, see “The Adviser and the Administrator—Investment Advisory Agreement—Management Fee and Performance Fee” and “The Adviser and the Administrator—The Administrator and the Administration Agreement.”

Principal Investment Strategies

Collateralized Loan Obligation (CLO) Overview

The Fund’s investment portfolio consists primarily of investments in mezzanine debt and equity tranches of corporate collateralized loan obligations (“CLOs”), which are securitizations that are collateralized by portfolios of corporate credit assets. These assets are primarily non-investment grade, first lien, senior secured corporate bank loans, although many CLOs may allocate a portion of their portfolios (typically below ten percent) to other corporate credit assets, such as second lien or unsecured loans and/or secured or unsecured corporate bonds. Each CLO is structured as multiple tranches which offer investors varying degrees of credit risk, maturity, and yield characteristics. CLO tranches are typically categorized as either senior debt, mezzanine debt, or subordinated/equity according to their relative seniority, payment priority and degree of risk. If the collateral underlying a given CLO defaults or otherwise underperforms, scheduled payments to senior tranches of such CLO securitization take precedence over those of more junior tranches, such as mezzanine debt and equity tranches, which are the focus of the Fund’s investment strategy. The CLO securities in which the Fund typically invests are unrated or rated below investment grade and are hence considered speculative with respect to timely payment of interest and repayment of principal. The Fund may also invest in other related securities and instruments that the Adviser believes are consistent with its investment objectives, including senior debt tranches of CLOs, loan accumulation facilities (“LAFs” or “warehouses”) and securities issued by other securitization vehicles, such as collateralized bond obligations (“CBOs”). LAFs are entities that acquire corporate loans and other similar corporate credit-related assets in anticipation of ultimately collateralizing a CLO transaction. The CLO equity securities in which the Fund invests have capital structures that are highly leveraged, with debt-to-equity ratios typically ranging from eight to sixteen times, which magnifies the Fund’s risk of loss on such investments. The LAFs in which the Fund intends to invest are also highly leveraged, with debt-to-equity ratios typically ranging from three to six times prior to a CLO’s pricing, which also magnifies the Fund’s risk of loss on such investments.

Most CLOs are non-static, revolving structures that generally allow for reinvestment of capital by an external manager (the “CLO Collateral Manager”) over a pre-specified period (the “Reinvestment Period”), typically up to five years from issuance. The terms and covenants governing a typical CLO are, with certain exceptions, based primarily on the cash flow generated by, and the par value (as opposed to the market price or fair value) of, the collateral.

A CLO finances its initial purchase of a portfolio of assets via the issuance of CLO debt and equity tranches, with the debt tranches typically carrying floating-rate coupons. CLO debt tranches typically carry ratings at issuance ranging from “AAA” (or its equivalent) at the most senior level to “BB-” or “B-” (or its equivalent), which are below investment grade, at the junior level, by Moody’s Investors Service, Inc. (“Moody’s”), S&P Global Ratings (“S&P”) and/or Fitch Ratings, Inc. (“Fitch”). The coupon on CLO debt tranches is typically lowest at the AAA-level and generally increases at each level down the ratings scale. CLO equity tranches are unrated, and at issuance typically represent approximately 6% to 11% of a CLO’s capital structure. The diagram below is for illustrative purposes only and highlights a structure intended to depict a typical CLO. Some CLOs also include a B-rated debt tranche (in which the Fund may invest), and the structure of CLOs in which the Fund invests may otherwise vary from this example. The left column represents the CLO’s assets, which support the liabilities and equity in the right column. The right column shows the various classes of debt and equity issued by the illustrative CLO in order of seniority as to relative rights to receive payments from the assets. The ranges appearing directly below the rating of each class represent the percentages that such classes typically comprise, at issuance, of the overall “capital structure” (i.e., total debt and equity issued by the CLO).

CLOs typically have two priority-of-payment schedules (commonly called “waterfalls”), which are detailed in a CLO’s indenture and govern how cash generated from a CLO’s underlying collateral is distributed to the CLO’s debt and equity tranches.

First, the “interest waterfall” applies to interest payments received on a CLO’s underlying collateral. Subject to compliance with certain tests as set forth in the interest waterfall, the CLO’s equity tranche is entitled to receive any excess interest available after the required regular interest payments to CLO debt investors are made and certain CLO fees and expenses (such as administration and collateral management fees) are paid. To the extent that any of these compliance tests (such as overcollateralization and/or interest coverage tests) are breached, cash flows could be diverted away from CLO mezzanine debt and equity tranches in favor of the more senior CLO debt tranches until and unless such breaches are cured.

Second, the “principal waterfall” applies to cash flow received from the return of principal on the underlying collateral, primarily through loan repayments and proceeds from loan sales. During the CLO’s Reinvestment Period, this principal cash flow is typically used to purchase new assets, whereas after the Reinvestment Period, it is typically used to pay down CLO debt tranches sequentially based on relative seniority.

A CLO’s indenture typically requires that the CLO Collateral Manager only purchase assets for such CLO with maturity dates (which for a senior secured loan are typically five to eight years from the loan issuance date) that are shorter than the maturity date of the CLO’s liabilities (which are typically 12 to 13 years from the CLO issuance date). Subject to the covenants set forth in the indenture, a CLO Collateral Manager is able to trade an underlying CLO’s assets and reinvest proceeds from the sales or repayments of CLO assets. As a result, CLO investors can face significant reinvestment risk with respect to a CLO’s underlying portfolio. Furthermore, in addition to the risk that underling CLO assets may prepay, debt investors in most CLO transactions are subject to additional prepayment risk in that the holders of a majority of the equity tranche can direct a call or refinancing of a CLO, which could cause the CLO’s outstanding CLO debt securities to be repaid at a sub-optimal time.

Financing and Hedging Strategy

Leverage by the Fund. Subject to prevailing market conditions, the Fund may add financial leverage if, immediately after such borrowing, it would have asset coverage (as defined in the 1940 Act) of 300% or more (for leverage obtained through debt or other “senior securities”) or 200% or more (for leverage obtained through preferred shares). As one example, if the Fund has $100 in “Net Asset Value” (as defined below), it may utilize leverage through obtaining debt or other “senior securities” subject to a 300% asset coverage requirement, which will typically result in a debt limit of $50 (e.g., $150 in total assets compared to $50 in debt or other “senior securities”). As another example, if the Fund has $100 in “Net Asset Value” (as defined below) and no debt, it may issue $100 in preferred shares subject to a 200% asset coverage requirement, which will typically result in a $100 limit on preferred shares (e.g., $200 in total assets compared to $100 in preferred shares). “Net asset value” means the total assets of the Fund minus the Fund’s liabilities. The Fund also may add financial leverage through borrowings entered into under reverse repurchase agreements subject to the requirements discussed under “Derivatives Transactions” below. The Fund may use leverage opportunistically and may choose to increase or decrease its leverage, or use different types or combinations of leveraging instruments, at any time based on the Fund’s assessment of market conditions and the investment environment. Certain instruments that create leverage are considered to be senior securities under the 1940 Act.

In the event the Fund fails to meet its applicable asset coverage ratio requirements, the Fund may not be able to incur additional debt and/or issue preferred shares, and could be required by law or otherwise to sell a portion of its investments to repay some debt or redeem preferred shares (if any) when it is disadvantageous to do so, which could have a material adverse effect on its operations, and the Fund may not be able to make certain distributions or pay dividends of an amount necessary to continue to qualify for treatment as a RIC for U.S. federal income tax purposes.

The Fund expects that it will, or may need to, raise additional capital in the future to fund its continued growth or otherwise, and the Fund may do so by entering into a credit facility, issuing preferred shares or debt securities or through other leveraging instruments. Subject to the limitations under the 1940 Act, the Fund may incur additional leverage opportunistically and may choose to increase or decrease its leverage. In addition, the Fund may borrow for temporary, emergency or other purposes as permitted under the 1940 Act, which indebtedness would be in addition to the asset coverage requirements described above. By leveraging its investment portfolio, the Fund may create an opportunity for increased net income and capital appreciation. However, the use of leverage also involves significant risks and expenses, which will be borne entirely by its shareholders, and its leverage strategy may not be successful. For example, the more leverage is employed, the more likely a substantial negative change will occur in the Fund’s net asset value per common share. Accordingly, any event that adversely affects the value of an investment would be magnified to the extent leverage is utilized.

Derivative Transactions. The Fund engages in “Derivative Transactions,” as described below, primarily to hedge against interest rate, credit, credit spread widening, currency and/or other risks, or for other risk management or investment purposes, including to accommodate additional investments. However, the Fund may also use Derivative Transactions for investment purposes to the extent consistent with its investment objectives if the Adviser deems it appropriate to do so. The Fund may purchase and sell a variety of derivative instruments, including exchange-listed and over-the-counter (“OTC”) options, futures, options on futures, swaps and similar instruments, various interest rate-related products, such as fixed-to-floating interest rate swaps, caps, floors or collars, and credit transactions and credit default swaps. The Fund also may purchase and sell derivative instruments that combine features of these instruments. Collectively, the Fund refers to these financial management techniques as “Derivative Transactions.” The use of Derivative Transactions, if any, will generally be deemed to create leverage for the Fund and involves significant risks. No assurance can be given that the strategy and use of derivatives will be successful, and the Fund’s investment performance could diminish compared with what it would have been if Derivative Transactions were not used.

As required by Rule 18f-4 under the 1940 Act (the “Derivatives Rule”), funds that engage in derivatives transactions, other than “limited derivatives users” (as defined under the Derivatives Rule), generally must adopt and implement a written derivatives risk management program (the “Derivatives Risk Management Program”), that is reasonably designed to manage the Fund’s derivatives risks, while taking into account the Fund’s derivatives and other investments. The Derivatives Rule mandates that the fund adopt and/or implement: (i) value-at-risk limitations (“VaR”); (ii) a written derivatives risk management program; (iii) Board oversight responsibilities; and (iv) reporting and recordkeeping requirements. It is the Fund’s intention to adopt and implement a Derivatives Risk Management Program. However, the Fund may elect in the future, without notice to shareholders, to operate as a “limited derivatives user,” in which case it would no longer be required to maintain its Derivatives Risk Management Program.

The Derivatives Rule also provides special treatment for reverse repurchase agreements, similar financing transactions and unfunded commitment agreements. Specifically, a fund may elect whether to treat reverse repurchase agreements and similar financing transactions as “derivatives transactions” subject to the requirements of the Derivatives Rule or as senior securities equivalent to bank borrowings for purposes of Section 18 of the 1940 Act. Repurchase agreements are not subject to the Derivatives Rule  but are still subject to other provisions of the 1940 Act. In addition, when-issued or forward settling securities transactions that physically settle within 35 days are deemed not to involve a “senior security” for the purposes of the asset coverage tests described above. The Fund has currently elected to treat reverse repurchase agreements and similar financing transactions as “derivatives transactions,” subject to the requirements of the 1940 Act under the Derivatives Rule, but alternatively may elect to treat such transactions as borrowings subject to the asset coverage requirements discussed above. Further, the Fund is permitted under the Derivatives Rule to enter into an unfunded commitment agreement, and such unfunded commitment agreement will not be subject to the asset coverage requirements under the 1940 Act, if the Fund reasonably believes, at the time the Fund enters into such agreement, that the Fund will have sufficient cash and cash equivalents to meet its obligations with respect to all such agreements as they come due. However, the Fund may elect in the future, without notice to shareholders, to no longer treat these types of liabilities as derivative transactions.

Hedging with Short Sales. As part of its hedging program, the Fund may seek to engage in short sales or take short positions. Short selling typically involves selling securities that are not owned and borrowing the same securities for delivery to the purchaser, with an obligation to repurchase the borrowed securities at a later date. Short selling allows an investor to profit from declines in market prices to the extent such declines exceed the transaction costs and the costs of borrowing the securities. A short sale may create the risk of an unlimited loss, in that the price of the underlying security might theoretically increase without limit, thus increasing the cost of repurchasing the securities.

The Fund may not be able to borrow the securities that it seeks to sell short, or repurchase the securities that it has sold short. Market conditions, including lower liquidity and regulatory restrictions during periods of financial stress, could limit the Fund’s ability to enter or maintain short positions effectively. Further, repurchasing securities to close out a short position can itself cause the price of the securities to rise further, thereby exacerbating the Fund’s loss.

Temporary Defensive Position. The Fund may take a temporary defensive position and substantially increase its credit hedges and/or invest all or a substantial portion of its total assets in cash or cash equivalents, government securities or short-term fixed income securities during periods in which the Fund believes that adverse market, economic, political or other conditions make it advisable to maintain a temporary defensive position. As the CLOs and other assets in which the Fund invests are generally illiquid in nature, the Fund may not be able to dispose of such investments and take a defensive position. To the extent that the Fund invests defensively, the Fund likely will not achieve its investment objectives.

Operating and Regulatory Structure

The Fund is a non-diversified closed-end management investment company that has registered as an investment company under the 1940 Act. As a registered closed-end management investment company, the Fund is required to meet certain regulatory tests. See “Regulation as a Closed-End Management Investment Company.” In addition, the Fund intends to elect to be treated, and intends to qualify annually, as a RIC under Subchapter M of the Code.

Pursuant to the Investment Advisory Agreement by and between the Fund and the Adviser, and in consideration of the advisory services provided by the Adviser to the Fund, the Adviser is entitled to a fee consisting of two components—a base management fee (the “Base Management Fee”) and a performance fee (the “Performance Fee”).

The Base Management Fee is calculated and payable quarterly in arrears at the annual rate of 1.50% of the Fund’s “Net Asset Value” as of the end of such fiscal quarter. The Base Management Fee is prorated for partial quarterly periods based on the number of days in such partial period compared to a 90-day quarter and is calculated and payable quarterly in arrears.

The Performance Fee is calculated and payable quarterly in arrears based upon the Fund’s “Pre-Performance Fee Net Investment Income” with respect to each fiscal quarter, and is subject to a hurdle rate, expressed as a rate of return on the Fund’s common equity equal to 2.00% per quarter (i.e., 8.00% per annum), and is subject to a “catch-up” feature.

Specifically:

●	If the Fund’s Pre-Performance Fee Net Investment Income for a fiscal quarter does not exceed the Hurdle Amount (as defined below) for such quarter, then no Performance Fee is payable to the Adviser with respect to such quarter;

●	If the Fund’s Pre-Performance Fee Net Investment Income for a fiscal quarter exceeds the Hurdle Amount for such quarter but is less than or equal to 121.21% of the Hurdle Amount, then 100% of the portion of the Fund’s Pre-Performance Fee Net Investment Income that exceeds the Hurdle Amount (the “Catch-Up”) is payable to the Adviser as the Performance Fee with respect to such quarter;

○	Therefore, once the Fund’s Pre-Performance Fee Net Investment Income for such quarter exactly reaches 121.21% of the Hurdle Amount, the Adviser will have accrued a Performance Fee with respect to such quarter that is exactly equal to 17.5% of the Pre-Performance Fee Net Investment Income (because 21.21% of the Hurdle Amount (which is the Pre-Performance Fee Net Investment Income captured by the Adviser during the Catch-Up phase) is equal to 17.5% of 121.21% of the Hurdle Amount (which is the entire Pre-Performance Fee Net Investment Income at the end of the Catch-Up phase)); and

●	If the Fund’s Pre-Performance Fee Net Investment Income for a fiscal quarter exceeds 121.21% of the Hurdle Amount for such quarter, then 17.5% of the Fund’s Pre-Performance Fee Net Investment Income is payable to the Adviser as the Performance Fee with respect to such quarter.

With respect to the Performance Fee, there will be no accumulation of the Hurdle Amount from quarter to quarter, no claw back of amounts previously paid if the Pre-Performance Fee Net Investment Income in any subsequent quarter is below the Hurdle Amount for such subsequent quarter, and no delay or adjustment of payment if the Pre-Performance Fee Net Investment Income in any prior quarter was below the Hurdle Amount for such prior quarter.

For these purposes, the following definitions are applicable:

“Hurdle Amount” for any fiscal quarter means the result obtained by multiplying the Net Asset Value of Common Equity at the end of the immediately preceding fiscal quarter by the Hurdle Rate. The Hurdle Amount will be appropriately adjusted for any common share issuances or repurchases during the fiscal quarter.

“Hurdle Rate” means 2.00% per quarter, or 8.00% per annum. The Hurdle Rate will be appropriately prorated for partial quarterly periods based on the number of days in such partial period compared to a 90-day quarter.

“Net Asset Value” means the figure that is equal to the total assets of the Fund minus its total liabilities.

“Net Asset Value of Common Equity” means the portion of Net Asset Value attributable to common equity.

“Pre-Performance Fee Net Investment Income” for any fiscal quarter means interest income (including accretions of discounts, amortization of premiums, and payment-in-kind income), dividend income, and any other income (including any fee income) earned or accrued by the Fund during such fiscal quarter, minus the Fund’s operating expenses for such quarter (which, for this purpose, will not include any litigation-related expenses, any extraordinary expenses, or Performance Fee). Pre-Performance Fee Net Investment Income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. For purposes of computing Pre-Performance Fee Net Investment Income, the calculation methodology will look through total return swaps as if the Fund owned the referenced assets directly. As a result, Pre-Performance Fee Net Investment Income includes net interest (whether positive or negative) associated with a total return swap, which is the difference between (a) the interest income and transaction fees related to the reference assets and (b) all interest and other expenses paid by the Fund to the total return swap counterparty. In the case of an interest rate swap, Pre-Performance Fee Net Investment Income includes the net payments and net accruals of periodic payments.

The “catch-up” provision is intended to provide the Adviser with a performance fee of 17.5% on all of the Company’s Pre-Performance Fee Net Investment Income when the Company’s Pre-Performance Fee Net Investment Income reaches 2.424% of Net Asset Value of Common Equity in a calendar quarter. See “The Investment Advisory Agreement—Management Fees.”

The Adviser is obligated to pay expenses associated with providing the investment services stated in the Investment Advisory Agreement, including compensation of and office space for its officers and employees connected with investment and economic research, trading and investment management of the Fund.

CONFLICTS OF INTEREST

Affiliations of the Adviser and the Administrator

The Fund’s executive officers, Portfolio Managers and certain trustees, and the Adviser, the Administrator and their affiliates officers and employees, have several conflicts of interest as a result of affiliations they have and other activities in which they engage. The Adviser and the Administrator are indirectly owned by Ellington Management Group, L.L.C. (“EMG”), a registered investment adviser that provides advisory services to several clients unrelated to the Fund. The Fund’s executive officers, Portfolio Managers and certain trustees, and members of the Adviser’s and the Administrator’s respective management teams, are also employees, officers and/or principals of EMG. Under the Services Agreement, EMG provides such services, including personnel, support and resources, to the Adviser and the Administrator as the Adviser and the Administrator, respectively, may determine to be reasonably necessary to perform their respective obligations under the Advisory Agreement and the Administration Agreement. The fact that the same individuals affiliated with the Fund are also affiliated with the Adviser, the Administrator and EMG may result in conflicts of interest that may not be foreseen or resolved in a manner that is always or exclusively in the Fund’s best interest.

The Fund’s executive officers and trustees, as well as other current and potential future affiliated persons, officers and employees of the Adviser, the Administrator, EMG and certain of their affiliates, may serve as officers, directors or principals of, or manage the accounts for, other entities with investment strategies that substantially or partially overlap with the strategy that the Fund pursues. Accordingly, they may have obligations to investors in those entities, the fulfillment of which obligations may not be in the best interests of the Fund or its shareholders. The Adviser has entered into, and may in the future enter into, additional business arrangements with certain of its shareholders, including granting beneficial ownership in limited liability company interests in the Adviser. In such cases, such shareholders may have an incentive to vote shares held by them in a manner that takes such arrangements into account. As a result of these relationships and separate business activities, the Adviser has conflicts of interest in allocating management time, services and functions among the Fund, other advisory clients and other business activities.

Other Accounts

The Adviser is responsible for the investment decisions made on the Fund’s behalf. There are no restrictions on the ability of the Adviser and certain of its affiliates to manage accounts for multiple clients, including accounts for affiliates of the Adviser or their directors, officers or employees, following the same, similar, or different investment objectives, philosophies, and strategies as those used by the Adviser for its account. In those situations, the Adviser and its affiliates may have conflicts of interest in allocating investment opportunities between the Fund and any other account managed by such person. See “—Allocations of Opportunities” below. Such conflicts of interest would be expected to be heightened where the Adviser manages an account for an affiliate or its directors, officers, or employees. In addition, certain of these accounts may provide for higher management fees or have higher performance fees than the Fund, and/or may allow for higher expense reimbursements, all of which may contribute to a conflict of interest and create an incentive for the Adviser to favor such other accounts. Further, accounts managed by the Adviser or certain of its affiliates may hold certain investments in CLOs, such as mezzanine debt and equity tranches, which conflict with the positions held by other accounts in such CLOs, such as those held by the Fund. In these cases, when exercising the rights of each account with respect to such investments, the Adviser and/or its affiliate will have a conflict of interest, as actions on behalf of one account may have an adverse effect on another account managed by the Adviser or such affiliate, including the Fund.

Executive officers and trustees of the Fund, as well as other current and potential future affiliated persons, officers, and employees of the Adviser and certain of its affiliates, may serve as officers, directors, or principals of, or manage the accounts for, other entities with investment strategies that substantially or partially overlap with the strategy that the Fund intends to pursue. Accordingly, they may have obligations to investors in those entities, the fulfillment of which obligations may not be in the best interests of the Fund or its shareholders.

Further, the professional staff of the Adviser and Administrator will devote as much time to the Fund as such professionals deem appropriate to perform their duties in accordance with the Investment Advisory Agreement and Administration Agreement, respectively. However, such persons may be committed to providing investment advisory and other services for other clients and engage in other business ventures in which the Fund has no interests. In addition, payments under the Administration Agreement are equal to an amount based upon the Fund’s allocable portion of certain of the Administrator’s expenses. See “The Adviser and the Administrator—The Administrator and the Administration Agreement” herein. As a result of these separate business activities, the Adviser and Administrator may have conflicts of interest in allocating management and administrative time, services, and functions among the Fund and its affiliates and other business ventures or clients.

Allocation of Investment Opportunities

As a fiduciary, Ellington has a duty to act in the best interests of its clients and to allocate investment opportunities in a fair and equitable manner over time. Ellington has adopted policies and procedures designed to govern the allocation of investment opportunities among multiple client accounts in a manner that it believes is consistent with its fiduciary duties, taking into account various factors. These factors may include, but are not limited to, regulatory, tax, or legal considerations applicable to an account, the investment guidelines and restrictions of a particular client, the risk and return profile of the investment, available capital, liquidity needs, and other relevant circumstances.

Investment opportunities may be allocated using various methodologies, including rotational, percentage-based, or other allocation approaches, provided that such methodologies are consistent with Ellington’s internal conflict of interest and allocation policies and the requirements of applicable law, including the Advisers Act, the 1940 Act and other applicable laws, rules, and regulations. Automated allocation tools may be utilized as part of its portfolio management system to assist in trade allocation, and may be subject to review and oversight by Ellington’s risk management and compliance teams.

In certain cases, priority may be given to accounts in a ramp-up or start-up phase, including the Fund, as such accounts seek to establish their investment portfolios. While this prioritization is permitted within Ellington’s policies, the policies allow for a protocol of allocating assets so that, on an overall basis, each account is treated equitably. As part of these policies, the Fund may be excluded from specified allocations of assets for tax, regulatory, risk management, or similar reasons.

In addition, an account managed by the Adviser, such as the Fund, is expected to be considered for the allocation of investment opportunities alongside other accounts managed by Ellington. However, there is no assurance that a particular opportunity will be allocated to any particular account in a certain manner or that any such account, including the Fund, will be able to participate in all investment opportunities that are suitable for it.

Valuation

The market for the Fund’s targeted investments is more limited than the market for other credit-related investments. As a result, the Fund’s investments are generally measured at fair value. The values of such investments are determined by the Adviser in good faith, subject to the Board’s oversight and in accordance with the 1940 Act and the Fund’s valuation policies, based on relevant information compiled by the Adviser and third-party pricing services (when available), as follows:

●	For investments that are readily valued, such as exchange-traded securities, valuations are generally based on market prices provided by recognized pricing sources.

●	For investments that do not have readily available market quotations, including CLO securities and other structured products, the Adviser may value these investments using third-party pricing services, if available. The Adviser’s Valuation Committee oversees the valuation process and reviews third-party prices when received. In cases where third-party pricing is unavailable, deemed unreliable or otherwise not received, The Adviser may determine fair value in good faith using internal models, market data, and/or input from portfolio management.

Due to the limited market liquidity of certain investments, valuations may involve subjective judgment and could differ materially from values that would be realized in an actual transaction. There is no guarantee that the Fund will be able to sell an investment at the fair value of such investment as determined by the Fund. See “Determination of Net Asset Value” for more information.

The Interested Trustees are associated with the Adviser and have an interest in the Adviser’s economic success. The participation of the Adviser’s investment professionals in the valuation process, and the interest of the Interested Trustees in the Adviser and Ellington, could result in a conflict of interest because, for example, the management fees paid to the Adviser are based in part on the Fund’s Net Asset Value.

Co-Investments and Related Party Transactions

In the ordinary course of business, and to the extent permitted by the 1940 Act and other applicable law, the Fund may enter into transactions with persons who are affiliated with the Fund by reason of being under common control of the Adviser, the Administrator or their affiliates, including EMG. In order to ensure that it complies with applicable regulations, the Fund has implemented certain policies and procedures requiring its executive officers to screen transactions for possible affiliations between the Fund, the Administrator, the Adviser and its affiliates and their respective employees, officers, and directors. The Fund will not enter into such transactions unless it is satisfied that doing so is consistent with the 1940 Act, applicable SEC exemptive rules, interpretations or guidance or the terms of any exemptive relief granted to the Fund (as discussed below). Due to its affiliations, the Fund may be required to forgo certain investment opportunities, including but not limited to investing in CLOs managed by certain affiliates of the Adviser.

The Nominating and Corporate Governance Committee (the “Governance Committee”) of the Fund is responsible for reviewing and approving in advance any related party transactions, except for certain transactions pre-approved under guidelines or rules established by the Governance Committee or the Board. The Governance Committee may prohibit any transaction if it determines that it is inconsistent with the interests of the Fund and its shareholders.

In certain instances, the Fund may co-invest concurrently with other accounts managed by the Adviser, Ellington or certain of the Adviser’s affiliates, subject to compliance with applicable regulations, regulatory guidance, and the Adviser’s allocation procedures. The Fund and the Adviser have submitted an application for exemptive relief to the SEC (File Number: 812-15784) to permit the Fund and certain of its affiliates to participate in certain negotiated co-investments alongside other accounts managed by the Adviser, or certain of its affiliates, subject to certain conditions. There can be no assurance when, or if, such relief may be obtained. A copy of the Fund’s application for exemptive relief, including all of the conditions and the related order, is available on the SEC’s website at www.sec.gov.

Material Non-Public Information

In the course of their advisory and other activities, the Adviser and Ellington may acquire confidential or material non-public information or become subject to trading restrictions in certain securities. As a result, the Adviser may be unable to disclose or act upon such information, even if it could be useful to investment decisions. These restrictions may prevent the Adviser from initiating a transaction for the Fund that it otherwise might have initiated, which could result in the Fund being unable to acquire or exit certain investment positions.

Other Conflicts of Interest

In the ordinary course of its business, Ellington may face other conflicts of interest in managing multiple client accounts. These conflicts may arise due to differing investment advice, competing interests in the same issuer or securitization, joint participation in transactions, investment in other client accounts, service provider relationships, and the receipt of administrative, servicing, or other fees. For example, client accounts may be provided with differing investment recommendations, take opposing positions in the same security, or invest in different levels of an issuer’s capital structure, which may create competing economic interests. In certain cases, Ellington or its affiliates may manage securitizations or structured vehicles in which client accounts invest, act as a servicer or administrator for client transactions, or determine whether services should be provided by third-party vendors or in-house resources. These situations may present conflicts where Ellington has incentives to maximize fees, allocate investments among accounts, or select service providers based on existing relationships. Additionally, conflicts may arise when client accounts provide guarantees, indemnities, or financing through joint vehicles, or when Ellington determines whether to invest in affiliated entities.

Both EMG and the Adviser have adopted policies and procedures to identify, manage, and mitigate potential conflicts of interest in a manner consistent with its fiduciary duties. However, there is no guarantee that all conflicts can be eliminated or that actions taken on behalf of another client account will not have an adverse effect on the Fund.

Code of Ethics and Compliance Procedures

To address potential conflicts of interest, the Fund has adopted a code of ethics under Rule 17j-l under the 1940 Act. Similarly, the Adviser has separately adopted EMG’s Code of Ethics (the “Adviser Code of Ethics”) which applies to the Adviser’s officers and employees. The Adviser Code of Ethics requires personnel to (i) act in the best interests of the Adviser and its client accounts (including the Fund), (ii) conduct themselves in good faith and in an ethical manner, (iii) avoid conflicts of interest with client accounts to the extent reasonably possible, and (iv) identify and manage conflicts of interest as they arise. Personnel subject to each code of ethics may invest in securities for their personal accounts, including investments that may be purchased or held by the Fund, provided that such transactions are made in accordance with the relevant code of ethics’ pre-clearance, reporting, and trading restrictions. The Fund’s trustees and officers, and the officers and employees of the Adviser, must also comply with applicable U.S. federal securities laws and promptly report any actual or suspected violations to supervisory personnel.

The Adviser believes it has established a working environment, firm-wide compliance culture, and compliance procedures and systems reasonably designed to manage potential conflicts of interest. The Adviser has adopted policies and procedures governing, among other things, the execution of portfolio transactions, personal trading by employees, and other potential conflicts of interest. These policies are designed to ensure that all client accounts are treated equitably over time.

In addition, each code of ethics referenced above is incorporated by reference as an exhibit to this registration statement and is available on the EDGAR Database on the SEC’s website at www.sec.gov and copies of these codes of ethics may be obtained, after paying a duplicating fee, by electronic request at the following email address: publicinfo@sec.gov.

Summary Risk Factors

The value of the Fund’s assets, as well as the market price of its securities, will fluctuate. The Fund’s investments should be considered risky, and investors may lose all or part of their investment in the Fund. Investors should consider their financial situation and needs, other investments, investment goals, investment experience, time horizons, liquidity needs and risk tolerance before investing in the Fund’s securities. An investment in the Fund’s securities may be speculative in that it involves a high degree of risk and should not be considered a complete investment program. The Fund is designed primarily as a long-term investment vehicle, and its securities are not an appropriate investment for a short-term trading strategy. There can be no assurance that returns, if any, on the Fund’s investments will be commensurate with the risk of investment in the Fund, nor can the Fund provide any assurance that enough appropriate investments that meet its investment criteria will be available.

The following is a summary of certain principal risks of an investment in the Fund. See “Risk Factors” for a more complete discussion of the risks of investing in the Fund’s securities, including certain risks not summarized below.

●	Risks Related to CLO Investments. The Fund primarily invests in corporate CLOs, which are structured credit securities backed by pools of corporate loans. CLOs involve multiple layers of risk, including exposure to the creditworthiness of the underlying corporate borrowers, potential defaults, and subordination within the CLO capital structure. The Fund’s focus on mezzanine debt and equity tranches increases its exposure to losses relative to investments in more senior CLO tranches. In addition, CLO investments involve complex documentation and accounting considerations, which increase the likelihood of accounting errors or restatement.

●	Credit and Default Risk. The underlying corporate loans in the Fund’s CLO investments may be issued by highly leveraged borrowers with a heightened risk of default, particularly in times of economic downturns, rising interest rates, or sector-specific distress. If the credit performance of these borrowers deteriorates, the value of the Fund’s CLO investments could decline significantly, leading to a material adverse impact on the Fund’s financial condition and ability to distribute dividends.

●	Subordination Risk. The Fund’s investments in CLO equity and mezzanine debt securities are structurally subordinated to more senior CLO debt tranches, meaning that cash flows and recoveries are distributed to senior tranches before reaching subordinated investors. As a result, CLO equity and mezzanine debt securities are subject to an increased risk of loss, particularly in the event of defaults or underperformance in the underlying corporate loans. Additionally, at the time of issuance, CLO equity securities are typically under-collateralized, as the total face amount of CLO liabilities exceeds the value of the CLO’s assets, further increasing the risk of principal impairment for holders of subordinated CLO securities like the Fund.

●	Liquidity and Market Volatility. CLO securities are often illiquid and trade in limited markets with relatively low transparency. Market volatility, particularly in stressed economic environments, could result in significant price fluctuations and valuation challenges. If the Fund needs to liquidate assets to meet obligations, it may be forced to sell holdings at depressed prices, potentially leading to realized losses.

●	Structural and Managerial Risks of CLOs. The performance of CLO securities depends not only on the credit performance of the underlying loans but also on the decisions of the CLO Collateral Managers. These CLO Collateral Managers have significant discretion in selecting, trading, and managing underlying loans, which may not always align with the interests of CLO investors such as the Fund. Additionally, certain CLOs are not subject to regulatory oversight, which may limit investors’ rights in instances of mismanagement or conflicts of interest.

●	Leverage and Financing Risks. The Fund employs leverage through reverse repurchase agreements, credit facilities, and other forms of borrowing, which can magnify potential losses. Further, the Fund is exposed to leverage indirectly through its investments, such as CLO equity securities which are structurally subordinate to the CLO debt tranches, which also magnifies the Fund’s risk of loss. The CLO equity securities in which the Fund invests are highly leveraged, with debt-to-equity ratios typically ranging from eight to sixteen times. Additionally, the LAFs in which the Fund intends to invest are also highly leveraged, with debt-to-equity ratios typically ranging from three to six times prior to a CLO’s pricing. Accordingly, the Fund’s investments in CLO equity and certain other credit investments will expose it to substantial indirect leverage, which magnifies the risk of significant or total loss. Market disruptions, margin calls, or increases in financing costs could force the Fund to sell assets at unfavorable prices, exacerbating losses. The use of leverage increases the Fund’s volatility and could lead to liquidity constraints.

●	Interest Rate Risk. The Fund’s investments are sensitive to fluctuations in interest rates, which may impact the value of its CLO securities and cash flow distributions. While most CLO mezzanine debt investments have floating-rate coupons, mismatches between the timing and structure of interest rate resets in CLO liabilities and underlying corporate loans can reduce excess interest available for CLO equity and mezzanine debt tranches. Rising interest rates can also increase funding costs for corporate borrowers, heightening default risks and negatively affecting CLO collateral performance. Additionally, fixed-rate assets within CLOs may decline in value as interest rates rise, leading to potential mark-to-market losses for the Fund.

●	Reinvestment and Prepayment Risk. CLO Collateral Managers reinvest cash flows from asset repayments and sales into substitute assets, but if these assets generate lower yields than the original investments, cash flows available to CLO mezzanine debt and equity tranches may decline. Additionally, prepayment rates on underlying loans are influenced by factors beyond the Fund’s control, such as changes in market conditions. CLO debt investors also face the risk that a majority of CLO equity holders may direct a call or refinancing, leading to early repayment of CLO debt securities at par, creating uncertainty around the expected investment duration and cash flows.

●	Loan Accumulation Facility Risk. The Fund may invest in LAFs, which are short- to medium-term financing vehicles used to acquire corporate loans prior to the issuance of a CLO. These facilities are subject to market, credit, and structural risks, including the risk that the accumulated loans may not be successfully securitized into a CLO, leaving the Fund exposed to direct credit and market risks associated with holding such assets. Additionally, LAFs are highly leveraged, and have debt-to-equity ratios typically ranging from three to six times prior to a CLO’s pricing, which amplifies losses on the underlying loans.

●	Risks Associated with the Implementation of the Conversion. The Fund’s implementation of the Conversion involved significant changes across its operations, accounting, legal, compliance, and investment activities, each of which introduces material risks that could adversely affect the Fund’s business, financial condition, and ability to pay dividends. These risks include increased operational burdens and counterparty limitations due to new regulatory requirements such as bank custody rules; uncertainty surrounding the change in the Fund’s tax year, which could delay its qualification as a RIC and require continued operation as a taxable C-Corporation; unanticipated tax liabilities or structural inefficiencies arising from the Conversion or future changes in tax law or IRS guidance; disruptions, compliance issues, or cost increases from transitioning to investment company accounting and modifying internal systems and third-party arrangements; and additional legal and regulatory compliance challenges, including adapting to the requirements of the 1940 Act, new reporting obligations, and implementing the Derivatives Risk Management Program. The Fund’s failure to successfully manage any of these changes could materially adversely affect the Fund’s business, financial condition, results, and its operations, including, its Net Asset Value, tax status, and regulatory standing, and could expose it to SEC enforcement actions, reputational damage, or limitations on future capital raising.

●	Derivatives Risk. The Fund may use derivative instruments, including swaps, options, futures, and reverse repurchase agreements, which can be highly volatile and present risks different from or greater than those associated with other investments. These risks include counterparty risk, liquidity risk, leverage risk, and valuation complexities. Small investments in derivatives may exert disproportionate influence on the Fund’s performance, creating leveraged exposure that magnifies losses. In certain transactions, the Fund could lose its entire investment, while in others, potential losses could be theoretically unlimited. Additionally, there is no guarantee that the Fund’s use of derivatives for hedging or risk management will be effective, and in some cases, these strategies may fail to achieve their intended objectives or may even increase the Fund’s exposure to certain risks.

●	Counterparty Risk. The Fund is exposed to the risk that counterparties to derivatives, including reverse repurchase agreements, or other financial instruments may fail to perform their contractual obligations. A counterparty’s default or financial deterioration could result in significant losses to the Fund, particularly in times of market stress when counterparty risk is heightened. Additionally, certain CLOs in which the Fund invests may rely on counterparties for liquidity and credit support, and any failure of these counterparties could negatively impact the Fund’s investments.

●	Regulatory Risks. Changes in U.S. and international regulations, such as risk retention rules, Volcker Rule provisions, and tax withholding requirements, may affect the market for CLOs and the Fund’s ability to implement its investment strategy.

●	Risks Relating to the Fund’s RIC Status. The Fund intends to qualify and maintain its status as a regulated investment company (RIC) under Subchapter M of the Internal Revenue Code. If the Fund qualifies as a RIC, it generally will not be subject to corporate-level U.S. federal income tax on its distributed income and capital gains. However, there is no assurance that the Fund will meet the income, asset diversification, and distribution requirements necessary to maintain its RIC status. Failure to qualify as a RIC would subject the Fund to corporate-level taxation, which could significantly reduce the Fund’s net returns and the cash available for distributions to shareholders and significant impact its share price.

●	Conflicts of Interest and Adviser Management Fee Risk. The Fund is externally managed by its Adviser, which is entitled to a base management fee and a performance fee based on the Fund’s income, creating potential conflicts of interest. The performance fee is calculated quarterly based on the Fund’s pre-performance fee net investment income, without considering realized or unrealized capital losses. As a result, the Adviser may have an incentive to take on higher-risk investments or use leverage to increase income, potentially leading to greater investment losses, particularly during periods of market volatility or economic downturns. The Fund’s performance fee structure does not include a high-water mark or cumulative loss carryforward mechanism, meaning the Adviser could receive performance-based compensation even if the Fund experiences net losses over time. Additionally, because the hurdle rate for performance fees does not adjust with prevailing interest rates, periods of rising interest rates may make it easier for the Adviser to earn a performance fee, even if shareholder returns do not improve correspondingly.

●	Adviser’s Discretion and Limited Shareholder Oversight. The Adviser has broad discretion in managing the Fund’s portfolio, and the Board does not review each individual investment decision. As a result, the Adviser’s strategic allocation, use of leverage, or risk-taking decisions could negatively impact the Fund’s performance, liquidity, and ability to meet distribution requirements. Shareholders have limited ability to influence the Adviser’s decision-making and compensation arrangements.

●	Key Personnel Dependency and Potential Adviser Termination. The Fund relies on key personnel of the Adviser for investment management and operational oversight. If the Adviser were to terminate its agreement or experience key personnel departures, the Fund may face challenges in implementing its investment strategy and could experience disruptions in portfolio management. Additionally, if the Fund terminates the Investment Advisory Agreement, it may be difficult to secure a replacement adviser with comparable experience and expertise in managing CLO investments.

●	Operational and Analytics Model Risks. The Fund relies on its investment adviser and external service providers for asset selection, risk management, and valuation processes. Inaccurate asset valuations, cybersecurity breaches, operational failures, or disruptions at third-party service providers could materially impact the Fund’s performance. The Fund also depends on analytical models—both proprietary and third-party—along with external data to evaluate investment opportunities, measure risk, and value portfolio holdings. These models may be based on historical data, assumptions, or market inputs that could be incorrect, misleading, or incomplete, leading to suboptimal investment decisions, asset mispricing, and failed hedging strategies. Simplified modeling assumptions, outdated or inconsistent data, and differences in predictive methodologies among market participants may further exacerbate valuation discrepancies. Additionally, models that rely on historical market conditions may prove unreliable during periods of extreme volatility or unprecedented financial events. Errors in model-based decision-making could cause the Fund to overpay for assets, sell investments at disadvantageous prices, or miss favorable opportunities, materially impacting its financial condition and results of operations.

●	Fund Structure and Trading Risks. The Fund operates as a non-diversified, closed-end management investment company, meaning it may hold a concentrated portfolio and invest more heavily in certain CLOs or sectors, increasing exposure to specific risks. Additionally, shares of closed-end funds often trade at a discount to the Net Asset Value, and there is no guarantee that the Fund’s common shares will maintain market liquidity or dividend stability.

●	Competitive Market Risk. The Fund operates in a highly competitive market, facing competition from other closed-end funds, hedge funds, private credit funds, structured credit funds, investment banks, and other institutional investors. Many of these competitors have greater financial resources, lower funding costs, and access to investment opportunities that may not be available to the Fund. Additionally, some competitors may have higher risk tolerances, allowing them to pay higher prices or pursue assets that the Fund cannot acquire due to regulatory, tax, or structural constraints. Increased competition for the Fund’s targeted assets may drive up prices, limiting its ability to acquire investments at attractive yields and potentially reducing returns for shareholders.

●	Limited Operating History Risk. The Fund has a limited track record as an externally managed, non-diversified, closed-end management investment company, making it difficult to evaluate its long-term performance. The Fund is subject to the risks and uncertainties of a newly structured business, including the potential failure to achieve its investment objectives. As the Fund transitions its portfolio from Agency MBS to CLO securities, it may temporarily hold lower-yielding investments such as cash and cash equivalents, which could reduce near-term returns.

●	Foreign Currency Risk. Although the Fund primarily invests in CLOs backed by U.S. assets, it may have exposure to non-U.S. CLO issuers or underlying assets denominated in foreign currencies. Fluctuations in exchange rates may adversely affect the value of these investments, and the Fund may be exposed to additional risks related to currency hedging costs, foreign tax treatment, and the enforceability of creditor rights in foreign jurisdictions.

●	Risks Related to Market and Economic Conditions. The Fund’s performance is directly influenced by macroeconomic factors such as inflation, tariffs, credit market disruptions, and Federal Reserve policy changes. Economic downturns or periods of financial distress may result in widespread loan defaults, increased funding costs, and decreased investor confidence, all of which could negatively impact the Fund’s Net Asset Value and ability to generate income.

●	Market Disruption Risks. The Fund’s business, financial condition, and results of operations may be adversely affected by periods of extreme market volatility, economic downturns, and disruptions in the credit markets. Factors such as inflation, tariffs, rising interest rates, Federal Reserve policy changes, geopolitical tensions, and liquidity shortages in the corporate credit markets could result in widened credit spreads, reduced market liquidity, and increased corporate loan defaults, all of which may negatively impact the value of the Fund’s investments. In times of market stress, the Fund may face higher funding costs, reduced access to capital, and greater difficulty in liquidating assets at favorable prices.

Investors should carefully review the full “Risk Factors” section of this registration statement for a more detailed discussion of these and other risks associated with an investment in the Fund. There is no guarantee that the Fund will achieve its investment objectives, and investors may lose all or a significant portion of their investment.

Summary of Certain Aspects of the Delaware Control Share Statute

Because the Fund is organized as a Delaware statutory trust, unless it expressly “opts-out,” it is subject to the Delaware Control Share Statute included in the Delaware Statutory Trust Act (the “Control Share Statute”). The Control Share Statute provides for a series of voting power thresholds above which shares are considered “control beneficial interests” (referred to here as “control shares”). Voting power is defined by the Control Share Statute as the power to directly or indirectly exercise or direct the exercise of the voting power of fund shares in the election of trustees. Once a threshold is reached, an acquirer has no voting rights under the Delaware Statutory Trust Act or the governing documents of the fund with respect to shares acquired in excess of that threshold (i.e., the “control shares”) unless approved by shareholders of the fund or exempted by the board. Approval by the shareholders requires the affirmative vote of two-thirds of all votes entitled to be cast on the matter, excluding shares held by the acquirer and its associates as well as shares held by certain insiders of the fund. Further approval by a fund’s shareholders would be required with respect to additional acquisitions of control shares above the next applicable threshold level. The board is permitted, but not obligated to, exempt specific acquisitions or classes of acquisitions of control shares, either in advance or retroactively. The Control Share Statute became automatically applicable to listed closed-end funds organized as Delaware statutory trusts, such as the Fund, upon its effective date of August 1, 2022. The Control Share Statute does not retroactively apply to acquisitions of shares that occurred prior to August 1, 2022. However, such shares will be aggregated with any shares acquired after August 1, 2022 for purposes of determining whether a voting power threshold is exceeded, resulting in the newly acquired shares constituting control shares.

The Control Share Statute may protect the long-term interests of Fund shareholders by limiting the ability of certain investors to use their ownership to attempt to disrupt the Fund’s long-term strategy, such as by forcing a liquidity event. However, the Control Share Statute may also serve to entrench the Board and make it less responsive to shareholder requests. The totality of positive or negative effects is difficult to predict as the Control Share Statute has been in effect for a relatively short period of time. See “Description of its Securities—Certain Aspects of the Delaware Control Share Statute.”

Notwithstanding the foregoing, through the inclusion of Section 10.10 in the Declaration of Trust, the Fund has categorically exempted all acquisitions of its shares from the application of the Control Share Statute and therefore effectively “opted-out” of the Control Share Statute.

Corporate Information

The principal office of the Fund is located at 53 Forest Avenue, Suite 301, Old Greenwich, CT 06870 and its telephone number is (203) 698-1200.

SUMMARY OF FEES AND EXPENSES

The following table is intended to assist in understanding the costs and expenses that an investor in the Fund’s common shares will bear, directly or indirectly, based on the assumptions set forth below. The expenses shown in the table under “Annual Expenses” are based on estimated amounts for the first full year of operations following the Conversion Date, and assumes that the Fund sells all of its remaining Agency RMBS investments and acquires additional CLO investments during the first quarter of such operations. The expense estimates below also assume that the Fund has an average assets-to-equity ratio of 1.5:1. The percentages indicated in the table below are estimates and may vary in practice. Except where the context suggests otherwise, whenever this table contains a reference to fees or expenses, the Fund will pay such fees and expenses out of its net assets and, consequently, shareholders will indirectly bear such fees or expenses as investors in the Fund.

SHAREHOLDER TRANSACTION FEES
Sales load	—	%(1)
Offering expenses borne by the Fund	—	%(2)
Dividend reinvestment plan expenses	0	%(3)
Total shareholder transaction fees	—	%(4)

ANNUAL FUND EXPENSES (as a percentage of average Net Asset Value of Common Equity)
Management/Advisory Fees	1.54	%(5)
Performance Fee payable under Investment Advisory Agreement (17.5%)	2.83	%(6)
Interest Payments and Fees on Borrowed Funds	2.72	%(7)
Other Expenses	2.13	%(8)
Total annual fund expenses	9.22	%(9)

(1)	In the event that the Fund sells its securities publicly through underwriters or agents, the related prospectus supplement will disclose any applicable sales load.

(2)	In the event that the Fund sells its securities publicly through underwriters or agents, the related prospectus supplement will disclose the estimated amount of total offering expenses (which may include offering expenses borne by third parties on the Fund’s behalf), the offering price and the offering expenses borne by the Fund as a percentage of the offering price.

(3)	The expenses of administering the Dividend Reinvestment Plan (the “DRP”) are included in “Other Expenses.” You may pay brokerage charges if you direct your broker or the Plan Agent (as defined herein) to sell your Common Shares that you acquired pursuant to the DRP. See “Dividend Reinvestment Plan.”

(4)	In the event that the Fund sells its securities publicly through underwriters or agents, the related prospectus supplement will disclose the offering price and the total shareholder transaction expenses as a percentage of the offering price.

(5)	The Management Fee is calculated and payable quarterly in arrears at the annual rate of 1.50% of the Fund’s “Net Asset Value,” which means the figure that is equal to the total assets of the Fund minus its total liabilities.

(6)	Under the terms of the Investment Advisory Agreement, the Fund pays the Adviser a Performance Fee calculated and payable quarterly in arrears based upon the Fund’s “Pre-Performance Fee Net Investment Income” for the immediately preceding quarter, and is subject to a hurdle rate, expressed as a rate of return on the Fund’s common equity, equal to 2.00% per quarter (or an annualized hurdle rate of 8.00%), subject to a “catch-up” feature. For this purpose, “Pre-Performance Fee Net Investment Income” for any fiscal quarter means interest income (including accretions of discounts, amortization of premiums, and payment-in-kind income), dividend income, and any other income (including any fee income) earned or accrued by the Fund during such fiscal quarter, minus the Fund’s operating expenses for such quarter (which, for this purpose, will not include any litigation-related expenses, any extraordinary expenses, or Performance Fee). Pre-Performance Fee Net Investment Income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. For purposes of computing Pre-Performance Fee Net Investment Income, the calculation methodology will look through total return swaps as if the Fund owned the referenced assets directly. As a result, Pre-Performance Fee Net Investment Income includes net interest (whether positive or negative) associated with a total return swap, which is the difference between (a) the interest income and transaction fees related to the reference assets and (b) all interest and other expenses paid by the Fund to the total return swap counterparty. In the case of an interest rate swap, Pre-Performance Fee Net Investment Income includes the net payments and net accruals of periodic payments.

The calculation of the Performance Fee for each calendar quarter is as follows:

●	If the Fund’s Pre-Performance Fee Net Investment Income for a fiscal quarter does not exceed the Hurdle Amount for such quarter, then no Performance Fee is payable to the Fund’s Adviser with respect to such quarter;

●	If the Fund’s Pre-Performance Fee Net Investment Income for a fiscal quarter exceeds the Hurdle Amount for such quarter but is less than or equal to 121.21% of the Hurdle Amount, then 100% of the portion of the Fund’s Pre-Performance Fee Net Investment Income that exceeds the Hurdle Amount (the “Catch-Up”) is payable to the Fund’s Adviser as the Performance Fee with respect to such quarter.

Therefore, once the Fund’s Pre-Performance Fee Net Investment Income for such quarter exactly reaches 121.21% of the Hurdle Amount, the Fund’s Adviser will have accrued a Performance Fee with respect to such quarter that is exactly equal to 17.5% of the Pre-Performance Fee Net Investment Income (because 21.21% of the Hurdle Amount (which is the Pre-Performance Fee Net Investment Income captured by the Adviser during the Catch-Up phase) is equal to 17.5% of 121.21% of the Hurdle Amount (which is the entire Pre-Performance Fee Net Investment Income at the end of the Catch-Up phase)); and

●	If the Fund’s Pre-Performance Fee Net Investment Income for a fiscal quarter exceeds 121.21% of the Hurdle Amount for such quarter, then 17.5% of Pre-Performance Fee Net Investment Income is payable to the Fund’s Adviser as the Performance Fee with respect to such quarter.

●	With respect to the Performance Fee, there will be no accumulation of the Hurdle Amount from quarter to quarter, no claw back of amounts previously paid if the Pre-Performance Fee Net Investment Income in any subsequent quarter is below the Hurdle Amount for such subsequent quarter, and no delay or adjustment of payment if the Pre-Performance Fee Net Investment Income in any prior quarter was below the Hurdle Amount for such prior quarter.

The fees shown in the expense table above assume a level of Pre-performance Fee Net Investment Income that exceeds 121.21% of the Hurdle Amount for each quarter in the annual period.

(7)	The Fund may issue preferred shares or debt securities. The expenses shown in the table above assume that the Fund has average borrowings of $121 million with an average interest rate of 5.44% per annum. If the Fund issues debt securities, its interest expense, and correspondingly its total annual expenses, would increase.

(8)	“Other expenses” includes the Fund’s overhead expenses, including payments under the Administration Agreement based on the Fund’s allocable portion of overhead and other expenses incurred by Administrator, and payment of fees in connection with outsourced administrative functions, and are based on estimated amounts for the current fiscal year. “Other expenses” also includes the ongoing administrative expenses to the independent accountants and legal counsel of the Fund, and compensation of the independent trustees.

(9)	“Total annual fund expenses” is presented as a percentage of average Net Asset Value of Common Equity, because the holders of shares of the Fund’s common stock (and not the holders of its preferred stock or debt securities, if any) bear all of the fees and expenses included in the table above. The indirect expenses associated with the Fund’s CLO equity investments are not included in the table above, but if such expenses were included in the fee table presentation, the Fund’s total annual expenses would be 15.57% of the average Net Asset Value of Common Equity.

The following examples illustrate the hypothetical expenses that a common shareholder would pay on a $1,000 investment assuming common shares earn a 5% annual return each year, net of total annual fund expenses of 9.22%:

Example -	1 Year	3 Years	5 Years	10 Years
A shareholder would pay the following expenses on a $1,000 investment, assuming a 5% annual net return	$92	$291	$509	$1,160

The example and the expenses in the tables above should not be considered a representation of the Fund’s future expenses, and actual expenses may be greater or less than those shown. While the example assumes a 5.0% annual return, as required by the SEC, the Fund’s performance will vary and may result in a return greater or less than 5.0%. For a more complete description of the various fees and expenses borne directly and indirectly by the Fund, see “Fund Expenses” and “The Investment Advisory Agreement—Management Fees.”

RISK FACTORS

Investors should carefully consider the risk factors described below before deciding on whether to make an investment in the Fund. If any of the following risks actually materialize, the Fund’s business, financial condition and results of operations could be materially adversely affected. In such case, the Net Asset Value and/or market price of the Fund’s common shares could decline substantially, in which case investors could lose all or part of their investment in the Fund. Investors should also be aware that during times of increased uncertainty, volatility and distress in economies, financial markets, and labor and health conditions, the risks to which the Fund is subject may also increase significantly compared to normal conditions. Finally, the risks set out below are not the only risks the Fund faces. Additional risks and uncertainties not presently known to it, or not presently deemed material by it, may also impair its operations and performance, as well as the Net Asset Value and/or market price of the Fund’s shares.

Principal Risks of the Fund

The Fund invests in corporate CLOs, which exposes it to certain risks associated with corporate loans.

Investments in corporate CLO securities involve certain risks. Corporate CLOs are securitizations that are typically backed by a pool of corporate loans or similar corporate credit-related assets that serve as collateral. The assets underlying the Fund’s CLO investments generally consist of lower-rated first-lien corporate loans, although certain CLO structures may also allow for limited exposure to other asset classes including unsecured loans, second-lien loans, or corporate bonds. To the extent that the assets underlying the Fund’s CLO investments are rated for creditworthiness by any nationally recognized statistical ratings organizations, they generally carry lower credit ratings, and certain assets may not be rated by any nationally recognized statistical ratings organization. As a result, the assets underlying the Fund’s CLO investments are considered to bear significant credit risks. Corporate issuers of lower-rated debt securities may be highly leveraged and may not have access to more traditional methods of financing. During economic downturns or sustained periods of rising interest rates, issuers of lower-rated debt securities may be likely to experience financial stress, especially if such issuers are highly leveraged, and in such periods the market for lower-rated debt securities could be severely disrupted, adversely affecting the value of such securities.

The risk of loss for lower-rated debt securities is also magnified to the extent that such securities are unsecured or subordinated to more senior creditors. Lower-rated debt securities generally have limited liquidity and limited secondary market support. These risks are further exacerbated in the case of second-lien loans, as they are subordinated to first-lien loans and have weaker recovery prospects in the event of borrower distress or default. Further, ratings downgrades on the Fund’s CLO debt investments may result in its investments being viewed as riskier than they were previously thought to be. This perception of increased riskiness resulting from a downgrade can result in adverse impacts to the market value and liquidity of the Fund’s CLO debt investments, as well as reduce the availability or increase the cost of financing for the Fund’s CLO debt investments.

The CLOs in which the Fund invests, may acquire loans to smaller companies (“middle-market” loans), which may carry more inherent risks than loans to larger, publicly traded entities. Compared to larger companies, these middle-market companies tend to have more limited access to capital, weaker financial positions, narrower product lines, and tend to be more vulnerable to competitors’ actions and market conditions, as well as to general economic downturns. As a result, the securities issued by CLOs that hold significant investments in middle-market loans are generally considered riskier than securities issued by CLOs that primarily invest in broadly syndicated loans.

The corporate loans that underlie the Fund’s CLO investments may become nonperforming or impaired for a variety of reasons. Nonperforming or impaired loans may require substantial workout negotiations or restructurings that may result in significant delays in repayment, a significant reduction in the interest rate, and/or a significant write-down of the principal of the loan. A wide range of factors could adversely affect the ability of an underlying corporate borrower to make interest or other payments on its loan. The corporate issuers of the loans or securities underlying the Fund’s CLO investments may be highly leveraged and may be subject to an increased risk of default depending on certain micro- or macro-economic conditions, such as economic recessions, heightened interest rates and/or inflation, tariffs, and other conditions. The risk of economic recession and declining creditworthiness of corporate borrowers would be amplified by rising corporate default rates, tightening credit conditions, and potential credit downgrades in leveraged loan markets. Accordingly, the subordinated and lower-rated (or unrated) CLO securities in which the Fund invests may experience significant price and performance volatility relative to more senior or higher-rated CLO securities, and they are subject to greater risk of loss than more senior or higher-rated CLO securities which, if realized, could materially adversely affect the Fund’s business, financial condition and results of operations, and its ability to pay dividends to its shareholders.

Such defaults and losses, especially those in excess of the market’s or the Fund’s expectations, would have a negative impact on the value of the Fund’s CLO investments, and reduce the cash flows that the Fund receives from its CLO investments, which could materially adversely affect its business, financial condition and results of operations, and its ability to pay dividends to its shareholders.

In addition, if a CLO in which the Fund invests experiences an event of default as a result of the CLO’s failure to make a payment when due, the erosion of the CLO’s underlying collateral, or other reasons, the CLO would be subject to the possibility of liquidation. In such cases, the risks are heightened that the collateral underlying the CLO may not be able to be readily liquidated, or that when liquidated, the resulting proceeds would be insufficient to redeem in full the CLO mezzanine debt and equity tranches that are the focus of the Fund’s investment strategy. CLO equity tranches often suffer a loss of all of their value in these circumstances, which could materially adversely affect the Fund’s business, financial condition and results of operations, and its ability to pay dividends to its shareholders. Furthermore, following an event of default by a CLO, the holders of CLO mezzanine debt and equity tranches typically have limited rights regarding decisions made with respect to the underlying collateral, with the result that such decisions might favor the more senior tranches of the CLO.

In the event of a bankruptcy or insolvency of an issuer of a loan or of an underlying asset held by a CLO in which the Fund invests, a court or other governmental entity may determine that the related claims held by such CLO are not valid or are subject to significant modification. In addition, any payments previously received by such CLO could be subject to avoidance as a “preference” if made within a certain period of time (which may be as long as one year under U.S. Federal bankruptcy law or even longer under state laws) before insolvency.

Further, “covenant-lite” loans may comprise a significant portion of the underlying collateral of the CLOs in which the Fund invests. Generally, covenant-lite loans provide the obligor with more freedom to take actions that could negatively impact their lenders because the obligor’s covenants are incurrence-based and not maintenance-based, which means that they are only tested and can only be breached following an affirmative action of the borrower, rather than by a deterioration in the borrower’s financial condition. At times, covenant-lite loans have represented a significant majority of the syndicated corporate loan market. To the extent that the corporate CLO securities in which the Fund invests hold covenant-lite loans, the Fund may have a greater risk of loss on such investments as compared to investments in CLOs holding loans with more robust covenants.

The CLOs in which the Fund invests may also acquire interests in corporate loans indirectly, by way of participations. In a participation, the underlying debt obligation remains with the institution that has sold the participation, which typically results in a contractual relationship only with such selling institution, and not with the corporate obligor directly. As a result, the holder of a participation assumes the credit risk of both the obligor and the selling institution and may only have limited rights to influence any decisions made by the selling institution in connection with the underlying debt obligation.

The Fund’s CLO investments are subject to risks related to the financial leverage employed by the underlying corporate borrowers.

The corporate borrowers of the underlying assets in a CLO are typically highly leveraged, and there may be few or no restrictions on the amount of indebtedness such borrowers can incur. Substantial indebtedness adds additional risk with respect to a borrower and could (i) limit its ability to borrow money or otherwise access funds for its working capital, capital expenditures, debt service requirements, strategic initiatives or other purposes; (ii) require it to dedicate a substantial portion of its cash flow from operations to the repayment of its indebtedness, thereby reducing funds available to it for other purposes; (iii) make it more highly leveraged than some of its competitors, which may place it at a competitive disadvantage; and/or (iv) subject it to restrictive financial and operating covenants, which may preclude it from executing on favorable business activities or from financing future operations or other capital needs. In some cases, proceeds of indebtedness incurred by a borrower could be paid as a dividend to its equity holders rather than retained by the borrowers for its working capital or to pursue favorable opportunities. Highly leveraged companies are often more sensitive to declines in revenues, increases in expenses, and adverse business, political, or financial developments or economic factors such as a significant rise in interest rates, a severe downturn in the economy, or deterioration in the condition of such companies or their industries. A leveraged company’s income and net assets will tend to increase or decrease at a greater rate than if borrowed money were not used.

If an underlying borrower is unable to generate sufficient cash flow to meet principal and/or interest payments on its indebtedness, it may be forced to take other actions to satisfy its obligations under its indebtedness. These alternative actions may include reducing or delaying capital expenditures, selling assets, seeking additional capital, or restructuring or refinancing indebtedness. Any of these actions could significantly reduce the value of the related underlying asset held by the CLO, and thus the CLO security held by the Fund. Furthermore, if the borrower is unable to meet its scheduled debt service obligations even after taking these actions, the borrower may be forced into liquidation, dissolution or insolvency, and the value of the related underlying asset held by the CLO, and thus the CLO security held by the Fund, could decline significantly or even be rendered worthless.

The CLOs in which the Fund invests may be subject to risks associated with syndicated loans.

Under the documentation for syndicated loans, a financial institution or other entity typically is designated as the administrative agent and/or collateral agent. This agent is granted a lien on any collateral on behalf of the other lenders and distributes payments on the indebtedness as they are received. The agent is the party responsible for administering and enforcing the loan and generally may take actions only in accordance with the instructions of a majority or two-thirds in commitments and/or principal amount of the associated indebtedness. In most cases for the Fund’s syndicated loan investments, the Fund does not expect to hold a sufficient amount of the indebtedness to be able to compel any actions by the agent. Consequently, the Fund would only be able to direct such actions if instructions from it were made in conjunction with other holders of associated indebtedness that together with the Fund compose the requisite percentage of the related indebtedness then entitled to take action. Conversely, if holders of the required amount of the associated indebtedness other than the Fund desire to take certain actions, such actions may be taken even if the Fund did not support such actions. Furthermore, if a syndicated loan is subordinated to one or more senior loans made to the applicable obligor, the Fund’s ability to exercise such rights may be subordinated to the exercise of such rights by the senior lenders. Whenever the Fund is unable to direct such actions, the parties taking such actions may not have interests that are aligned with the Fund, and the actions taken may not be in the Fund’s best interests. Furthermore, in recent years, “priming” transactions in the distressed debt sector have become more common. These “priming” arrangements are transactions where a group of debtholders can move collateral away from existing lenders so that it can serve as the primary source of secured assets for new money and/or restructuring existing debt. If the Fund were to hold distressed debt, either directly or indirectly through its CLO investments, that became “primed” by another group of lenders, it could lose all or a significant part of such investment.

If an investment is a syndicated revolving loan or delayed drawdown loan, other lenders may fail to satisfy their full contractual funding commitments for such loan, which could create a breach of contract, result in a lawsuit by the obligor against the lenders and adversely affect the value of the Fund’s investment.

There is a risk that a loan agent may become bankrupt or insolvent. If the loan agent becomes bankrupt or insolvent, holders of the related loan may be delayed and possibly impaired in their ability to access the collateral linked to the related indebtedness. They may also be limited in their ability to direct the agent to take actions against the related obligor . In addition, the Fund may be unable to remove the agent in circumstances in which removal would be in the Fund’s best interests. Moreover, agented loans typically allow for the agent to resign with certain advance notice, and the Fund may not find a replacement agent on a timely basis, or at all, in order to protect its investment.

The Fund’s investments in corporate CLOs involve certain structural risks.

Most CLOs are issued in multiple tranches, offering investors various maturity and credit risk characteristics, often categorized as senior, mezzanine and subordinated/equity according to their relative seniority and degree of risk. If the relevant collateral defaults or otherwise underperforms, payments to the more senior tranches of such securitizations take precedence over those of more junior tranches, such as mezzanine debt and equity tranches, which are the focus of the Fund’s corporate CLO investment strategy. CLOs present risks similar to those of other types of credit investments, including credit, interest rate and prepayment risks. See “—The Fund invests in corporate CLOs, which exposes it to risks associated with corporate loans.”

Even though the Fund expects that most of its CLO mezzanine debt investments will have floating rate coupons, these and other of the Fund’s CLO investments are still exposed to interest rate risk. There can be significant mismatches between the timing and frequency of coupon resets on the floating rate CLO debt tranches and the underlying floating rate assets, and furthermore some of the underlying assets may bear fixed coupon rates. When interest rates are low but increasing, variations between interest rate floors on the CLO debt tranches and the underlying corporate loans can reduce the amount of excess interest available for payment to the CLO debt and equity tranches. This reduction in excess interest could adversely impact the Fund’s CLO equity cashflows and valuations, which could materially adversely affect the Fund’s business, financial condition and results of operations, and its ability to pay dividends to its shareholders.

CLOs have at times experienced negative credit events in their constituent loans, credit rating downgrades of constituent loans and issued debt tranches, and failures of certain deal metrics. The failure by a CLO in which the Fund invests to satisfy certain tests, including with respect to adequate collateralization and/or interest coverage, would generally lead to a reduction in the payments made to holders of its mezzanine debt and equity tranches.

The Fund’s CLO investments are exposed to the misalignment of the interests of CLO collateral managers with the interests of CLO investors, such as the Fund.

As discussed under “—The Fund is subject to the risk of legislative and regulatory changes impacting its business or the markets in which the Fund invests,” CLO collateral managers are not securitizers subject to the U.S. Risk Retention Rules. This may reduce a CLO collateral manager’s incentives to prioritize the interests of CLO investors, including the Fund, increase the risk of default as a result of less stringent credit or underwriting standards with respect to the underlying portfolios, and limit investor confidence in the CLOs.

The Fund’s investments in the primary corporate CLO market involve certain additional risks.

Between the pricing date and the closing date of a corporate CLO, the collateral manager generally purchases additional assets for the CLO. During this period, the price and availability of these assets may be adversely affected by a number of market factors, including price volatility and availability of investments suitable for the CLO, which could hamper the ability of the collateral manager to acquire a portfolio of assets that will satisfy specified concentration limitations and allow the CLO to reach the target initial principal amount of collateral prior to the effective date. An inability or delay in reaching the target initial principal amount of collateral may adversely affect the timing and amount of payments received by the holders of CLO mezzanine debt securities and equity securities and could result in early redemptions which could cause significant principal losses on the CLO mezzanine debt and equity securities, which could materially adversely affect the Fund’s business, financial condition and results of operations, and its ability to pay dividends to its shareholders.

The Fund and its investments are subject to prepayment and reinvestment risk.

As part of the ordinary management of its portfolio, a CLO will typically generate cash flow from asset repayments and sales that is reinvested into substitute assets, subject to compliance with its investment tests and certain other conditions. If the CLO collateral manager causes the CLO to purchase substitute assets at a lower yield than those initially acquired, the excess interest-related cash flow available for distribution to the CLO equity tranches would decline. In addition, prepayment rates of the assets underlying a CLO are driven by a number of factors, including changing interest rates and other factors that are beyond the Fund’s control. Furthermore, in most CLO transactions, CLO debt investors are subject to the risk that the holders of a majority of the equity tranche can direct a call or refinancing of a CLO, causing such CLO’s outstanding CLO debt securities to be repaid at par earlier than expected. This and other factors can cause considerable uncertainty in the average lives of the CLO tranches in which the Fund invests.

The Fund’s portfolio of corporate CLO investments may lack diversification, which may subject the Fund to a risk of significant loss if one or more of these corporate CLOs experience a high level of defaults on collateral.

The Fund operates as a non-diversified investment company under the 1940 Act. Therefore, other than the limitations imposed by the 1940 Act, the Fund does not have any limitations on the ability to invest in any one CLO, and its investments may be concentrated in relatively few CLOs, CLOs that have similar risk profiles (including by being concentrated in a limited number of industries), CLOs where there is an overlap of underlying corporate issuers, or CLOs that are managed by the same collateral manager. The overlap of underlying corporate issuers is often more prevalent across CLOs of the same year of origination, as well as across CLOs managed by the same asset manager or collateral manager.

To the extent that the Fund’s CLO investments are more concentrated, the Fund is susceptible to a greater risk of loss if one or more of the CLOs in which the Fund is invested performs poorly, or in the event a CLO collateral manager were to fail, experience the loss of key employees or sell its business. To the extent the Fund invests in CLOs that have a high level of overlap of underlying corporate obligors, there is a greater likelihood of experiencing multiple defaults in the Fund’s CLO portfolio. In general, to the extent that the Fund’s CLO portfolio is less diversified, the Fund may have a greater likelihood of experiencing large overall losses, which could materially adversely affect the Fund’s business, financial condition and results of operations, and its ability to pay dividends to its shareholders.

Failure by a CLO to satisfy certain tests, including as a result of loan defaults and/or negative loan ratings migration, may place pressure on the performance of the Fund’s investments in such CLO.

The failure by a CLO in which the Fund invests to satisfy certain tests, including with respect to adequate collateralization and/or interest coverage, would generally lead to a reduction in the payments made to holders of the Fund’s mezzanine debt and equity tranches. In a typical corporate CLO, nonperforming assets, or performing assets rated “CCC+” or lower (or their equivalent) in excess of applicable limits, typically do not receive full par credit for purposes of calculation of the CLO’s overcollateralization tests. As a result, if an asset were to default, or an asset’s credit rating were to decrease to a lower credit rating level, also known as “negative rating migration,” it could cause a CLO to move out of compliance with some or all of its overcollateralization tests. CLOs are also generally subject to interest coverage tests, under each of which the interest income generated by the underlying assets is compared to the interest owed to a given CLO tranche and all tranches more senior to it. To the extent that any overcollateralization tests or interest coverage tests are breached, cash flows could be diverted away from the CLO mezzanine debt and equity tranches in favor of the more senior CLO debt tranches until and unless such breaches are cured, which could materially adversely affect the Fund’s business, financial condition and results of operations, and its ability to pay dividends to its shareholders.

CLO investments involve complex documentation and complex accounting considerations.

CLOs are often governed by a complex series of legal documents and contracts. As a result, the risk of dispute over the interpretation or enforceability of the documentation may be higher relative to other types of investments. Further, the complex structure of a particular CLO may not be fully understood at the time of investment and may produce disputes with the issuer or unexpected investment results, which could materially adversely affect the Fund’s business, financial condition and results of operations, and its ability to pay dividends to its shareholders.

The accounting calculations related to the Fund’s CLO investments are complex in numerous ways. For instance, under GAAP, the Fund calculates its net investment income—which is used to determine the performance fee payable to the Adviser—based on effective yield calculations. These calculations involve significant judgment in projecting expected cash flows. If an investment underperforms expectations, the Fund may accrue more interest income than it ultimately realizes on such investment and pay the Adviser a higher performance fee than it otherwise would have if different projections had been used.

The risks associated with the accounting complexities include inaccurate financial reporting, such as incorrect accruals, reserves and estimates, or the misapplication of accounting standards. These issues could lead to the miscalculation of fees, potentially in favor of the Adviser, and could necessitate a financial restatement. Financial restatements are often costly and time-consuming, and they may lead to regulatory scrutiny, legal proceedings, or shareholder litigation. In addition, a restatement could result in a loss of investor confidence, which would negatively impact the Fund’s reputation in the marketplace and impair its ability to raise capital on favorable terms in the future. A financial restatement could also trigger a significant decline in the price of the Fund’s common shares, eroding shareholder value and potentially exacerbating financial and reputational damage. These events could materially adversely affect the Fund’s business, financial condition and results of operations, as well as its ability to pay dividends to its shareholders.

The Fund is dependent on the collateral managers of the corporate CLOs in which the Fund invests, and those corporate CLOs are generally not registered under the 1940 Act.

The Fund invests in CLO securities issued by CLOs that are managed by collateral managers unaffiliated with the Fund, and the Fund is dependent on the skill and expertise of such managers. While the actions of the CLO collateral managers may significantly affect the return on the Fund’s investments, the Fund typically does not have any direct contractual relationship with these collateral managers.

While the Fund also relies on these collateral managers to act in the best interests of the CLOs in which the Fund invests, there can be no assurance that such collateral managers will do so. Moreover, such collateral managers are subject to fiduciary duties owed to other classes of notes besides those in which the Fund invests, and they may have other incentives to manage the CLO portfolios in a manner that disadvantages the particular classes of notes in which the Fund is invested. Furthermore, since the CLO issuer often provides an indemnity to its collateral manager, the CLO tranches the Fund holds may ultimately bear the burden of any legal claims brought against the collateral manager.

In addition, the CLOs in which the Fund invests are generally not registered as investment companies under the 1940 Act. As investors in these CLOs, the Fund is not afforded the protections that shareholders in an investment company registered under the 1940 Act would have.

The Fund may only have limited information regarding the underlying assets held by the CLOs in which it invests, and collateral managers may not identify or report issues relating to the underlying assets on a timely basis (or at all) to enable the Fund to take appropriate measures to manage the Fund’s risks. Furthermore, much of the information furnished to the Fund as an investor in a corporate CLO is neither audited nor reviewed, nor is an opinion expressed, by an independent public accountant. Finally, the Fund is not required to disclose to its shareholders any trustee reports or any other information received concerning any of its CLO investments. Thus, the Fund’s shareholders will have limited information on the assets held by, and the performance of, the CLOs in which the Fund invests.

Collateral managers are subject to removal or replacement by other holders of CLO securities without the Fund’s consent and may also voluntarily resign as collateral manager or assign their role as collateral manager to another entity. The removal, replacement, resignation, or assignment of any particular CLO collateral manager’s role could adversely affect the returns on the CLO securities in which the Fund invests, which could materially adversely affect the Fund’s business, financial condition and results of operations, and its ability to pay dividends to its shareholders.

The Fund’s CLO investments often have limited liquidity.

The Fund expects to focus its CLO investment activity in mezzanine debt and equity tranches, which have less liquidity than many other securities, including as a result of lower or no trading volume, transfer restrictions, and their bespoke nature. This illiquidity results in price volatility and can make it more difficult to value or sell these securities if the need arises, which could require the Fund to realize a greater loss if the Fund is ever required to liquidate such assets, which could materially adversely affect its business, financial condition and results of operations, and its ability to pay dividends to its shareholders.

The CLOs in which the Fund invests incur significant operating expenses.

The CLOs in which the Fund invests incur significant operating fees and expenses, including but not limited to collateral management fees, administrative expenses, and other operating expenses, which are all indirectly borne by CLO investors. CLO collateral management base fees, which typically range from 0.30% to 0.50% of a CLO’s total assets, are charged on the CLO’s total assets and are usually paid from residual cash flows after interest payments to senior debt tranches. Additional CLO operating expenses, estimated at 0.30% to 0.70%, may also apply, although these are not routinely reported in a standardized manner. Furthermore, CLO collateral managers may also earn incentive fees tied to equity cash flows once the equity tranche achieves a cash-on-cash return of capital and a specified “hurdle” rate. All of these fees and expenses are borne first by the CLO equity tranche due to its subordinated position. Given that the CLO equity tranche represents only a fraction of the value of the entire CLO, these fees and expenses are greatly magnified when expressed as a percentage of the value of the CLO equity tranche. Both types of CLO tranches in which the Fund invests (equity tranches and mezzanine debt tranches) may bear these expenses, with the equity tranche—being the most subordinated—usually shouldering these costs. To the extent that the CLO equity tranche has suffered or will suffer a total principal loss, mezzanine debt tranches will then effectively bear these fees and expenses.

In addition to the collateral management fees, administrative expenses, and other operating expenses incurred by the CLOs in which the Fund invests (and therefore indirectly incurred by the Fund), the Fund will also directly incur the Base Management Fee and the Performance Fee payable to the Adviser, as well as all the other operating expenses of the Fund. Therefore, each shareholder bears his or her share of the Base Management Fee and the Performance Fee of the Adviser, the Fund’s other operating expenses as well as indirectly bearing the ratable share of the collateral management fees, administrative expenses, and other operating expenses of a CLO.

The Fund and its corporate CLO investments are subject to risks associated with non-U.S. investing, including in some cases foreign currency risk.

While the Fund invests primarily in CLOs that hold underlying U.S. assets, the Fund may also invest in corporate CLOs that hold non-U.S. assets, and the Fund expects that many of the CLO issuers in which the Fund invests will be domiciled outside the United States. Investing directly or indirectly in non-U.S. issuers may expose the Fund to additional risks, including political and social instability, expropriation, imposition of foreign taxes, less developed bankruptcy laws, difficulty in enforcing contractual obligations, lack of uniform accounting and auditing standards, currency fluctuations and greater price volatility. Further, the Fund, and the CLOs in which the Fund invests, may have difficulty enforcing creditor’s rights in foreign jurisdictions.

A portion of the Fund’s CLO investments (and the income and gains received by the Fund in respect of such investments) may be denominated in currencies other than the U.S. dollar. Accordingly, changes in foreign currency exchange rates may materially adversely affect the value of these investments.

CLOs in which the Fund invests could become subject to U.S. federal income tax or withholding requirements.

The CLO issuers in which the Fund invests will generally operate pursuant to investment guidelines intended to ensure that the CLO is not treated for U.S. federal income tax purposes as engaged in a U.S. trade or business. If a CLO issuer fails to comply with the investment guidelines, or if the Internal Revenue Service otherwise successfully asserts that the CLO should be treated as engaged in a U.S. trade or business, such CLO could be subject to U.S. federal income tax, which could reduce the amount available to distribute to mezzanine debt and equity holders in such CLO, including the Fund.

The Code imposes a withholding tax of 30% on certain U.S. source periodic payments, including interest and dividends, to certain non-U.S. entities, including certain non-U.S. financial institutions and investment funds, unless such non-U.S. entity complies with certain reporting requirements regarding its U.S. account holders and its U.S. owners. Most CLOs in which the Fund invests will be treated as non-U.S. financial entities for this purpose and therefore will be required to comply with these reporting requirements to avoid the 30% withholding. If a CLO in which the Fund invests fails to properly comply with these reporting requirements, certain payments received by such CLO may be subject to the 30% withholding tax, which could reduce the amount available to distribute to equity and mezzanine debt holders in such CLO, including the Fund.

The Adviser has significant latitude in determining the types of assets the Fund acquires, and there is no specific prohibition in the Fund’s investment strategy, investment guidelines and/or the RIC qualification requirements against investing in investments that are not CLOs.

To maintain the Fund’s qualification as a RIC and compliance with the 1940 Act, the Fund is subject to various requirements and tests that impose limits on its investment strategy. However, other than as described in this registration statement, neither the broad investment guidelines in its Investment Advisory Agreement, the RIC qualification requirements, nor the 1940 Act impose any specific limits on, or prohibitions against, investing its capital in investments that are not CLOs. Under the terms of the Investment Advisory Agreement, the Adviser has significant latitude within its broad investment guidelines in determining the types of assets it may acquire. The Board generally does not review individual acquisitions, dispositions, or many other management decisions.

The Fund is subject to risks associated with loan accumulation facilities.

The Fund may invest capital in CLO warehouse facilities, otherwise known as loan accumulation facilities (“LAFs”). LAFs are generally short- to medium- term financing facilities provided by the investment bank that will ultimately serve as the arranger on a CLO transaction. Utilizing equity capital provided by the LAF investors and debt financing provided by the investment bank, LAFs acquire corporate loans and other similar corporate credit-related assets in anticipation of ultimately collateralizing a CLO transaction. This period of accumulating assets, often known as the “warehouse period,” typically terminates when the CLO vehicle issues various tranches of debt and equity securities to the market, using the issuance proceeds to repay the investment bank financing. Investments in LAFs have risks similar to those applicable to investments in CLO equity securities. The LAFs in which the Fund intends to invest are highly leveraged, with debt-to-equity ratios typically ranging from three to six times prior to a CLO’s pricing, which also magnifies the Fund’s risk of loss on such investments. See “The Fund uses financial leverage in executing its business strategy, which may adversely affect the return on its assets and may reduce cash available for distribution to its shareholders, as well as increase losses when economic conditions are unfavorable.” Further, in the event that the corporate credit assets accumulated by a LAF are not eligible for purchase by the planned CLO, or in the event that the planned CLO is not issued, the LAF investors may be responsible for either holding or disposing of said assets, exposing the Fund to credit risk and/or market risk. This scenario may become more likely in times of economic distress or when the loans comprising the collateral pool of such warehouse, even if still performing, may have declined materially in market value, and the Fund may suffer a loss upon the disposition of these assets. The occurrence of any of the foregoing or similar events could affect the Fund’s investments in LAFs and, consequently, could materially adversely affect its business, financial condition and results of operations, and its ability to pay dividends to its shareholders.

The Fund may invest in corporate loans directly.

In addition to gaining exposure to corporate loans through investments in CLO securities, the Fund may also invest in corporate loans directly. In some cases, these loan investments may result from asset sales or in-kind distributions from CLOs in which the Fund has invested, but in other cases the Fund may acquire such loans directly in the open market. To the extent the Fund invests in corporate loans directly, it will be exposed to all of the risks associated with corporate loans that CLOs are exposed to, as described above. See “—The Fund invests in corporate CLOs, which exposes it to certain risks associated with corporate loans.”; “—The Fund’s CLO investments are subject to risks related to the financial leverage employed by the underlying corporate borrowers.” and “—The CLOs in which the Fund invests may be subject to risks associated with syndicated loans.”

Risks Related to the Fund’s Business

There are risks associated with the implementation of the Conversion.

The implementation of the Conversion required the Fund to make several changes to its day-to-day functions, including a number of complex operational, accounting, regulatory, and market-related changes. Each of these changes include significant risks, each of which could materially adversely affect the Fund’s business, financial condition and results of operations, and its ability to pay dividends to its shareholders. These risks include, but are not limited to:

●	Regulatory and Compliance Risks Related to Bank Custody Rules – Following the Conversion, the Fund is subject to new regulatory requirements, including bank custody rules that were not previously applicable. Compliance with these rules necessitated changes in the Fund’s operational processes, including its custodial arrangements and its master trade agreements with its counterparties, potentially leading to additional costs, operational burdens, or constraints on its available executing counterparties for certain transactions.

●	Risks Related to the Change in the Fund’s Tax Year – To be eligible to be treated as a RIC beginning on the Conversion Date, the Fund has requested IRS approval to change its tax year to end on the day prior to the Conversion Date (i.e., March 31, 2025). The Fund expects that it qualifies for an automatic change but if it does not qualify for the automatic change, the Fund will need approval from the IRS to effectuate such change. In that scenario, if the IRS does not approve the application, the Fund may not qualify for a March 31 tax-year end, which could delay the Fund’s qualification as a RIC to a later date and force the Fund to keep its tax year of December 31 and operate as a taxable C-Corporation until that later date. It is also possible that the IRS may approve such application provided that the Fund recognizes additional income as a RIC in connection with its change of tax year.

●	Tax and Structural Uncertainties – The Conversion may result in unanticipated tax liabilities, including potential recognition of taxable gains or other inefficiencies that could impact the Fund. Additionally, changes in tax laws, IRS interpretations, or regulatory guidance could further affect the Fund’s tax treatment and require further adjustments to its structure. See also “—The Fund will be subject to corporate-level U.S. federal income tax if it is unable to maintain its RIC status under Subchapter M of the Code, which could adversely affect the value of its common shares and could substantially reduce the cash available for distribution to its shareholders.”

●	Accounting, Operational and Systems Transition – The Fund will prospectively apply investment company accounting and, accordingly, it has modified its internal systems, reporting processes, and third-party service provider arrangements as a result of the Conversion. Any delays, errors, or other challenges in transitioning to investment company accounting could result in operational disruptions, compliance issues, or increased administrative costs.

●	Legal and Regulatory – Upon Conversion, the Fund became subject to the 1940 Act, implicating a new regulatory reporting regime, including a new schedule, and new reporting forms, and additional compliance obligations, including the implementation of the Derivatives Risk Management Program. Adapting to this new regime may require enhancements to internal compliance protocols, additional personnel, and increased oversight, all of which could increase costs and regulatory risks and there may be delays, errors, or other challenges in adapting to the rules, regulations and requirements of the 1940 Act.

The Fund’s ability to achieve its objectives is contingent on the Fund’s ability to manage and maintain all of these, and other changes, to its business. Any failure to do so could materially adversely affect the Fund’s business, financial condition and results of operations, and its ability to pay dividends to its shareholders as well as its ability to comply with the requirements of the 1940 Act. Any failure on the part of the Fund to comply with the requirements of the 1940 Act could expose it to SEC enforcement actions, litigation, reputational damage, and limitations on future capital raising, which could materially adversely affect the Fund’s regulatory standing, tax status, business, financial condition and results of operations, and its ability to pay dividends to its shareholders.

Certain actions by the Federal Reserve and other central banks could materially adversely affect the Fund’s business, financial condition and results of operations, and its ability to pay dividends to its shareholders.

Actions by the Federal Reserve (and similar actions by other central banks), including tightening or easing of monetary policy, increases or decreases in short-term interest rates, balance sheet liquidations or runoff, or other actions, or the perception that the Federal Reserve or other central banks are failing to take actions deemed necessary or advisable by the market, could cause elevated market volatility and adversely impact the value and performance of the Fund’s assets and the ability of the Fund to borrow money or otherwise access capital to fund its operations. See also “—Interest rate mismatches between the Fund’s assets and its liabilities, and the assets and liabilities of the CLOs in which the Fund invests, may reduce the Fund’s income during periods of changing interest rates, and volatility in interest rates could adversely affect the value of the Fund’s assets” for the impact of changing interest rates on the Fund’s business.

Interest rate mismatches between the Fund’s assets and its liabilities, and the assets and liabilities of the CLOs in which the Fund invests, may reduce the Fund’s income during periods of changing interest rates, and volatility in interest rates could adversely affect the value of the Fund’s assets.

Although most of the assets underlying the Fund’s CLO investments carry floating rate coupons, some may have fixed rate coupons or have a fixed rate component, which is most apparent when a given CLO is backed by corporate bonds, rather than loans, since bonds generally are issued with a fixed coupon. The fixed coupons on assets of this nature present some risk of cashflow mismatch between the Fund’s liabilities and its assets, since the Fund’s primary short term liabilities are expected to be reverse repurchase agreements. Reverse repurchase agreement borrowings typically bear a floating rate, and so are typically sensitive to changes in short term interest rates, since maturing reverse repurchase agreements will typically be replaced by new reverse repurchase agreements bearing interest rates based on short term interest rates at the time of the replacement transaction. If the income from the Fund’s assets is insufficient to support the interest payments on its liabilities due to a rise in short term interest rates, the Fund may be forced to reduce its positions, potentially during an inopportune time in the market, which could force it to realize losses or be unable to hold its desired amount of assets.

The Fund may also issue fixed rate debt, which could introduce a similar mismatch between interest owed on liabilities and interest income earned on its assets. As noted above, the Fund will primarily invest in CLOs that bear a floating rate coupon. In a falling interest rate environment, the Fund’s assets can be expected to pay a lower coupon rate, but any fixed-rate debt issued by the Fund will continue to require fixed payments, which could exceed the interest income available from its floating rate assets. This, too, could result in the Fund being forced to sell certain positions in order to meet interest and/or principal payments on its fixed liabilities.

The Fund may initiate and maintain derivative and similar positions in order to address both forms of interest rate mismatch, though the Fund is not required to do so. There can be no certainty that such positions, if they are initiated, will be effective at eliminating the Fund’s exposure to interest rate mismatches. Furthermore, derivative and similar positions come with their own risks, including liquidity risk, which may impact the Fund’s ability to close or adjust such positions efficiently. See “—Hedging instruments and other derivatives, including some credit default swaps, may not, in many cases, be traded on exchanges, or may not be guaranteed or regulated by any U.S. or foreign governmental authority and involve risks and costs that could result in material losses.”

While increases in interest rates will typically increase the interest income on the Fund’s CLO debt investments, which are generally floating rate in nature, they could also place pressure on the ability of the corporate borrowers underlying the Fund’s CLO investments to cover their interest expenses or to refinance their debt, potentially resulting in higher credit losses on the Fund’s CLO investments. When interest rates are low but increasing, variations between interest rate floors on the CLO debt tranches and the underlying corporate loans can reduce the amount of excess interest available for payment to the CLO debt and equity tranches. Finally, assets held directly or indirectly by the Fund that pay a fixed rate coupon typically decline in value when interest rates increase, and if interest rates were to increase significantly, not only would the market value of these assets be expected to decline, but these assets could lengthen in duration because borrowers would be less likely to prepay their fixed rate corporate borrowings, both of which would be expected to have an adverse impact on the Fund’s financial results.

Interest rates can change quickly and are highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political considerations, and other factors beyond the Fund’s control. Moreover, concerns over the United States’ debt ceiling and budget-deficit increase the possibility of downgrades by rating agencies to the U.S. government’s credit rating, which could cause interest rates and borrowing costs to rise. Interest rate movements are highly uncertain and notoriously difficult to predict. For example, from February 28, 2022 to October 31, 2023, the lower bound of the Federal Reserve’s Federal Funds Target Rate rose from 0.00% to 5.25%, while the yield on the ten-year U.S. Treasury rose from 1.83% to 4.93%. While the Fund may opportunistically hedge its exposure to changes in interest rates, such hedging may be limited by the tax rules governing RICs, and the Fund can provide no assurance that its hedges will be successful or that the Fund will be able to enter into or maintain such hedges. As a result, interest rate fluctuations can cause significant losses, reductions in income, and can limit the cash available to pay dividends to its shareholders.

Difficult conditions in the corporate sector as well as general market concerns may adversely affect the value of the assets in which the Fund invests.

The Fund’s business is materially affected by conditions in the corporate sector, the financial markets, and the economy, including inflation, interest rates, energy costs, unemployment, geopolitical issues, concerns over the creditworthiness of governments worldwide and the stability of the global banking system. Any deterioration of financial markets or the economy or investor perception of the risks associated with financial markets or the economy could materially adversely affect the Fund’s business, financial condition and results of operations, and its ability to pay dividends to its shareholders.

The Fund’s investments are expected to be concentrated in subordinated and lower-rated securities that generally have greater risks of loss than senior and higher-rated securities and are subject to amplified market risks.

The Fund’s portfolio is expected to be concentrated in CLO mezzanine debt and equity tranches. These tranches are subordinated in cash flow priority to other more “senior” securities of the same CLO securitization and therefore absorb losses from CLO asset defaults before senior tranches are at risk. The CLO equity tranche typically represents less than 15% of the overall principal balance of a CLO, but it absorbs 100% of the CLO’s credit losses until its principal balance has been written off, after which the mezzanine debt absorbs all losses. As a result, the CLO equity and mezzanine securities that the Fund targets are deemed by rating agencies to have substantial vulnerability to default in payment of interest and/or principal. Such securities are therefore considered to be highly speculative investments. When a CLO underlying corporate borrower defaults, the Fund generally has the right to receive payments only from the CLOs and has no direct rights against the underlying borrowers or the entity that sponsored the CLO transaction. In addition, the Fund may have the option in certain CLOs to contribute additional amounts to the CLO issuer for purposes of acquiring additional assets or curing coverage tests, thereby increasing the Fund’s overall exposure and capital at risk to such CLO. The value and performance of CLO securities are subject to the same types of political and economic factors and risks that affect corporate issuers and capital markets generally, but, for all of the foregoing reasons, these risks are amplified in the case of CLO mezzanine debt and equity tranches.

To the extent that due diligence is conducted on potential assets, such due diligence may not reveal all the risks associated with such assets and may not reveal other weaknesses in such assets, which could lead to losses.

Before making an investment, the Adviser may decide to conduct (either directly or using third parties) certain due diligence on a potential investment. There can be no assurance that the Adviser will conduct any specific level of due diligence, or that, among other things, the Adviser’s due diligence processes will uncover all relevant facts or that any purchase will be successful, which could result in losses on these assets, which could materially adversely affect the Fund’s business, financial condition and results of operations, and its ability to pay dividends to its shareholders.

The Fund relies on analytical models and other data to analyze potential asset acquisition and disposition opportunities and to manage its portfolio. Such models and other data may be incorrect, misleading or incomplete, which could cause the Fund to purchase assets that do not meet the Fund’s expectations or to make asset management decisions that are not in line with its strategy.

The Fund relies on the Adviser and the Adviser relies on the analytical models used by Ellington (both proprietary and third-party models) and information and data supplied by third parties. These models and data may be used to value assets or potential asset acquisitions and dispositions and also in connection with the Fund’s asset management activities. If Ellington’s models (including the data utilized by the models) and/or third party models or data prove to be incorrect, misleading, or incomplete, any decisions made in reliance thereon could expose the Fund to potential risks. The Adviser’s reliance on the models and data used by Ellington may induce it to purchase certain assets at prices that are too high, to sell certain other assets at prices that are too low, or to miss favorable opportunities altogether. Similarly, any hedging activities that are based on faulty models and data may prove to be unsuccessful.

Some of the risks of relying on analytical models and third-party data include the following:

●	collateral cash flows and/or liability structures may be incorrectly modeled in all or only certain scenarios, or may be modeled based on simplifying assumptions that lead to errors;

●	information about assets or the underlying collateral may be incorrect, incomplete, or misleading;

●	asset, collateral, or CLO historical performance (such as historical prepayments, defaults, cash flows, etc.) may be incorrectly reported, or subject to interpretation (e.g., different CLO issuers may report delinquency and default statistics based on different definitions of what constitutes a delinquent or defaulted loan); and

●	asset, collateral, or CLO information may be outdated, in which case the models may contain incorrect assumptions as to what has occurred since the date information was last updated.

Some models, such as prepayment models or default models, may be predictive in nature. The use of predictive models has inherent risks. For example, such models may incorrectly forecast future behavior, leading to potential losses. In addition, the predictive models used by the Adviser may differ substantially from those models used by other market participants, with the result that valuations based on these predictive models may be substantially higher or lower for certain assets than actual market prices. Furthermore, because predictive models are usually constructed based on historical data supplied by third parties, the success of relying on such models may depend heavily on the accuracy and reliability of the supplied historical data, and, in the case of predicting performance in scenarios with little or no historical precedent (such as extreme broad-based widening in corporate credit yield spreads or deep economic recessions or depressions), such models must employ greater degrees of extrapolation and are therefore more speculative and of more limited reliability.

All valuation models rely on correct market data inputs. If incorrect market data is entered into even a well-founded valuation model, the resulting valuations will be incorrect. However, even if market data is input correctly, “model prices” will often differ substantially from market prices, especially for securities with complex characteristics or whose values are particularly sensitive to various factors. If the Fund’s market data inputs are incorrect or its model prices differ substantially from market prices, its business, financial condition and results of operations, and its ability to pay dividends to its shareholders could be materially adversely affected.

The Fund’s investment portfolio is recorded at market value and/or fair value, with its Board overseeing its Valuation Designee in its determination of fair value and, as a result, there will be uncertainty as to the value of its portfolio investments.

Under the 1940 Act, the Fund is required to carry its portfolio investments at market value, if such value is readily available, or fair value, if there is no readily available market value, as determined by the Adviser in good faith, as the Fund’s valuation designee pursuant to Rule 2a-5 under the 1940 Act, in accordance with its written valuation policy and subject to the oversight of the Board. Typically, there will not be a widely visible public market for the type of investments the Fund targets. As a result, the Fund will value these securities at fair value based on relevant information compiled by the Adviser and third-party pricing services (when available), and with oversight conducted by the Board. The values of the Fund’s investments are often not readily determinable.

The determination of market value or fair value and, consequently, the amount of unrealized gains and losses in the Fund’s portfolio, are to a certain degree subjective and dependent on a valuation process conducted by the Adviser and overseen by the Board. Because such valuations are inherently uncertain, may fluctuate over short periods of time, especially during periods of elevated market volatility, and may be based on estimates, the Adviser’s determinations of fair value may differ from the values that would have been used if a ready market for these assets existed or from the prices at which trades occur. Furthermore, the Fund may not obtain third-party valuations for all of its assets. Changes in the fair value of the Fund’s assets directly impact its net income through recording unrealized appreciation or depreciation of its investments and derivative instruments, and so the determination of fair value has a material impact on its net income.

While in many cases the Adviser’s determination of the fair value of its assets is based on valuations provided by third-party dealers and pricing services, the Adviser can and does value assets based upon its judgment, and such valuations may differ from those provided by third-party dealers and pricing services. Valuations of certain assets are often difficult to obtain or are unreliable, and many or all of the Fund’s CLO investments may trade infrequently and are illiquid. In general, dealers and pricing services heavily disclaim their valuations. Additionally, dealers and pricing services may claim to furnish valuations only as an accommodation and without special compensation, and they may disclaim any and all liability for any direct, incidental, or consequential damages arising out of any inaccuracy or incompleteness in valuations, including any act of negligence or breach of any warranty. Depending on the complexity and illiquidity of an asset, valuations of the same asset can vary substantially from one dealer or pricing service to another. Higher valuations of the Fund’s assets have the effect of increasing the amount of management fees the Fund pays to the Adviser. Therefore, conflicts of interest exist because the Adviser is involved in the determination of the fair value of the Fund’s assets.

Market-based inputs are generally the preferred source of values for purposes of measuring the fair value of the Fund’s assets under U.S. GAAP. However, the markets for the Fund’s investments have experienced, and could in the future experience, extreme volatility, reduced transaction volume and liquidity, and disruption as a result of certain events which has made, and could in the future make, it more difficult for the Fund’s Adviser, and for third-party dealers and pricing services that the Fund uses, to rely on market-based inputs in connection with the valuation of its assets under U.S. GAAP. Furthermore, in determining the fair value of the Fund’s assets, the Adviser uses proprietary models that require the use of a significant amount of judgment and the application of various assumptions including, but not limited to, assumptions concerning future prepayment rates, interest rates, default rates and loss severities. These assumptions might be especially difficult to project accurately during periods of economic disruption. The fair value of certain of the Fund’s investments may fluctuate over short periods of time, and the Adviser’s determinations of fair value may differ materially from the values that would have been used if a ready market for these investments existed. The fair value of the Fund’s investments has a material impact on its earnings through the recording of unrealized appreciation or depreciation of investments and may cause its Net Asset Value on a given date to materially understate or overstate the value that the Fund may ultimately realize on one or more of its investments. Investors purchasing the Fund’s securities based on an overstated Net Asset Value may pay a higher price than the value of its investments might warrant. Conversely, investors selling shares during a period in which the Net Asset Value understates the value of the Fund’s investments may receive a lower price for their shares than the value of its investments might warrant.

The Fund’s business, financial condition and results of operations, and its ability to pay dividends to its shareholders could be materially adversely affected if the Adviser’s fair value determinations of these assets were materially different from the values that would exist if a ready market existed for these assets.

The lack of liquidity in the Fund’s assets may materially adversely affect its business, financial condition and results of operations, and its ability to pay dividends to its shareholders.

Certain of the assets and other instruments the Fund acquires are not publicly traded. As such, these assets may be subject to legal and other restrictions on resale, transfer, pledge or other disposition, or will otherwise be less liquid than publicly-traded securities. Other assets that the Fund acquires, while publicly traded, have limited liquidity on account of their complexity, turbulent market conditions, or other factors. Illiquid assets typically experience greater price volatility, because a ready market does not exist, and they can be more difficult to value or sell if the need arises. In addition, if the Fund is required to liquidate all or a portion of its portfolio quickly, the Fund may realize significantly less than the value at which the Fund has previously recorded its assets. The Fund may also face other restrictions on its ability to liquidate any assets for which the Fund or the Adviser has or could be attributed with material non-public information. Furthermore, assets that are illiquid are more difficult to finance, and to the extent that the Fund finances assets that are or become illiquid, the Fund may lose that financing or have it reduced. If the Fund is unable to sell its assets at favorable prices or at all, it could materially adversely affect its business, financial condition and results of operations, and its ability to pay dividends to its shareholders.

The Fund is highly dependent on Ellington’s information systems and those of third-party service providers, and system failures could significantly disrupt the Fund’s business, which could materially adversely affect its business, financial condition and results of operations, and its ability to pay dividends to its shareholders.

The Fund’s business is highly dependent on Ellington’s communications and information systems and those of third-party service providers. Any failure or interruption of Ellington’s or certain third-party service providers’ systems or cyber-attacks or security breaches of their networks or systems could cause delays or other problems in the Fund’s securities trading activities, could allow unauthorized access for purposes of misappropriating assets, stealing proprietary and confidential information, corrupting data or causing operational disruption, or could prevent the Fund from receiving distributions to which the Fund is entitled, any of which could materially adversely affect its business, financial condition and results of operations, and its ability to pay dividends to its shareholders.

Computer malware, ransomware, viruses, and computer hacking and phishing attacks have become more prevalent in the financial services industry and may occur on Ellington’s or certain third party service providers’ systems in the future. The Fund relies heavily on Ellington’s financial, accounting and other data processing systems. Financial services institutions have reported breaches of their systems, some of which have been significant, and Ellington has experienced a data breach, which was not material to its or the Fund’s operations. Even with all reasonable security efforts, not every breach can be prevented or even detected. It is possible that Ellington or certain third-party service providers have experienced an undetected breach, and it is likely that other financial institutions have experienced more breaches than have been detected and reported. There is no assurance that the Fund, Ellington, or certain of the third parties that facilitate the Fund’s and Ellington’s business activities, have not or will not experience a breach. It is difficult to determine what, if any, negative impact may directly result from any specific interruption or cyber-attacks or security breaches of Ellington’s networks or systems (or the networks or systems of certain third parties that facilitate the Fund’s and Ellington’s business activities) or any failure to maintain performance, reliability and security of Ellington’s or certain third-party service providers’ technical infrastructure, but such computer malware, ransomware, viruses, and computer hacking and phishing attacks could materially adversely affect the Fund’s business, financial condition and results of operations, and its ability to pay dividends to its shareholders.

Additionally, operational failures or cyber incidents relating to the Fund’s or Ellington’s third-party service providers (or their service providers) may negatively impact the Fund’s business in the future. If a material operational failure or material breach of the information technology systems of its third-party service providers occurs, the Fund could be required to expend significant amounts of money, be delayed in receiving funds (or not receive them at all) or have to expend significant time and resources to respond to these threats or breaches, each of which could materially adversely impact the Fund’s business, financial condition and results of operations, and its ability to pay dividends to its shareholders.

New technologies also continue to develop, including tools that harness generative artificial intelligence and other machine learning techniques (collectively, “AI”). AI is developing at a rapid pace and becoming more accessible. As a result, the use of such new technologies by the Fund, Ellington, and/or the Fund’s third-party service providers can present additional known and unknown risks, including, among others, the risk that confidential information may be stolen, misappropriated or disclosed and the risk that the Fund, Ellington, and/or its third-party service providers may rely on incorrect, unclear or biased outputs generated by such technologies, any of which could have an adverse impact on the Fund and its business. See “—Artificial intelligence and other machine learning techniques could increase competitive, operational, legal and regulatory risks to the Fund’s business in ways that the Fund cannot predict.”

Risks Related to the Fund’s Financing, Hedging, and Derivatives Activities

The Fund’s access to financing sources may not be available on favorable terms, may be limited or completely shut off, and its lenders and derivative counterparties may require the Fund to post additional collateral.

The Fund’s ability to fund its operations, meet financial obligations, and finance targeted asset acquisitions may be impacted by an inability to secure and maintain its financing through reverse repurchase agreements or other types of borrowings the Fund may enter into from time to time in the future with its counterparties. Because reverse repurchase agreements are generally short-term transactions, lenders may respond to adverse market conditions by refusing to renew or replace, or making it more difficult for the Fund to renew or replace, the Fund’s maturing short-term borrowings, including imposing more onerous conditions or offering economically worse terms when renewing (“rolling”) such repurchase agreements.

The Fund’s lenders are primarily large global financial institutions, with exposures both to global financial markets and to more localized conditions. In addition to borrowing from large banks, the Fund may also borrow from smaller non-bank financial institutions. Whether because of a global or local financial crisis or other circumstances, such as if one or more of the Fund’s lenders experiences severe financial difficulties, they or other lenders could become unwilling or unable to provide the Fund with financing, could increase the haircut required for such financing, or could increase the costs of that financing.

Moreover, the Fund is currently party to short-term borrowings (in the form of reverse repurchase agreements) and there can be no assurance that the Fund will be able to roll these borrowings as they mature on a continuous basis and it may be more difficult for the Fund to obtain debt financing on favorable terms, or at all. If the Fund is not able to renew the Fund’s existing reverse repurchase agreements or other types of borrowings the Fund may enter into from time to time or arrange for new financing on terms acceptable to the Fund, or if the Fund defaults on its financial covenants, is otherwise unable to access funds under its financing arrangements, or is required to post more collateral or face larger haircuts, the Fund may have to dispose of assets at significantly depressed prices and at inopportune times, which could cause significant losses, and may also force the Fund to curtail its asset acquisition activities. Similarly, if the Fund were to move a financing from one counterparty to another that required a higher haircut, the Fund would have to repay more cash to the original counterparty than the Fund would be able to borrow from the new counterparty. To the extent that the Fund might be compelled to liquidate certain assets to repay debts, its compliance with the RIC asset tests, income tests, and distribution and other requirements could be negatively affected, which could jeopardize its qualification as a RIC. See “—The Fund will be subject to corporate-level U.S. federal income tax if it is unable to maintain its RIC status under Subchapter M of the Code, which could adversely affect the value of its common shares and could substantially reduce the cash available for distribution to its shareholders.” Any such forced liquidations could also materially adversely affect the Fund’s business, financial condition and results of operations, and its ability to pay dividends to its shareholders.

In addition, if there is a contraction in the overall availability of financing for the Fund’s assets, including if the regulatory capital requirements imposed on its lenders change or its shareholders’ equity decreases to levels that make the Fund a less attractive financing counterparty, its lenders may significantly increase the cost of the financing that they provide to the Fund, increase the amounts of collateral they require as a condition to providing the Fund with financing, or even cease providing it with financing. The Fund’s lenders also have revised, and may continue to revise, their eligibility requirements for the types of assets that they are willing to finance or the terms of such financing arrangements, including increased haircuts and requiring additional cash collateral, based on, among other factors, the regulatory environment and their management of actual and perceived risk, particularly with respect to assignee liability.

Moreover, the amount of financing that the Fund receives under its financing agreements will be directly related to its lenders’ valuation of the financed assets subject to such agreements. Typically, the master repurchase agreements that govern the Fund’s borrowings under reverse repurchase agreements grant the lender the right to reevaluate the value of the financed assets subject to such reverse repurchase agreements at any time. If a lender determines that the net decrease in the value of the portfolio of financed assets is greater in magnitude than any applicable threshold, it will generally initiate a margin call. In such cases, a lender’s valuations of the financed assets may be different than the values that the Fund ascribes to these assets and may be influenced by recent asset sales at distressed levels by forced sellers. A valid margin call requires the Fund to transfer cash or additional qualifying collateral to a lender or to repay a portion of the outstanding borrowings. If the Fund were to dispute the validity of a margin call from a lender under one of its reverse repurchase agreements and refuse to deliver margin collateral as a result, a lender could still send the Fund a notice of default. In this situation, such lender will have possession of the financed assets, and might still decide to exercise its contractual remedies, despite the margin dispute. In the event of the Fund’s default, its lenders or derivative counterparties can accelerate its indebtedness, terminate its derivative contracts (potentially on unfavorable terms requiring additional payments, including additional fees and costs), increase its borrowing rates, liquidate its collateral, and terminate its ability to borrow. In certain cases, a default on one reverse repurchase agreement or derivative agreement (whether caused by a failure to satisfy margin calls or another event of default) can trigger “cross defaults” on other such agreements. Similarly, if the market value of the Fund’s derivative contracts with a derivative counterparty declines in value, the Fund generally will be subject to a margin call by the derivative counterparty.

Significant margin calls and/or increased reverse repurchase agreement haircuts could have a material adverse effect on the Fund’s results of operations, financial condition, business, liquidity, and ability to make distributions to its shareholders, and could cause the value of its common shares to decline. During March and April of 2020,the Fund observed that many of its financing agreement counterparties assigned lower valuations to certain of its assets, resulting in the Fund having to pay cash to satisfy margin calls, which were higher than historical levels. In addition, during March and April of 2020 the Fund also experienced an increase in haircuts on reverse repurchase agreements that the Fund rolled. A sufficiently deep and/or rapid increase in margin calls or haircuts would have an adverse impact on the Fund’s liquidity. The Fund may have to sell assets at disadvantageous times or prices to meet such obligations.

Consequently, depending on market conditions at the relevant time, the Fund may have to rely on additional equity issuances to meet its capital and financing needs, which may be dilutive to its shareholders, or the Fund may have to rely on less efficient forms of debt financing that consume a larger portion of its cash flow from operations, thereby reducing funds available for its operations, future business opportunities, cash distributions to its shareholders, and other purposes. There can be no assurance that the Fund will have access to such equity or debt capital on favorable terms (including, without limitation, cost and term) at the desired times, or at all, which may cause the Fund to curtail its asset acquisition activities and/or dispose of assets, which could materially adversely affect its business, financial condition and results of operations, and its ability to pay dividends to its shareholders, or in the worst case, cause its insolvency.

The Fund uses financial leverage in executing its business strategy, which may adversely affect the return on its assets and may reduce cash available for distribution to its shareholders, as well as increase losses when economic conditions are unfavorable.

The Fund uses borrowed money to fund many of its investment activities and to enhance its financial returns. These borrowings include short-term reverse repurchase agreements to finance its CLO assets, and may also include credit facilities, including term loans and revolving credit facilities, derivative transactions, issuance of preferred shares and issuance of debt securities, each in significant amounts and on terms that the Adviser and the Board deem appropriate, subject to applicable limitations under the 1940 Act. Such financings may be used for the acquisition and maintenance of its investments, to pay fees and expenses, and for other purposes. Such leverage may be secured or unsecured. Any such leverage is in addition to leverage embedded or inherent in the CLO structures or derivative instruments in which the Fund may invest. The CLO equity securities in which the Fund invests have capital structures that are highly leveraged, with debt-to-equity ratios typically ranging from eight to sixteen times , and the LAFs in which the Fund intends to invest are also highly leveraged, with debt-to-equity ratios typically ranging from three to six times prior to a CLO’s pricing. Accordingly, the CLO equity tranches and LAFs in which the Fund invests will expose the Fund indirectly to substantial leverage, which magnifies the risk of significant or total loss on such investments.

Through the use of leverage, the Fund may acquire positions with market exposure significantly greater than the amount of equity capital committed to the transaction. Leverage can enhance the Fund’s potential returns but can also exacerbate losses. Even if an asset increases in value, if the asset fails to earn a return that equals or exceeds its cost of borrowing, the leverage will diminish the Fund’s returns. Leverage also increases the risk of the Fund’s being forced to swiftly liquidate its assets. See “—The Fund’s access to financing sources may not be available on favorable terms, may be limited or completely shut off, and its lenders and derivative counterparties may require the Fund to post additional collateral.”

Since financial leverage increases the amount of the Fund’s assets without a corresponding increase in the Fund’s common equity, any event that adversely affects the Fund’s assets would have an amplified effect on the Fund’s common shares to the extent that leverage is utilized. For instance, any decrease in the yield of the Fund’s assets would cause the Fund’s net interest income to decline more sharply than it would have had the Fund not borrowed. Such a decline could also negatively affect the Fund’s ability to make distributions and other payments to its securityholders. Similarly, the more leverage that the Fund employs, the more likely a substantial change will occur in the Fund’s Net Asset Value. The Fund’s expected use of leverage is generally considered to be a speculative investment technique. Its ability to service any debt that the Fund incurs will depend largely on its financial performance and will be subject to prevailing economic conditions and competitive pressures. In a market that moves adversely to the Fund’s assets, the use of leverage would be expected to result in a loss that would be greater than if the Fund’s assets were not leveraged.

The Fund intends to operate as a fully compliant derivatives fund under the Derivatives Rule, including treating reverse repurchase agreement borrowings as derivatives transactions and implementing a Derivatives Risk Management Program. By electing to operate under the full derivatives framework rather than qualifying as a “limited derivatives user,” under the Derivatives Rule, the Fund will be permitted to take on a significantly higher level of leverage through the use of derivatives and reverse repurchase agreement transactions than would be allowed for a limited derivatives user. This increased leverage may amplify both potential gains and losses, subjecting the Fund to greater volatility and market risk. While the Fund’s Derivatives Risk Management Program will include oversight and certain limits, leveraging the fund to a higher degree increases the potential for significant losses during periods of market stress or when asset prices move against its investments. Furthermore, any breach of its leverage or risk limits could result in forced portfolio adjustments, liquidity constraints, or regulatory scrutiny. See “Summary—Financing and Hedging Strategy—Derivative Transactions” and “—The Fund is subject to the risk of legislative and regulatory changes impacting its business or the markets in which the Fund invests.”

Additionally, if the Fund’s asset coverage declines below 300% (or 200%, as applicable), the Fund would not be able to declare dividends, incur additional debt or issue additional preferred shares, and could be required by law to sell a portion of its investments to repay some debt or redeem shares of preferred shares when it is disadvantageous to do so. As such, the Fund might not be able to make certain distributions or pay dividends of an amount necessary to continue to be subject to tax as a RIC. The amount of leverage that the Fund employs will depend on the Adviser’s and its Board’s assessment of market and other factors at the time of any proposed borrowing. There can be no assurance that the Fund will be able to obtain credit at all or on terms acceptable to the Fund.

In addition, any debt facility into which the Fund may enter would likely impose financial and operating covenants that restrict its business activities, including limitations that could hinder its ability to finance additional loans and investments or to make the distributions required to maintain its qualification as a RIC.

The following table is furnished in response to the requirements of the SEC and illustrates the effect of leverage on returns from an investment in the Fund’s common shares assuming various annual returns, net of expenses. The calculations in the table below are hypothetical and actual returns may be higher or lower than those appearing in the table below.

Assumed Return on the Fund’s Portfolio (Net of Expenses)	(10.00)%	(5.00)%	0.00%	5.00%	10.00%
Corresponding return to common shareholder(1)	(17.72)%	(10.22)%	(2.72)%	4.78%	12.28%

(1)	Assumes that the Fund incurs leverage in an amount equal to 33.3% of its total assets (as determined immediately after the leverage is incurred) and a projected annual rate of interest on the borrowings of 5.44%.

Based on the Fund’s assumed leverage described above, its investment portfolio would have been required to experience an annual return of at least 1.81% to cover interest payments on its assumed indebtedness.

Regulations governing the Fund’s operation as a registered closed-end management investment company, including the asset coverage ratio requirements under the 1940 Act, affect the Fund’s ability to issue debt or preferred equity. The raising of debt capital may expose the Fund to risks, including the typical risks associated with leverage.

The Fund may in the future issue debt securities or preferred shares and/or borrow money from banks or other financial institutions, which the Fund refers to collectively as “senior securities,” up to the maximum amount permitted by the 1940 Act. Under the provisions of the 1940 Act, the Fund will be permitted, as a registered closed-end management investment company, to issue senior securities representing indebtedness so long as its asset coverage ratio with respect thereto, defined under the 1940 Act as the ratio of its gross assets (less all liabilities and indebtedness not represented by senior securities) to its outstanding senior securities representing indebtedness, is at least 300% after each issuance of such senior securities. In addition, the Fund will be permitted to issue preferred shares so long as its asset coverage ratio with respect thereto, defined under the 1940 Act as the ratio of its gross assets (less all liabilities and indebtedness not represented by senior securities) to its outstanding senior securities representing indebtedness, plus the aggregate involuntary liquidation preference of its outstanding preferred shares, is at least 200% after each issuance of such preferred shares. If the value of its assets declines, the Fund may be unable to satisfy this test. If that happens, the Fund may be required to sell a portion of its investments and, depending on the nature of the Fund’s leverage, repay a portion of its indebtedness or redeem outstanding preferred shares or debt, in each case at a time when doing so may be disadvantageous. Also, any amounts that the Fund uses to service its indebtedness or preferred dividends would not be available for distributions to its common shareholders. Furthermore, as a result of issuing senior securities, the Fund would also be exposed to typical risks associated with leverage, including an increased risk of loss. If the Fund issues preferred shares, the preferred shares would rank “senior” to common shares in its capital structure, preferred shareholders would have separate voting rights on certain matters and might have other rights, preferences, or privileges more favorable than those of its common shareholders, and the issuance of preferred shares could have the effect of delaying, deferring or preventing a transaction or a change of control that might otherwise provide a premium price to holders of the Fund’s common shares or otherwise be in the Fund’s common shareholders’ best interest.

The Fund is not generally able to issue and sell its common shares at a price below its net asset value per common share, other than in connection with a rights offering to its existing shareholders. The Fund may, however, sell its common shares at a price below the then-current net asset value per common share if its Board determines that such sale is in the Fund’s and its shareholders’ best interests, and the Fund’s shareholders approve such sale. In any such case, the price at which the Fund’s securities are to be issued and sold may not be less than a price that, in the determination of its Board, closely approximates the market value of such securities (less any distributing commission or discount). If the Fund raises additional funds by issuing more common shares, then the percentage ownership of its shareholders at that time will decrease, and existing shareholders may experience dilution.

The Fund’s rights under reverse repurchase agreements are subject to the effects of the bankruptcy laws in the event of the bankruptcy or insolvency of the Fund or its lenders.

In the event of the Fund’s insolvency or bankruptcy, certain reverse repurchase agreements may qualify for special treatment under the U.S. Bankruptcy Code, the effect of which, among other things, would be to allow the lender to avoid the automatic stay provisions of the U.S. Bankruptcy Code and to foreclose on and/or liquidate the collateral pledged under such agreements without delay. In the event of the insolvency or bankruptcy of a lender during the term of a reverse repurchase agreement, the lender may be permitted, under applicable insolvency laws, to repudiate the contract, and the Fund’s claim against the lender for damages may be treated simply as an unsecured claim. In addition, if the lender is a broker or dealer subject to the Securities Investor Protection Act of 1970, or an insured depository institution subject to the Federal Deposit Insurance Act, the Fund’s ability to exercise its rights to recover its securities under a reverse repurchase agreement or to be compensated for any damages resulting from the lenders’ insolvency may be further limited by those statutes. These claims would be subject to significant delay and costs to the Fund and, if and when received, may be substantially less than the damages the Fund actually incurs.

The Fund may hedge against changes in corporate credit risks, credit spread widening risks, interest rates, and other risks, which could materially adversely affect the Fund’s business, financial condition and results of operations and its ability to pay dividends to its shareholders.

Subject to maintaining its qualification as a RIC, the Fund may pursue various hedging strategies to seek to reduce its exposure to adverse changes in corporate credit spreads and corporate credit default rates (collectively, “corporate credit risks”) and interest rates. The Fund’s hedging activity is expected to vary in scope based on the level and volatility of corporate credit spreads and interest rates, the relative cost of protection against credit defaults, the types of CLO investments held, and other changing market conditions. Hedging may fail to protect or could adversely affect the Fund because, among other things:

●	hedging of corporate credit risks and interest rates can be expensive, particularly during periods of higher and volatile credit spreads and interest rates;

●	available corporate credit risk and interest rate hedges may not correspond directly, or be correlated in the manner desired with, the credit risk and interest rate risk for which protection is sought;

●	many hedges are structured as over-the-counter contracts with counterparties whose creditworthiness is not guaranteed, raising the possibility that the hedging counterparty may default on their obligations;

●	to the extent that the creditworthiness of a hedging counterparty deteriorates, it may be difficult or impossible to terminate or assign any hedging transactions with such counterparty to another counterparty;

●	the value of derivatives used for hedging may be adjusted from time to time in accordance with accounting rules to reflect changes in market value and/or fair value. Downward adjustments (“mark-to-market losses”) would reduce the Fund’s earnings and its shareholders’ equity;

●	the Fund may fail to correctly assess the degree of correlation between the performance of the instruments used in the hedging strategy and the performance of the assets in the portfolio being hedged;

●	the Adviser may fail to recalculate, re-adjust, and execute hedges in an efficient and timely manner; and

●	the hedging transactions may actually result in poorer overall performance for the Fund than if it had not engaged in the hedging transactions.

For these and other reasons, the Fund’s hedging activity could materially adversely affect its business, financial condition and results of operations, its ability to pay dividends to its shareholders, and its ability to maintain its qualification as a RIC.

Hedging instruments and other derivatives, including some credit default swaps, may not, in many cases, be traded on exchanges, or may not be guaranteed or regulated by any U.S. or foreign governmental authority and involve risks and costs that could result in material losses.

Hedging instruments and other derivatives, including certain types of credit default swaps, involve risk because they may not, in many cases, be traded on exchanges or cleared on a central counterparty clearinghouse (“CCP”). Consequently, for these instruments there may be less stringent requirements with respect to record keeping and compliance with applicable statutory and regulatory requirements and, depending on the identity of the counterparty, applicable international requirements. The Adviser is not restricted from dealing with any particular counterparty or from concentrating any or all of its transactions with one counterparty. Furthermore, the Adviser has only a limited internal credit function to evaluate the creditworthiness of its counterparties, mainly relying on its experience with such counterparties and/or their general reputation as participants in these markets. Under the terms of many of the Fund’s derivatives transaction contracts, the business failure of a derivatives transaction counterparty with whom the Fund enters into a derivatives transaction will most likely result in a default under the governing agreement. In such an event, the Fund may lose any unrealized gain associated with the terminated derivative and, if the derivative was used for hedging purposes, the underlying asset or liability may become unhedged. Default by a party with whom the Fund enters into a derivatives transaction may result in losses and may force the Fund to re-initiate similar derivatives transactions with other counterparties at the then-prevailing market levels. Generally, the Fund will seek to reserve the right to terminate its derivatives transactions upon a counterparty’s insolvency, but absent an actual insolvency, the Fund may not be able to terminate a derivatives transaction without the consent of the derivatives transaction counterparty, and the Fund may not be able to assign or otherwise dispose of a derivatives transaction to another counterparty without the consent of both the original derivatives counterparty and the potential assignee. If the Fund terminates a derivatives transaction, the Fund may not be able to enter into a replacement contract in order to cover its risk. There can be no assurance that a liquid secondary market will exist for derivatives transactions purchased or sold, and therefore the Fund may be required to maintain any derivatives transaction until exercise or expiration, which could materially adversely affect its business, financial condition and results of operations, and its ability to pay dividends to its shareholders. In this regard, the Fund may be required to hold additional cash or sell other investments in order to obtain cash to close out derivatives to meet the liquidity demands that derivatives can create to make payments of margin, collateral or settlement payments to counterparties. See “—The Fund’s access to financing sources may not be available on favorable terms, may be limited or completely shut off, and its lenders and derivative counterparties may require the Fund to post additional collateral.”

In addition, some portion of the Fund’s derivatives transactions may be cleared through a CCP, which the Fund accesses through a futures commission merchant (“FCM”). The Fund’s futures positions also are cleared with a CCP through an FCM. If an FCM that holds the Fund’s futures or cleared derivatives account were to become insolvent, the CCP will make an effort to move the Fund’s futures and cleared derivatives positions to an alternate FCM, though it is possible that no alternate FCM could be found to accept the Fund’s positions, which could result in a total cancellation of its positions in the account; in such a case, if the Fund wished to reinstate such positions, the Fund would have to re-initiate such positions with an alternate FCM. In addition, in the case of both futures and cleared derivatives, there could be knock-on effects of the Fund’s FCM’s insolvency, such as the failure of co-customers of the FCM or other FCMs of the same CCP. In such cases, there could be a shortfall in the funds available to the CCP due to such additional insolvencies and/or exhaustion of the CCP’s guaranty fund that could lead to total loss of the Fund’s positions in the FCM account. Finally, the Fund faces a risk of loss (including total cancellation) of positions in the account in the event of fraud by its FCM or other FCMs of the CCP, where ordinary course remedies would not apply.

Using derivatives also subjects the Fund to operational and legal risks. Operational risk generally refers to risk related to potential operational issues, including documentation issues, settlement issues, systems failures, inadequate controls, and human error. Legal risk generally refers to insufficient documentation, insufficient capacity or authority of counterparty, or legality or enforceability of a contract.

The U.S. Commodity Futures Trading Commission (“CFTC”) and certain commodity exchanges have established limits referred to as speculative position limits or position limits on the maximum net long or net short position which any person or group of persons may hold or control in particular futures and options. Limits on trading in options contracts also have been established by the various options exchanges. It is possible that trading decisions may have to be modified and that positions held may have to be liquidated in order to avoid exceeding such limits. Such modification or liquidation, if required, could materially adversely affect the Fund’s business, financial condition and results of operations and its ability to pay dividends to its shareholders.

The Fund engages in short selling transactions, which may subject it to additional risks.

Certain of the Fund’s hedging transactions, and occasionally its investment transactions, may be short sales or short positions. Short selling may involve selling securities that are not owned and typically borrowing the same securities for delivery to the purchaser, with an obligation to repurchase the borrowed securities at a later date. Short selling allows an investor to profit from declines in market prices to the extent such declines exceed the transaction costs and the costs of borrowing the securities. A short sale may create the risk of an unlimited loss, in that the price of the underlying security might theoretically increase without limit, thus increasing the cost of repurchasing the securities. There can be no assurance that securities sold short will be available for repurchase or borrowing. Market conditions, including lower liquidity in certain asset classes and derivatives, and increased short sale restrictions imposed by regulators during periods of financial stress, could limit the Fund’s ability to execute or maintain short positions effectively.

Repurchasing securities to close out a short position can itself cause the price of the securities to rise further, thereby exacerbating the loss, which could materially adversely affect the Fund’s business, financial condition and results of operations, and its ability to pay dividends to its shareholders.

The Fund’s investments that are denominated in foreign currencies, domiciled outside the U.S., or that involve non-U.S. assets are subject to risks associated with non-U.S. investing, including in some cases foreign currency risk, which could materially adversely affect the Fund’s business, financial condition and results of operations, and its ability to pay dividends to its shareholders.

The Fund’s investments that are denominated in foreign currencies subject the Fund to foreign currency risk arising from fluctuations in exchange rates between such foreign currencies and the U.S. dollar. While the Fund currently attempts to hedge the vast majority of its foreign currency exposure, it may not always choose to hedge such exposure, or it may not be able to hedge such exposure. To the extent that the Fund is exposed to foreign currency risk, changes in exchange rates of such foreign currencies to the U.S. dollar could materially adversely affect the Fund’s business, financial condition and results of operations, and its ability to pay dividends to its shareholders.

Further, the Fund also invests in CLOs that hold non-U.S. assets, and the Fund expect that many of the CLO issuers in which it invests will be domiciled outside the United States. Investing directly or indirectly in non-U.S. issuers may expose the Fund to additional risks, including political and social instability, expropriation, imposition of foreign taxes, less developed bankruptcy laws, difficulty in enforcing contractual obligations, lack of uniform accounting and auditing standards, currency fluctuations and greater price volatility. Further, the Fund, and the CLOs in which the Fund invests, may have difficulty enforcing creditor’s rights in foreign jurisdictions.

Other Business Risks

The Fund may change its current certain operating policies, investment criteria and strategy, hedging strategy, and asset allocation, operational, and management policies without notice or shareholder consent, which could materially adversely affect its business, financial condition and results of operations, and its ability to pay dividends to its shareholders.

Other than a modification or waiver that would be deemed to be fundamental, the Board will have the authority to modify or waive its current operating policies, investment criteria and strategy, hedging strategy, and asset allocation, operational, and management policies at any time without notice to or consent from its shareholders. As a result, the types or mix of assets, liabilities, or hedging transactions in the Fund’s portfolio may be different from, and possibly riskier than, the types or mix of assets, liabilities, and hedging transactions that the Fund has historically held, or that are otherwise described in this report. A change in the Fund’s strategy may increase its exposure to corporate credit asset values, credit spreads, interest rates, and other factors. Changes in the Fund’s investment strategy may also affect its ability to qualify as a RIC or cause the Fund to determine that it is not in the best interests of the Fund and its shareholders for it to continue to qualify as a RIC. The Fund’s Board determines its investment guidelines and its operational policies, and may amend or revise the Fund’s policies, including those with respect to its acquisitions, growth, operations, indebtedness, capitalization, and dividends or approve transactions that deviate from these policies without a vote of, or notice to, its shareholders. The Fund cannot predict the effect of any changes to its current operating policies, its investment criteria and strategy, hedging strategy, and asset allocation, operational, and management policies and any such changes could materially adversely affect its business, financial condition and results of operations, and its ability to pay dividends to its shareholders.

The Fund operates in a highly competitive market.

The Fund’s profitability depends, in large part, on its ability to acquire targeted assets at favorable prices. The Fund competes with a number of entities when acquiring its targeted assets, including other closed-end funds, BDCs, hedge funds, specialty finance companies, banks, insurance companies, mutual funds, institutional investors, investment banking firms, financial institutions, governmental bodies, and other entities. Many of the Fund’s competitors are substantially larger and have considerably more favorable access to capital and other resources than the Fund does. Furthermore, new companies with significant amounts of capital have been formed or have raised additional capital, and may continue to be formed and raise additional capital in the future, and these companies may have objectives that overlap with the Fund’s, which may create competition for assets the Fund wishes to acquire. Some competitors may have a lower cost of funds and access to funding sources that are not available to the Fund. In addition, some of the Fund’s competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of assets to acquire or pay higher prices than the Fund can. The Fund also may have different operating constraints from those of its competitors including, among others, (i) tax-, legal-, or accounting-driven constraints such as those arising from its qualification as a RIC, including asset diversification and distribution requirements, (ii) restraints imposed on the Fund by the 1940 Act as a registered closed-end fund and (iii) restraints and additional costs arising from the Fund’s status as a public company. Furthermore, competition for assets in the Fund’s targeted asset classes may lead to the price of such assets increasing, which may further limit its ability to generate desired returns. The competitive pressures the Fund faces could materially adversely affect its business, financial condition and results of operations, and its ability to pay dividends to its shareholders.

An increase in interest rates may cause a decrease in the issuance volumes of certain of the Fund’s targeted assets, which could adversely affect its ability to acquire targeted assets that satisfy its investment objectives and to generate income and pay dividends.

Rising interest rates generally reduce the demand to issue corporate loans due to the higher cost of borrowing. A reduction in the volume of corporate loans originated may affect the volume of targeted assets available to the Fund, which could adversely affect the Fund’s ability to acquire assets that satisfy its investment objectives. If rising interest rates cause the Fund to be unable to acquire a sufficient volume of the Fund’s targeted assets with a yield that is above its borrowing cost, the Fund’s ability to satisfy its investment objectives and to generate income and pay dividends to its shareholders may be materially and adversely affected.

The Fund’s ability to pay dividends will depend on its operating results, its financial condition and other factors, and the Fund may not be able to pay dividends at a fixed rate or at all under certain circumstances.

The Fund intends to pay dividends to its shareholders in amounts such that the Fund distributes all or substantially all of each year’s taxable income (subject to certain adjustments). This distribution policy will enable the Fund to avoid being subject to U.S. federal income tax on its RIC taxable income that the Fund distribute to its shareholders. However, the Fund’s ability to pay dividends will depend on its earnings, its financial condition and such other factors as its Board may deem relevant from time to time. The Fund will declare and pay dividends only to the extent approved by its Board.

Risks Related to the Fund’s Relationship with the Adviser and Ellington

There are risks and conflicts of interests associated with the Performance Fee the Fund is obligated to pay the Adviser.

In addition to its Base Management Fee, the Adviser is entitled to receive the Performance Fee based, in large part, upon its achievement of targeted levels of Pre-Performance Fee Net Investment Income. The Performance Fee payable to the Adviser is based on the Fund’s Pre-Performance Fee Net Investment Income, without considering any realized or unrealized gains or losses on its investments. As a result, (i) for quarters in which a Performance Fee is payable, such Performance Fee will exceed 17.5% of the Fund’s GAAP net income if the Fund generated net realized and unrealized losses on its investments during such quarter, (ii) the Adviser could earn a Performance Fee for fiscal quarters during which the Fund generates a GAAP net loss, and (iii) the Adviser might be incentivized to manage the Fund’s portfolio using higher risk assets, using assets with deferred interest features, or using more financial leverage through indebtedness, to generate more income than would be the case if there were no Performance Fee, both of which could result in higher investment losses, especially during economic downturns.

The Performance Fee is calculated quarterly, treating each quarter in isolation. As a result, the Hurdle Amount does not accumulate from quarter to quarter, and decreases in the Fund’s Net Asset Value of Common Equity, such as those due to unrealized losses, will reduce the Hurdle Amount, potentially making it easier for the Adviser to earn a Performance Fee. The Fund will not have the ability to claw back, delay, or adjust the payment of any Performance Fee based on financial results in prior or subsequent quarters. In addition, over a series of quarters, if the Fund’s Pre-Performance Fee Net Investment Income is positive in some quarters but negative in others, it is likely, when viewing the series of quarters as a whole, for the aggregate Performance Fee payable to the Adviser to exceed 17.5% of its aggregate Pre-Performance Fee Net Investment Income.

There is also a conflict of interest related to management’s involvement in many accounting determinations (including but not limited to valuations, which affect the calculation of the Hurdle Amount, and calculations of interest income) that can affect the Fund’s Performance Fee.

Finally, because the Hurdle Rate does not float with overall interest rates, an increase in interest rates will likely make it easier for Pre-Performance Fee Net Investment Income to exceed the Hurdle Amount. The Performance Fee Catch-Up feature (which provides that if the Fund’s Pre-Performance Fee Net Investment Income for a quarter exceeds the Hurdle Amount for such quarter but is less than or equal to 121.21% of the Hurdle Amount, then 100% of the portion of the Fund’s Pre-Performance Fee Net Investment Income that exceeds the Hurdle Amount is payable to the Adviser with respect to such quarter) may also cause the Fund’s Adviser to capture a disproportionate share of any increase in the Fund’s investment income resulting from higher interest rates.

The Fund is dependent on the Adviser and certain key personnel of Ellington that are provided to the Fund through the Adviser and may not find a suitable replacement if the Adviser terminates the Investment Advisory Agreement or such key personnel are no longer available to the Fund.

The Fund does not have any employees of its own. The Fund’s officers are employees of Ellington or one or more of its affiliates. The Fund has no separate facilities and are completely reliant on the Adviser, which has significant discretion as to the implementation of its operating policies and execution of its business strategies and risk management practices. The Fund also depends on the Adviser’s access to the professionals of Ellington as well as information and deal flow generated by Ellington. The employees of Ellington identify, evaluate, negotiate, structure, close, and monitor the Fund’s portfolio. The departure of any of the senior officers of the Adviser, or of a significant number of investment professionals of Ellington or the inability of such personnel to perform their duties due to acts of God, pandemics such as the COVID-19 pandemic, war or other geopolitical conflict, terrorism, elevated inflation, high energy costs, social unrest, or civil disturbances, could have a material adverse effect on the Fund’s ability to achieve its objectives. The Fund can offer no assurance that the Adviser will remain investment adviser or that the Fund will continue to have access to the Adviser’s senior management. The Fund is subject to the risk that the Adviser will terminate the Investment Advisory Agreement or that the Fund may deem it necessary to terminate the Investment Advisory Agreement or prevent certain individuals from performing services for the Fund and that no suitable replacement will be found to manage the Fund.

There are risks and conflicts of interests associated with the Base Management Fee the Fund is obligated to pay the Adviser.

The Fund pays the Adviser a Base Management Fee based on the Fund’s Net Asset Value, regardless of the performance of the Fund’s portfolio. The Adviser’s entitlement to such non-performance-based compensation might reduce its incentive to devote the time and effort of its professionals to seeking profitable opportunities for the Fund’s portfolio, which could result in worse performance for the Fund’s portfolio and could materially adversely affect the Fund’s business, financial condition and results of operations, and its ability to pay dividends to its shareholders. Furthermore, the participation of the Adviser (including the Adviser’s investment professionals) in the Fund’s valuation process, and the financial interest of the Fund’s Interested Trustees in the Adviser, creates a conflict of interest as the Base Management Fee payable to the Adviser is based, in part, on the Fund’s Net Asset Value.

The Board has approved a very broad investment strategy and will generally not review or approve the decisions made by the Adviser to acquire, dispose of, or otherwise manage an asset.

The Adviser is authorized to follow a very broad strategy in pursuing the Fund’s investment objectives. While the Fund’s Board periodically reviews the Fund’s investment strategy and the Adviser’s portfolio and asset-management decisions, it generally does not review the Fund’s proposed acquisitions, dispositions, and other management decisions. In addition, in conducting periodic reviews, the Board relies primarily on information provided to them by the Adviser. Furthermore, the Adviser may arrange for the Fund to use complex strategies or to enter into complex transactions that may be difficult or impossible to unwind by the time they are reviewed by the Board. The Adviser has great latitude in determining the types of assets it may decide are proper for the Fund to acquire, and in connection with other decisions with respect to the management of those assets. Poor decisions could materially adversely affect the Fund’s business, financial condition and results of operations, and its ability to pay dividends to its shareholders.

The Fund competes with Ellington’s other accounts for access to Ellington and for opportunities to acquire assets.

Ellington has sponsored and/or currently manages accounts with a focus that overlaps with the Fund’s investment focus and expects to continue to do so in the future. Ellington is not restricted in any way from sponsoring or accepting capital from new accounts, even for investing in asset classes or strategies that are similar to, or overlapping with, the Fund’s asset classes or strategies. Therefore, the Fund competes for access to the benefits that its relationship with the Adviser and Ellington provides the Fund. For the same reasons, the personnel of Ellington and the Adviser may be unable to dedicate a substantial portion of their time to managing the Fund’s assets.

Further, to the extent that the Fund’s targeted assets are also targeted assets of other Ellington accounts, the Fund will compete with those accounts for opportunities to acquire assets. Ellington has no duty to allocate such opportunities in a manner that preferentially favors the Fund. Ellington makes available to the Fund all opportunities to acquire assets that it determines, in its reasonable and good faith judgment, based on the Fund’s objectives, policies and strategies, and other relevant factors, are appropriate for the Fund in accordance with Ellington’s written investment allocation policy, it being understood that the Fund might not participate in each such opportunity, but will equitably participate with Ellington’s other accounts in such opportunities on an overall basis.

Since many of the Fund’s targeted assets are typically available only in specified quantities and are also targeted assets for other Ellington accounts, Ellington often is not able to buy as much of any asset or group of assets as would be required to satisfy the needs of all of Ellington’s accounts. In these cases, Ellington’s investment allocation procedures and policies typically allocate such assets to multiple accounts in proportion to their needs and available capital. As part of these policies, accounts that are in a “start-up” or “ramp-up” phase may get allocations above their proportion of available capital, which could work to the Fund’s disadvantage, particularly because there are no limitations surrounding Ellington’s ability to create new accounts. In addition, the policies permit departure from proportional allocations under certain circumstances, for example when such allocation would result in an inefficiently small amount of the security or assets being purchased for an account, which may also result in the Fund not participating in certain allocations.

There are other conflicts of interest in the Fund’s relationships with the Adviser and Ellington, which could result in decisions that are not in the best interests of the Fund’s shareholders.

The Fund is subject to conflicts of interest arising out of its relationship with Ellington and the Adviser. Certain of the Fund’s executive officers and trustees are employees of Ellington or one or more of its affiliates. As a result, the Adviser and its officers may have conflicts between their duties to the Fund and their duties to, and interests in, Ellington or the Adviser. For example, Mr. Penn, the Fund’s President and Chief Executive Officer and one of the Fund’s trustees, also serves as the President and Chief Executive Officer of, and as a member of the Board of Directors of Ellington Financial Inc. (“EFC”), and Vice Chairman and Chief Operating Officer of Ellington. Mr. Vranos, one of the Fund’s trustees and one of the Fund’s Portfolio Managers, also serves as the Co-Chief Investment Officer of EFC, and Chairman of Ellington. Mr. Borenstein, one of the Fund’s Portfolio Managers also serves as a Managing Director and Head of Corporate Credit at Ellington. Mr. Tecotzky, the Fund’s Executive Vice President, also serves as the Co-Chief Investment Officer of EFC, and as Vice Chairman of Ellington. Mr. Smernoff, the Fund’s Chief Financial Officer, also serves as the Chief Accounting Officer of EFC. Mr. Herlihy, the Fund’s Chief Operating Officer, also serves as the Chief Financial Officer of EFC, and as a Managing Director of Ellington.

The Fund may acquire or sell assets in which Ellington or its affiliates have or may have an interest. Similarly, Ellington or its affiliates may acquire or sell assets in which the Fund has or may have an interest. Although such acquisitions or dispositions may present conflicts of interest, the Fund nonetheless may pursue and consummate such transactions. Additionally, the Fund may engage in transactions directly with Ellington or its affiliates, including the purchase and sale of all or a portion of a portfolio asset.

Acquisitions made for entities with similar objectives may be different from those made on the Fund’s s behalf. Ellington may have economic interests in, or other relationships with, others in whose obligations or securities the Fund may acquire. In particular, such persons may make and/or hold an investment in securities that the Fund acquires that may be pari passu, senior, or junior in ranking to its interest in the securities or in which partners, security holders, officers, directors, agents, or employees of such persons serve on boards of directors or otherwise have ongoing relationships. Each of such ownership and other relationships may result in securities laws restrictions on transactions in such securities and otherwise create conflicts of interest. In such instances, Ellington may, in its sole discretion, make recommendations and decisions regarding such securities for other entities that may be the same as or different from those made with respect to such securities and may take actions (or omit to take actions) in the context of these other economic interests or relationships the consequences of which may be adverse to the Fund’s interests.

In deciding whether to issue additional debt or equity securities, the Fund will rely in part on recommendations made by the Adviser. While such decisions are subject to the approval of the Board, two of the Fund’s trustees are Interested Trustees. Because the Adviser earns Base Management Fees that are based on the total amount of its equity capital, and because the Adviser earns Performance Fees that would be expected to increase should the Fund’s equity capital increase, the Adviser may have an incentive to recommend that the Fund issue additional equity securities. Future offerings of debt securities, which would rank senior to the Fund’s common shares upon liquidation, and future offerings of equity securities which would dilute the common share holdings of its existing shareholders and may be senior to its common shares for the purposes of dividend and liquidating distributions, may adversely affect the market price of the Fund’s common shares.

The officers of the Adviser and its affiliates devote as much time to the Fund as the Adviser deems appropriate; however, these officers may have conflicts in allocating their time and services among the Fund and Ellington and its affiliates’ accounts. During times where there are turbulent conditions or distress in the credit markets or other times when the Fund will need focused support and assistance from the Adviser and Ellington employees, other entities that Ellington advises or manages will likewise require greater focus and attention, placing the Adviser and Ellington’s resources in high demand. In such situations, the Fund may not receive the necessary support and assistance the Fund requires or would otherwise receive if Ellington or its affiliates did not act as a manager for other entities.

The Fund, directly or through Ellington, may obtain confidential information about the companies or securities in which the Fund has invested or may invest. If the Fund does possess confidential information about such companies or securities, there may be restrictions on its ability to dispose of, increase the amount of, or otherwise take action with respect to the securities of such companies. The Adviser’s and Ellington’s management of other accounts could create a conflict of interest to the extent the Adviser or Ellington is aware of material non-public information concerning potential investment decisions. For example, an Ellington affiliate’s membership in a loan syndicate or on a loan borrower’s creditors’ committee could potentially prevent the Adviser from entering into a transaction involving a CLO that holds the related loan. The Fund has implemented compliance procedures and practices designed to ensure that investment decisions are not improperly made while in possession of material non-public information. There can be no assurance, however, that these procedures and practices will be effective. In addition, this conflict and these procedures and practices may limit the freedom of the Adviser to make potentially profitable investments, which could have an adverse effect on the Fund’s operations. These limitations imposed by access to confidential information could materially adversely affect the Fund’s business, financial condition and results of operations, and its ability to pay dividends to its shareholders.

The Adviser’s liability is limited under the Investment Advisory Agreement, and the Fund has agreed to indemnify the Adviser against certain liabilities, which may lead the Adviser to act in a riskier manner on the Fund’s behalf than it would when acting for its own account.

Under the Investment Advisory Agreement, the Adviser does not assume any responsibility to the Fund other than to render the services called for under the agreement, and it is not responsible for any action of the Fund’s Board in following or declining to follow the Adviser’s advice or recommendations. The Adviser maintains a contractual and fiduciary relationship with the Fund. Under the terms of the Investment Advisory Agreement, the Adviser, its officers, managers, members, agents, employees and other affiliates are not liable to the Fund for acts or omissions performed in accordance with and pursuant to the Investment Advisory Agreement, except those resulting from acts constituting willful misfeasance, bad faith, gross negligence or reckless disregard of the Adviser’s duties under the Investment Advisory Agreement. In addition, the Fund has agreed to indemnify the Adviser and each of its officers, managers, members, agents, employees and other affiliates from and against all damages, liabilities, costs and expenses (including reasonable legal fees and other amounts reasonably paid in settlement) incurred by such persons arising out of or based on performance by the Adviser of its obligations under the Investment Advisory Agreement, except where attributable to willful misfeasance, bad faith, gross negligence or reckless disregard of the Adviser’s duties under the Investment Advisory Agreement. These protections may lead the Adviser to act in a riskier manner when acting on the Fund’s behalf than it would when acting for its own account.

The Adviser’s failure to identify and acquire assets that meet the Fund’s asset criteria or perform its responsibilities under the Investment Advisory Agreement could materially adversely affect the Fund’s business, financial condition and results of operations, its ability to pay dividends to its shareholders, and its ability to maintain its qualification as a RIC.

The Fund’s ability to achieve its objectives depends on the Adviser’s ability to identify and acquire assets that meet the Fund’s asset criteria. Accomplishing the Fund’s objectives is largely a function of the Adviser’s structuring of the Fund’s investment process, its access to financing on acceptable terms, and general market conditions. The Fund’s shareholders do not have input into the investment decisions. All of these factors increase the uncertainty, and thus the risk, of investing in the Fund’s common shares. The senior management team of the Adviser has substantial responsibilities under the Investment Advisory Agreement. In order to implement certain strategies, the Adviser may need to hire, train, supervise, and manage new employees successfully. Any failure to manage the Fund’s future growth effectively could materially adversely affect its business, financial condition and results of operations, its ability to pay dividends to its shareholders and its ability to maintain its qualification as a RIC.

If the Adviser ceases to be the Adviser or one or more of the Adviser’s key personnel ceases to provide services to the Fund, the Fund’s lenders and its derivative counterparties may cease doing business with the Fund.

If the Adviser ceases to be the Adviser, including upon the non-renewal of the Investment Advisory Agreement, or if one or more of the Adviser’s key personnel cease to provide services for the Fund, it could constitute an event of default or early termination event under many of the Fund’s reverse repurchase agreement financing and derivative hedging agreements, upon which the relevant counterparties would have the right to terminate their agreements with the Fund. If the Adviser ceases to be the Adviser for any reason, including upon the non-renewal of its Investment Advisory Agreement, and the Fund is unable to obtain or renew financing or enter into or maintain derivative transactions, it could materially adversely affect the Fund’s business, financial condition and results of operations, and its ability to pay dividends to its shareholders.

The Fund does not own the Ellington brand or trademark but may use the brand and trademark as well as its logo pursuant to the terms of a license granted by Ellington.

Ellington has licensed the “Ellington” brand, trademark, and logo to the Fund for so long as the Adviser or another affiliate of Ellington continues to act as its investment adviser. The Fund does not own the brand, trademark, or logo that the Fund will use in its business and may be unable to protect this intellectual property against infringement from third parties. Ellington retains the right to continue using the “Ellington” brand and trademark. The Fund will further be unable to preclude Ellington from licensing or transferring the ownership of the “Ellington” brand and trademark to third parties, some of whom may compete against the Fund. Consequently, the Fund will be unable to prevent any damage to goodwill that may occur as a result of the activities of Ellington or others. Furthermore, in the event the Adviser or another affiliate of Ellington ceases to act as the Fund’s investment adviser, or in the event Ellington terminates the license, the Fund will be required to change its name and trademark. Any of these events could disrupt the Fund’s recognition in the marketplace, damage any goodwill the Fund may have generated, and otherwise harm its business. Finally, the license is a domestic license in the United States only and does not give the Fund any right to use the “Ellington” brand, trademark, and logo overseas even though the Fund expects to use the brand, trademark, and logo overseas. The Fund’s use of the “Ellington” brand, trademark and logo overseas will therefore be unlicensed and could expose the Fund to a claim of infringement.

Risks Related to the Fund’s Common Shares

Common shares of closed-end management investment companies have in the past traded at discounts to their net asset values per common share, for sustained periods of time, and there can be no assurance that the market price of the Fund’s common shares will not decline below the Fund’s net asset value per common share.

Common shares of closed-end management investment companies have in the past traded at discounts to their net asset values per common share and the Fund’s stock may also be discounted in the market. This characteristic of closed-end management investment companies is separate and distinct from the risk that the Fund’s net asset value per common share may decline. The Fund cannot predict whether its common shares will trade above, at, or below its net asset value per common share. The risk of loss associated with this characteristic of closed-end management investment companies may be greater for investors expecting to sell common shares purchased in an offering soon after such offering. In addition, if the Fund’s common shares trade below its net asset value per common share, the Fund will not be able to sell additional common shares to the public at its market price except (i) in connection with a rights offering to the Fund’s existing shareholders, (ii) with the consent of the majority of the Fund’s shareholders, (iii) upon the conversion of a convertible security in accordance with its terms or (iv) under such circumstances as the SEC may permit.

The Fund’s shareholders may not receive dividends or dividends may decline over time.

The declaration, amount, nature, and payment of any future dividends on the Fund’s common shares are at the sole discretion of its Board. Under Delaware law, cash dividends on a company’s capital stock may only be paid if, after payment, the company will be able to pay its debts as they become due in the ordinary course of business; and the company’s assets will be greater than its liabilities, plus, unless the charter permits otherwise, the amount that would be needed, if the company were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights on dissolution are superior to those receiving the distribution. Further, even if the Fund is permitted to pay a dividend under Delaware law, the Fund may not have sufficient cash to pay dividends on its common shares. In addition, in order to preserve the Fund’s liquidity, its Board may not declare a dividend at all or declare all or any portion of a dividend to be payable in stock, may delay the record date or payment date for any previously declared, but unpaid, dividend, convert a previously declared, but unpaid, cash dividend on the Fund’s common shares to a dividend paid partially or completely in common shares, or even revoke a declared, but unpaid, dividend.

The Fund’s ability to pay dividends may be impaired if any of the risks described in this registration statement, or any of the Fund’s other periodic or current reports filed with the SEC, were to occur. In addition, payment of dividends depends upon the Fund’s earnings, liquidity, financial condition, the RIC distribution requirements, its financial covenants, and other factors that the Board may deem relevant from time to time. There can be no assurance that the Fund’s business will generate sufficient cash flow from operations or that future borrowings or other capital will be available to the Fund in an amount sufficient to enable the Fund to make distributions on its common shares, to pay its indebtedness, or to fund other liquidity needs. The Board will continue to assess the dividend rate on its common shares on an ongoing basis, as market conditions and its financial position continue to evolve. The Board is under no obligation to declare any dividend distribution. There can be no assurance that the Fund will achieve results that will allow it to pay a specified level of dividends or to increase dividends from one period to the next.

An increase in interest rates may have an adverse effect on the market price of the Fund’s common shares and its ability to pay dividends to its shareholders.

One of the factors that investors may consider in deciding whether to buy or sell the Fund’s common shares is its dividend rate (or expected future dividend rate) as a percentage of its common share price, relative to market interest rates. If market interest rates increase or do not decline from their current levels, prospective investors may demand a higher dividend rate on the Fund’s common shares or seek alternative investments paying higher dividends or interest. There can be no assurance that the Fund will achieve results that will allow it to increase its dividend rate in response to market interest rate increases. As a result, interest rate fluctuations and capital market conditions can affect the market price of the Fund’s common shares independent of the effects such conditions may have on its portfolio. For instance, if interest rates rise without an increase in the Fund’s dividend rate, the market price of its common shares could decrease because potential investors may require a higher dividend yield on its common shares as market rates on interest-bearing instruments such as bonds rise. In addition, to the extent the Fund has variable rate debt, such as its reverse repurchase agreement financing, rising interest rates would result in increased interest expense on this variable rate debt, which might not be offset by increased interest income, and thereby adversely affecting the Fund’s cash flow and its ability to service its indebtedness and pay dividends to its shareholders.

Investing in the Fund’s common shares involves a high degree of risk.

The assets the Fund purchase in accordance with its objectives may result in a higher amount of risk than other alternative asset acquisition options. The assets the Fund acquires may be highly speculative and aggressive and may be subject to a variety of risks, including credit risk, prepayment risk, interest rate risk, and market risk. As a result, an investment in the Fund’s common shares may not be suitable for investors with lower risk tolerance.

If the Fund issues preferred shares, debt securities or convertible debt securities, its net asset value per common share may become more volatile.

The Fund cannot assure shareholders that the issuance of preferred shares and/or debt securities would result in a higher yield or return to the shareholders. The issuance of preferred shares, debt securities and/or convertible debt would likely cause the Fund’s net asset value per common share to become more volatile. If the dividend rate on the preferred shares, or the interest rate on the debt securities, were to approach the net rate of return on the Fund’s investment portfolio, the benefit of leverage to shareholders would be reduced. If the dividend rate on the preferred shares, or the interest rate on the debt securities, were to exceed the net rate of return on the Fund’s portfolio, the use of leverage would result in a lower rate of return to shareholders than if the Fund had not issued the preferred shares or debt securities. Any decline in the value of the Fund’s investment portfolio would generally be borne entirely by the holders of the Fund’s common shares. Therefore, if the market value of the Fund’s portfolio were to decline, the leverage would result in a greater decrease in the Fund’s net asset value per common share than if the Fund were not leveraged through the issuance of preferred shares.

There is also a risk that, in the event of a sharp decline in the value of its net assets, the Fund would be in danger of: (i) failing to maintain the required asset coverage ratios which may be required by the preferred shares, debt securities, convertible debt or units, or by the 1940 Act; (ii) a downgrade in the ratings of the preferred shares, debt securities, convertible debt or units, if such instruments were rated; or (iii) the Fund’s current investment income not being sufficient to meet the dividend requirements on the preferred shares or the interest payments on the debt securities. If the Fund does not maintain its required asset coverage ratios, the Fund may not be permitted to declare dividends which could violate its distribution requirements and fail to qualify for RIC tax treatment and thus become subject to corporate-level income tax. In order to counteract such an event, the Fund might need to liquidate investments in order to fund redemption of some or all of the preferred shares, debt securities or convertible debt. In addition, the Fund would pay (and the holders of its common shares would bear) all costs and expenses relating to the issuance and ongoing maintenance of the preferred shares, debt securities, convertible debt or any combination of these securities. Holders of preferred shares, debt securities or convertible debt may have different interests than holders of common shares and may, at times, have disproportionate influence over the Fund’s affairs.

Holders of any preferred shares that the Fund may issue would have the right to elect members of the Board and have class voting rights on certain matters.

The 1940 Act requires that holders of shares of preferred shares must be entitled as a class to elect two trustees at all times and to elect a majority of the trustees if dividends on such preferred shares are in arrears by two years or more, until such arrearage is eliminated. In addition, certain matters under the 1940 Act require the separate vote of the holders of any issued and outstanding preferred shares, including changes in fundamental investment restrictions and conversion to open-end status and, accordingly, preferred shareholders could veto any such changes. Restrictions imposed on the declarations and payment of dividends or other distributions to the holders of the Fund’s common shares and preferred shares, both by the 1940 Act and by requirements imposed by rating agencies, might impair the Fund’s ability to maintain its tax treatment as a RIC for U.S. federal income tax purposes.

A downgrade, suspension or withdrawal of any future credit rating assigned by a rating agency to the Fund or any future issuances of preferred shares or debt securities, if any, or change in the debt markets could cause the liquidity or market value of the Fund’s preferred shares or debt securities to decline significantly.

Any credit rating to the Fund would be an assessment by rating agencies of the Fund’s ability to pay its debts when due. Consequently, real or anticipated changes in any credit ratings will generally affect the market value of any issuances of preferred shares or debt securities. These credit ratings may not reflect the potential impact of risks relating to the structure or marketing of the Fund’s preferred shares and debt securities. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. Neither the Fund nor any underwriter undertakes any obligations to obtain or maintain any credit ratings or to advise holders of its preferred shares or debt securities of any changes in any credit ratings. There can be no assurance that any credit ratings will be assigned to the Fund or remain for any given period of time or that such credit ratings will not be lowered or withdrawn entirely by the rating agencies if, in their judgment, future circumstances relating to the basis of the credit rating, such as adverse changes in the Fund, so warrant. The conditions of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the Fund’s preferred shares and debt securities.

Risks Related to the Fund’s Organization and Structure

The Fund has a limited prior operating history as a closed-end investment company.

The Fund was recently reorganized as an externally managed, non-diversified, closed-end management investment company with a limited prior operating history as such. As a result, the Fund’s current and historical financial information may not be suitable for evaluating an investment in the Fund as a closed-end management investment company. The Fund is subject to all of the business risks and uncertainties associated with any new business, including the risk that the Fund will not achieve its investment objectives and that the value of an investment in the Fund could decline substantially or become worthless. As the Fund finalizes the rotation of its investment portfolio out of agency mortgage-backed securities and into CLOs, the Fund could invest some of its capital in temporary investments, including, but not limited to, cash and cash equivalents, which the Fund expects will have returns substantially lower than the returns that the Fund anticipates earning from investments in CLO securities and related investments.

From January 1, 2024 through March 31, 2025, the Fund operated as a C-Corporation and focused on investments in both corporate collateralized loan obligations and agency mortgage-backed securities. Prior to January 1, 2024, the fund operated as a real estate investment trust focusing on agency mortgage-backed securities.

With only a limited prior history as a closed-end investment company, the Fund has only a limited prior history complying the requirements of the 1940 Act. The Fund’s failure to comply with the requirements of the 1940 Act could expose it to SEC enforcement actions, litigation, reputational damage, and limitations on future capital raising, which could materially adversely affect the Fund’s regulatory standing, tax status, business, financial condition and results of operations, and its ability to pay dividends to its shareholders.

The Fund’s shareholders’ ability to control the Fund’s operations is severely limited.

The Board has approval rights with respect to the Fund’s major strategies, including strategies regarding investments, financing, growth, debt capitalization, compliance with the 1940 Act, RIC qualification and distributions. The Board may amend or revise these and other strategies without a vote of its shareholders, subject to such amendments or revisions not being fundamental.

Certain provisions of the Delaware Statutory Trust Act and the Fund’s Declaration of Trust and Bylaws could deter takeover attempts and have an adverse impact on the price of its common shares.

The Delaware Statutory Trust Act, the Fund’s declaration of trust and its bylaws contain provisions that may have the effect of discouraging a third party from making an acquisition proposal for the Fund. The Control Share Statute is a provision of the Delaware Statutory Trust Act that limits the voting rights of shares held in excess of certain specified thresholds. See “Description of the Fund’s Securities—Certain Aspects of the Delaware Control Share Statute.” In addition, certain provisions in the Declaration of Trust impose limits on the rights of shareholders with respect to bringing claims against or on behalf of the Fund. See “Description of the Fund’s Securities—Anti-Takeover Provisions in the Declaration of Trust.” Further, the Fund’s bylaws contain a provision requiring advance notice of shareholder nominees for trustee.

Notwithstanding the foregoing, through the inclusion of Section 10.10 in the Declaration of Trust, the Fund has categorically exempted all acquisitions of its shares from the application of the Control Share Statute and therefore effectively “opted-out” of the Control Share Statute.

The Fund’s authorized but unissued common and preferred shares may prevent a change in its control.

The Fund’s declaration of trust authorizes the Fund to issue an unlimited number of shares, including common shares and preferred shares. In addition, the Board, without shareholder approval, may classify or reclassify any unissued common shares or preferred shares, may set the preferences, rights and other terms of the classified or reclassified shares and, with respect to the establishment of the terms of such preferred shares, may amend the declaration of trust as they deem necessary or appropriate. As a result, among other things, the Board may establish a class or series of common shares or preferred shares that could delay or prevent a transaction or a change in control of the Fund that might involve a premium price for its common shares or otherwise be in the best interests of its shareholders.

The Fund’s rights and the rights of its shareholders to take action against its trustees and officers or against the Adviser or Ellington are limited, which could limit shareholders’ recourse in the event actions are taken that are not in shareholders’ best interests.

The Fund’s declaration of trust limits the liability of its present and former trustees and officers to the Fund and its shareholders or any other person or entity for money damages other than liability arising from (i) willful misfeasance, (ii) bad faith, (iii) gross negligence, or (iv) reckless disregard of the duties involved in the conduct of his or her position. The Fund’s declaration of trust limits the liability of the Fund’s present and former trustees and officers to the maximum extent permitted under applicable law.

The Fund’s declaration of trust requires the Fund to indemnify each of its present and former trustees and officers against any liabilities and expenses incurred in connection with actions taken by such trustee or officer in those capacities except with respect to any matter as to which he or she has not acted in good faith in the reasonable belief that his or her action was in the best interest of the Fund or, in the case of any criminal proceeding, as to which he or she had reasonable cause to believe that the conduct was unlawful and provided that no trustee or officer shall be indemnified against any liability to any person or entity or any expense of such trustee or officer arising by reason of (i) willful misfeasance, (ii) bad faith, (iii) gross negligence, or (iv) reckless disregard of the duties involved in the conduct of his or her position. Further, no indemnification shall be made unless there has been a determination (i) by a final decision on the merits by a court or other body of competent jurisdiction that such trustee or officer is entitled to indemnification or, (ii) in the absence of such a decision, by (1) a majority vote of a quorum of trustees who are neither “Interested Persons” (as defined in the 1940 Act) of the Trust nor parties to the proceeding, that such trustee or officer is entitled to indemnification, or (2) if such quorum is not obtainable or even if obtainable, if such majority so directs, independent legal counsel in a written opinion concludes that such trustee or officer should be entitled to indemnification. The Fund’s declaration of trust requires indemnification of the Fund’s present and former trustees and officers to the maximum extent permitted under applicable law. In addition, the Fund is obligated to pay or reimburse the expenses incurred by its present and former trustees and officers if certain conditions are satisfied.

As a result, the Fund and its shareholders may have more limited rights against its present and former trustees and officers than might otherwise exist absent the current provisions in its declaration of trust or that might exist with other companies, which could limit recourse available to shareholders in the event actions are taken that are not in shareholders’ best interest.

The Fund’s declaration of trust contains provisions that make removal of its trustees difficult, which could make it difficult for its shareholders to effect changes to its management.

The Fund’s declaration of trust provides that, subject to the rights of holders of any series of preferred shares, a trustee may be removed only for cause, and only by action taken by a majority of the remaining trustees. Vacancies generally may be filled only by a majority of the remaining trustees in office, even if less than a quorum, for the full term of the class of trustees in which the vacancy occurred. These requirements make it more difficult to change the Fund’s management by removing and replacing trustees and may prevent a change in its control that is in the best interests of its shareholders.

The Fund is subject to the risk of legislative and regulatory changes impacting its business or the markets in which the Fund invests.

Legal and regulatory changes. Legal and regulatory changes could occur and may adversely affect the Fund and its ability to pursue its investment strategies and/or increase the costs of implementing such strategies. New or revised laws or regulations that could adversely affect the Fund may be imposed by the Commodity Futures Trading Commission, or the “CFTC,” the SEC, the U.S. Federal Reserve and the other Central Banks, other banking regulators, other governmental regulatory authorities, or self-regulatory organizations that supervise the financial markets. In particular, these agencies are empowered to promulgate a variety of new rules pursuant to recently enacted financial reform legislation in the United States and the countries which they operate in. The Fund also may be adversely affected by changes in the enforcement or interpretation of existing statutes and rules by these governmental regulatory authorities or self-regulatory organizations. Such changes, or uncertainty regarding any such changes, could adversely affect the strategies and plans set forth in this registration statement and may result in the Fund’s investment focus shifting from the areas of expertise of the investment team to other types of investments in which the investment team may have less expertise or little or no experience. Thus, any such changes, if they occur, could have a material adverse effect on the Fund’s results of operations and the value of an investment in the Fund.

Relief from Registration as Commodity Pool Operator. With respect to the Fund’s operation, the Adviser has claimed an exclusion from the definition of the term “commodity pool operator” pursuant to CFTC Rule 4.5, which imposes certain commodity interest trading restrictions on the Fund. These trading restrictions permit the Fund to engage in commodity interest transactions that include: (i) “bona fide hedging” transactions, as that term is defined and interpreted by the CFTC and its staff, without regard to the percentage of the Fund’s assets committed to margin and option premiums; and (ii) non-bona fide hedging transactions, provided that the Fund does not enter into such non-bona fide hedging transactions if, immediately thereafter, (a) the sum of the amount of initial margin and premiums required to establish the Fund’s commodity interest positions would exceed 5% of its liquidation value, after taking into account unrealized profits and unrealized losses on any such transactions, or (b) the aggregate net notional value of the Fund’s commodity interest positions would exceed 100% of its liquidation value, after taking into account unrealized profits and unrealized losses on any such positions. In addition to meeting one of the foregoing trading limitations, interests in the Fund may not be marketed as or in a commodity pool or otherwise as a vehicle for trading in the futures, options or swaps markets.

In the event the Fund fails to qualify the Adviser for the exclusion, and the Adviser is required to register as a “commodity pool operator” in connection with serving as its investment adviser and becomes subject to additional disclosure, recordkeeping and reporting requirements, its expenses may increase. The Fund currently intends to operate in a manner that would permit the Adviser to continue to claim such exclusion.

Derivative Investments. The derivative investments in which the Fund may invest are subject to comprehensive statutes, regulations and margin requirements. In particular, certain provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the “Dodd-Frank Act,” require certain standardized derivatives to be executed on a regulated market and cleared through a CCP, which may result in increased margin requirements and costs for the Fund. The Dodd-Frank Act also established minimum margin requirements on certain uncleared derivatives which may result in the Fund and its counterparties posting higher margin amounts for uncleared derivatives.

The “Derivatives Rule” (i.e., Rule 18f-4 under the 1940 Act) regulates and, in some cases limits, the use of derivatives, reverse repurchase agreements, and certain other transactions by funds registered under the 1940 Act. Unless the Fund qualifies as a “limited derivatives user,” as defined in the Derivatives Rule, the Fund is required to establish a comprehensive Derivatives Risk Management Program, to comply with certain value-at-risk based leverage limits and reporting requirements, to appoint a derivatives risk manager and to provide additional disclosure both publicly and to the SEC regarding the Fund’s derivatives positions. Even if the Fund did qualify as a limited derivatives user, the Derivatives Rule would still require the Fund to have policies and procedures to manage its derivatives risk and limit its derivatives exposure. Under the Derivatives Rule, when the Fund trades reverse repurchase agreements or similar financing transactions, the Fund needs to aggregate the amount of indebtedness associated with the reverse repurchase agreements or similar financing transactions with the aggregate amount of any other senior securities representing indebtedness when calculating its asset coverage ratio or treat all such transactions as derivatives transactions. The Derivatives Rule also provides special treatment for reverse repurchase agreements and similar financing transactions. Specifically, a fund may elect whether to treat reverse repurchase agreements and similar financing transactions as “derivatives transactions” subject to the requirements of the Derivatives Rule or as senior securities equivalent to bank borrowings for purposes of Section 18 of the 1940 Act. The Fund has elected to treat reverse repurchase agreements and similar financing transactions as “derivatives transactions.” See “Summary—Financing and Hedging Strategy—Derivative Transactions.”

The SEC also has provided guidance in connection with the Derivatives Rule regarding the use of securities lending collateral that may limit the Fund’s securities lending activities. In addition, the Fund is permitted to invest in a security on a when-issued or forward-settling basis, or with a non-standard settlement cycle, and the transaction will be deemed not to involve a senior security, provided that (i) the Fund intend to physically settle the transaction and (ii) the transaction will settle within 35 days of its trade date (the “Delayed-Settlement Securities Provision”). The Fund may otherwise engage in such transactions that do not meet the conditions of the Delayed-Settlement Securities Provision so long as the Fund treats any such transaction as a “derivatives transaction” for purposes of compliance with the Derivatives Rule. Furthermore, under the Derivatives Rule, the Fund will be permitted to enter into an unfunded commitment agreement, and such unfunded commitment agreement will not be subject to the asset coverage requirements under the 1940 Act, if the Fund reasonably believes, at the time the Fund enters into such agreement, that the Fund will have sufficient cash and cash equivalents to meet its obligations with respect to all such agreements as they come due. These requirements may increase the cost of the Fund’s investments and cost of doing business.

European Credit Derivatives. Furthermore, the E.U. Regulation No 648/2012 on over the counter (“OTC”) derivatives, central counterparties and trade repositories (also known as the European Market Infrastructure Regulation (“EMIR”), which came into force on 16 August 2012, introduced uniform requirements in respect of OTC derivative transactions by requiring certain “eligible” OTC derivative transactions to be submitted for clearing to regulated central clearing counterparties and by mandating the reporting of certain details of derivative transactions to trade repositories. In addition, EMIR imposes requirements for appropriate procedures and arrangements to measure, monitor and mitigate operational and counterparty credit risk in respect of OTC derivatives contracts which are not subject to mandatory clearing. These requirements include the exchange of margin and, where initial margin is exchanged, its segregation by the parties, including by the Fund. While many of the obligations under EMIR have already come into force, the requirement to submit certain OTC derivative transactions to central clearing counterparties and the margin requirements for non-cleared OTC derivative transactions are subject to a staggered implementation timeline. It is not yet fully clear how the OTC derivatives market will adapt to the new regulatory regime. Accordingly, it is difficult to predict the full impact of EMIR on the Fund, which may include an increase in the overall costs of entering into and maintaining OTC derivative contracts. Prospective investors should be aware that the regulatory changes arising from EMIR and other similar regulations may in due course adversely affect the Fund’s ability to adhere to its hedging policy and achieve its objectives.

Volcker Rule. Section 619 of the Dodd-Frank Act, commonly referred to as the “Volcker Rule,” generally prohibits, subject to certain exemptions, covered banking entities from engaging in proprietary trading or sponsoring, or acquiring or retaining an ownership interest in, a hedge fund or private equity fund (“covered funds”), which has been broadly defined in a way which could include many CLOs. Although certain CLOs are exempt from “covered fund” status and amendments to the Volcker Rule have eased the ability of CLOs to meet those exemptions, any future changes to the Volcker Rule that further limit banking entities’ ability to invest in CLOs may adversely affect the market value or liquidity of any or all of the investments held by the Fund. It is uncertain how any future changes to the Volcker Rule could impact the Fund.

U.S. Risk Retention. In 2014, pursuant to the Dodd-Frank Act, U.S. federal regulators adopted joint final rules (the “U.S. Risk Retention Rules”) implementing certain credit risk retention requirements which generally require the “securitizer” of an asset-backed security to retain an exposure to certain credit risk in the securitization for a certain period of time. However, in 2018, a federal court of appeals interpreting the credit risk retention requirements in the Dodd-Frank Act held that open market CLO collateral managers are not securitizers subject to the U.S. Risk Retention Rules. Therefore, CLO collateral managers of open market CLOs are not required to hold retained interests in those CLOs, and they may dispose of any retained interest they may hold at any time. This could reduce the alignment of interests between managers and noteholders, including the Fund, potentially influencing management decisions in ways that are adverse to the Fund. See “—The Fund’s CLO investments are exposed to the misalignment of the interests of CLO collateral managers with the interests of CLO investors, such as the Fund.”

EU/UK Risk Retention. Regulators in the European Union (EU) and the United Kingdom (UK) have imposed significant securitization-related regulations (collectively, the “Securitization Regulations”).

Pursuant to the Securitization Regulations, sponsors of CLOs issued in the EU or UK (collectively, “European CLOs”) are required to retain a material net economic interest in such securitizations (“risk retention”), and such sponsors are also subject to various disclosure-related obligations. To the extent that the Securitization Regulations relating to CLO sponsors or managers (including risk retention requirements) are made less stringent or rescinded, the sponsors or managers of European CLOs may have reduced incentives to prioritize the interests of CLO investors, which may increase the risk of poor performance or default because of less careful construction or management of the underlying loan portfolios; this could also limit investor confidence in such CLOs. To the extent that the Securitization Regulations relating to sponsors or managers are made more stringent, sponsors could be dissuaded from sponsoring new European CLOs, which could limit the available supply of such CLOs. Pursuant to the Securitization Regulations, EU-based or UK-based investors purchasing certain securitizations (including CLOs) are required, prior to purchasing interests in such securitizations, to carry out due diligence assessments relating to the credit risks and other material risks of such interests (including verifying that such securitizations comply with risk retention), and such investors are also subject to various monitoring obligations related to the ongoing performance and risks of such interests. To the extent that the Securitization Regulations relating to EU-based or UK-based investors are made more stringent, such investors may be dissuaded from investing in (or maintaining their investments in) CLOs, which could adversely affect the price and liquidity of such CLOs.

European CLOs are generally structured in compliance with the Securitization Regulations so that prospective investors subject to the Securitization Regulations can invest in compliance with such requirements. To the extent the Fund invests in CLO securities that have not been structured to comply with the Securitization Regulations, the price and liquidity of such securities may be adversely affected.

The SEC staff could modify its position on certain non-traditional investments, including investments in CLO securities.

The staff of the SEC (and other regulators, including the European Securities and Markets Authority (“ESMA”)) from time to time has undertaken a broad review of the potential risks associated with different asset management activities, focusing on, among other things, liquidity risk and leverage risk. The staff of the Division of Investment Management of the SEC has, in correspondence with registered management investment companies, previously raised questions about the level of, and special risks associated with, investments in CLO securities. While it is not possible to predict what conclusions, if any, the staff may reach in these areas, or what recommendations, if any, the staff might make to the SEC, the imposition of limitations on investments by registered management investment companies in CLO securities by the SEC or ESMA, as applicable, could adversely impact the Fund’s ability to implement its investment strategy and/or its ability to raise capital through public offerings, or could cause the Fund to take certain actions that may result in an adverse impact on the Fund’s shareholders, its financial condition and/or its results of operations. The Fund is unable at this time to assess the likelihood or timing of any such regulatory development.

The Fund may experience fluctuations in its Net Asset Value and quarterly operating results.

The Fund could experience fluctuations in its Net Asset Value from month to month and in its quarterly operating results due to a number of factors, including the timing of distributions to its shareholders, fluctuations in the value of the CLO securities that the Fund holds, its ability or inability to make investments that meet its investment criteria, the interest and other income earned on its investments, the level of its expenses (including the interest or dividend rate payable on the debt securities or preferred shares the Fund issues), variations in and the timing of the recognition of realized and unrealized gains or losses, the degree to which the Fund encounters competition in its markets and general economic conditions. As a result of these factors, the Fund’s Net Asset Value and results for any period should not be relied upon as being indicative of its Net Asset Value and results in future periods.

U.S. Federal Income Tax Risks

Investment in the Fund has various U.S. federal, state, and local income tax risks.

The Fund strongly urges investors to consult their own tax advisors concerning the effects of U.S. federal, state, and local income tax law on an investment in the Fund’s common shares.

The Fund will be subject to corporate-level U.S. federal income tax if it is unable to maintain its RIC status under Subchapter M of the Code, which could adversely affect the value of its common shares and could substantially reduce the cash available for distribution to its shareholders.

The U.S. federal income tax laws governing RICs are complex, and interpretations of the U.S. federal income tax laws governing qualification as a RIC are limited. Qualifying as a RIC requires the Fund to meet various tests regarding the nature of its assets, its income and the amount of its distributions on an ongoing basis. The Fund’s ability to satisfy the RIC asset and income tests depends upon the characterization and fair market values of its assets, many of which are not precisely determinable, and for which the Fund may not obtain independent appraisals. The Fund’s compliance with the RIC asset and income tests and the accuracy of its tax reporting to shareholders also depend upon its ability to successfully manage the calculation and composition of its taxable income and its assets on an ongoing basis. Even a technical or inadvertent mistake could jeopardize the Fund’s RIC status. Under certain circumstances, the Fund may be able to cure a failure to meet the RIC asset and income tests if such failure was due to reasonable cause and not willful neglect, but in order to do so the Fund may incur significant fund-level taxes, which would effectively reduce (and could eliminate) the Fund’s returns. Although the Fund intends to elect to be treated as a RIC under Subchapter M of the Code, no assurance can be given that it will be able to qualify for and maintain RIC status. If the Fund qualifies as a RIC under the Code, it generally will not be subject to corporate-level federal income taxes on its income and capital gains that are timely distributed (or deemed distributed) as dividends for U.S. federal income tax purposes to its shareholders. To qualify as a RIC under the Code and to be relieved of federal taxes on income and gains distributed as dividends for U.S. federal income tax purposes to its shareholders, the Fund must, among other things, meet certain source-of-income, asset diversification and distribution requirements. The distribution requirement for a RIC is satisfied if it distributes dividends each tax year for U.S. federal income tax purposes of an amount generally at least equal to 90% of the sum of its net ordinary income and net short-term capital gains in excess of net long-term capital losses, if any, to its shareholders. If the Fund fails to qualify or to maintain its qualification as a RIC in any calendar year, it would be required to pay U.S. federal income tax (and any applicable state and local taxes) on its taxable income at regular corporate rates, and dividends paid to its shareholders would not be deductible by the Fund in computing its taxable income (although such dividends received by certain non-corporate U.S. taxpayers generally would be subject to a preferential rate of taxation). Further, if the Fund fails to maintain its qualification as a RIC, it might need to borrow money or sell assets in order to pay any resulting tax. The Fund’s payment of income tax would decrease the amount of its income available for distribution to its shareholders and could adversely affect the value of its common shares. Furthermore, if the Fund fails to maintain its qualification as a RIC, it no longer would be required under U.S. federal tax laws to distribute substantially all of its taxable income to its shareholders.

The Fund’s investments may result in the Fund incurring tax or recognizing taxable income prior to receiving cash distributions related to such income.

The tax implications of the corporate CLOs in which the Fund invests are complex and, in some circumstances, unclear. In particular, the Fund may recognize taxable income on certain of its CLO investments without the concurrent receipt of cash.

The Fund expects that most of its investments in securities will be marked to market for tax purposes pursuant to its election under Section 475(f) of the Code (see “—The Fund has made a mark-to-market election under Section 475(f) of the Code.”), regardless of whether the investments are generating cash flow. This could cause the Fund to recognize taxable income on such investments without the concurrent receipt of cash. For any of the Fund’s investments that are not marked to market for tax purposes, such as certain CLO equity investments, the tax implications of such investments are often complex and, in some circumstances, unclear, which could also cause the Fund to recognize taxable income on such investments without the concurrent receipt of cash. If the Fund holds 10% or more (by vote or value) of the interests treated as equity for U.S. federal income tax purposes in a foreign corporation that is treated as a controlled foreign corporation (“CFC”) (including equity tranche investments and certain debt tranche investments in a CLO treated as a CFC), the Fund may be treated as receiving a deemed distribution (taxable as ordinary income) each tax year from such foreign corporation in an amount equal to its pro rata share of the corporation’s “subpart F income” for the tax year (including both ordinary earnings and capital gains). Treasury Regulations generally treat the Fund’s income inclusion with respect to a CFC as qualifying income for purposes of determining its ability to be subject to tax as a RIC if either (i) there is a current distribution out of the earnings and profits of the CFC that are attributable to such income inclusion or (ii) such inclusion is derived with respect to the Fund’s business of investing in stock, securities, or currencies. If the Fund fails to qualify or maintain its qualification for tax treatment as a RIC under Subchapter M of the Code for any reason, the Fund would be required to pay U.S. federal income tax on its taxable income at regular corporate rates, which could substantially reduce the Fund’s net assets, as well as the amount of income available for distributions, and the amount of such distributions, to the Fund’s shareholders and for payments to the holders of the Fund’s other equity securities or obligations. See “—The Fund will be subject to corporate-level U.S. federal income tax if it is unable to maintain its RIC status under Subchapter M of the Code, which could adversely affect the value of its common shares and could substantially reduce the cash available for distribution to its shareholders.”

Because the annual RIC distribution requirements are based on the RIC’s taxable income as opposed to the cash flow received by the RIC, if the Fund recognizes taxable income on its investments in excess of the cash either received from such investments or otherwise maintained on hand by the Fund, the Fund may have to sell some of its investments at times and/or at prices the Fund would not consider advantageous, raise additional debt or equity capital or forgo new investment opportunities to satisfy the RIC distribution requirements. If the Fund is not able to obtain cash from other sources, the Fund may fail to qualify for RIC tax treatment and thus become subject to corporate-level income tax.

The Fund has made a mark-to-market election under Section 475(f) of the Code.

The Fund has made an election under Section 475(f) of the Code to mark its securities to market. There are limited authorities under Section 475(f) of the Code as to what constitutes a trader for U.S. federal income tax purposes. Under other sections of the Code, the status of a trader in securities depends on all of the facts and circumstances, including the nature of the income derived from the taxpayer’s activities, the frequency, extent and regularity of the taxpayer’s securities transactions, and the taxpayer’s investment intent. There can be no assurance that the Fund will continue to qualify as a trader in securities eligible to make a mark-to-market election. The Fund has not received, nor is it seeking, an opinion from counsel or a ruling from the IRS regarding its qualification as a trader. If the qualification for, or the Fund’s application of, such election were successfully challenged by the IRS, in whole or in part, it could, depending on the circumstances, result in retroactive (or prospective) changes in the amount or timing of recognized gross income, and potentially jeopardize its RIC qualification. If the IRS were to successfully challenge the treatment or timing of recognition of income from its securities, the Fund could fail to maintain its qualification as a RIC. Finally, mark-to-market gains and losses could cause volatility in the amount of its taxable income. For instance, the mark-to-market election could generate losses in one taxable year that the Fund is unable to use to offset taxable income, followed by mark-to-market gains in a subsequent taxable year that force the Fund to make additional distributions to its shareholders. Hence, the mark-to-market gains and losses could cause the Fund to distribute more dividends to its shareholders in a particular period than would otherwise be desirable from a business perspective.

Complying with RIC requirements may cause the Fund to forgo or liquidate otherwise attractive investments.

To maintain its qualification as a RIC, the Fund must continually satisfy various tests regarding the sources of its income, the nature and diversification of its assets and the amounts it distributes to its shareholders. In order to meet these tests, the Fund may be required to forgo investments it might otherwise make. It may be required to pay dividends to shareholders at disadvantageous times or when it does not have funds readily available for distribution and may be unable to pursue investments that would be otherwise advantageous to the Fund in order to satisfy the source of income or asset diversification requirements for qualifying as a RIC. Thus, compliance with the RIC requirements may hinder the Fund’s investment performance.

FATCA withholding may apply to payments to certain foreign entities.

Payments made under the Fund’s securities to a foreign financial institution (“FFI”), or non-financial foreign entity (“NFFE”) (including such an institution or entity acting as an intermediary), may be subject to a U.S. withholding tax of 30% under FATCA. This withholding tax may apply to certain payments of interest on the Fund’s debt securities or dividends on its shares unless the FFI or NFFE complies with certain information reporting, withholding, identification, certification and related requirements imposed by FATCA. Depending upon the status of a holder and the status of an intermediary through which any of the Fund’s debt securities or shares are held, the holder could be subject to this 30% withholding tax in respect of any interest paid on its debt securities or dividends on its shares. Investors should consult their own tax advisors regarding FATCA and how it may affect an investment in the Fund’s securities.

General Risk Factors

The Fund, Ellington, or its affiliates may be subject to adverse legislative, regulatory or public policy changes.

At any time, U.S. federal, state, local, or foreign laws or regulations that impact the Fund’s business, or the administrative interpretations of those laws or regulations, may be enacted or amended.

The Fund cannot predict when or if any new law, regulation, or administrative interpretation, or any amendment to or repeal of any existing law, regulation, or administrative interpretation, will be adopted or promulgated or will become effective. Additionally, the adoption or implementation of any new law, regulation, or administrative interpretation, or any revisions in or repeals of these laws, regulations, or administrative interpretations, could cause the Fund to change its portfolio, could constrain its strategy, or increase its costs. The Fund could be adversely affected by any change in or any promulgation of new law, regulation, or administrative interpretation.

In addition, political leaders in the U.S. and certain foreign countries have recently been elected on protectionist platforms, fueling doubts about the future of global free trade. The U.S. government has indicated its intent to alter its approach to international trade policy and in some cases to renegotiate certain existing trade agreements with foreign countries. In addition, the U.S. government has recently imposed tariffs on certain foreign goods and has indicated a willingness to impose tariffs on imports of other products. Some foreign governments have instituted retaliatory tariffs on certain U.S. goods and have indicated a willingness to impose additional tariffs on U.S. products. Global trade disruption, significant introductions of trade barriers and bilateral trade frictions, together with any future downturns in the global economy resulting therefrom, could adversely affect the Fund’s performance.

Changes in U.S. federal policy, including tax policies, and at regulatory agencies occur over time through policy and personnel changes following elections and otherwise, which lead to changes involving the level of oversight and focus on the financial services industry or the tax rates paid by corporate entities. The Fund cannot predict the ultimate impact of the foregoing on it, its business and investments, or the industries in which it invests generally, and any prolonged uncertainty could also have an adverse impact on the Fund and its investment objectives. Future changes may adversely affect the Fund’s operating environment, including through increasing competition, and therefore its business, operating costs, financial condition and results of operations. Further, an extended federal government shutdown resulting from failing to pass budget appropriations, adopt continuing funding resolutions, or raise the debt ceiling, and other budgetary decisions limiting or delaying government spending, may negatively impact U.S. or global economic conditions, including corporate and consumer spending, and liquidity of capital markets.

The Fund’s failure to procure adequate funding and capital would adversely affect the Fund’s results and may, in turn, negatively affect the value of its common shares and its ability to pay dividends to its shareholders.

The Fund depends upon the availability of adequate funding and capital for its operations. To maintain its status as a RIC, the Fund is required to distribute to its shareholders at least 90% of its RIC taxable income annually, which generally includes ordinary income (e.g. dividends and interest) and net short-term capital gains. As a result, the Fund is not able to retain much or any of its earnings for new investments. There can be no assurance that any, or sufficient, funding or capital will be available to the Fund in the future on terms that are acceptable to the Fund. The Fund’s access to external capital will depend upon a number of factors, including the market price of its common shares, the market’s perception of its financial condition and potential future earnings, and general market conditions. In the event that the Fund cannot obtain sufficient funding and capital on acceptable terms, there may be a negative impact on the value of its common shares and the Fund’s ability to pay dividends to its shareholders, and shareholders may lose part or all of their investment.

The Fund, Ellington, or its affiliates may be subject to regulatory inquiries and proceedings, or other legal proceedings.

At any time, industry-wide or company-specific regulatory or tax inquiries or proceedings can be initiated, and the Fund cannot predict when or if any such regulatory inquiries or proceedings will be initiated that involve the Fund or Ellington or its affiliates, including the Adviser. The Fund believes that the heightened scrutiny of the financial services industry increases the risk of inquiries and requests from regulatory or enforcement agencies. For example, as discussed under the caption “Investment Objective, Opportunities and Principal Strategies—Legal Proceedings”, over the years, Ellington and its affiliates have received, and the Fund expects in the future that the Fund and they may receive, inquiries and requests for documents and information from various federal, state, and foreign regulators.

The Fund can give no assurances that, whether the result of regulatory inquiries or otherwise, neither the Fund nor Ellington nor its affiliates will become subject to investigations, enforcement actions, fines, penalties or the assertion of private litigation claims. If any such events were to occur, the Fund, or the Adviser’s ability to perform its obligations to the Fund under the Investment Advisory Agreement between the Fund and the Adviser, or Ellington’s ability to perform its obligations to the Adviser under the services agreement between Ellington and the Adviser, could be materially adversely impacted, which could materially adversely affect the Fund’s business, financial condition and results of operations, and its ability to pay dividends to its shareholders.

The market for the Fund’s common shares may be limited, and the price and trading volume of its common shares may be volatile.

While the Fund’s common shares are listed on the NYSE, such listing does not provide any assurance as to whether or not the market price reflects its actual financial performance, the liquidity of its stock, a holder’s ability to sell its stock and/or at what price such holder could sell its stock. Market prices for the Fund’s common shares may be volatile and subject to wide fluctuations, including as a result of trading volumes. There can be no assurance that the market price of the Fund’s common shares will not fluctuate or decline significantly in the future. Some of the factors that could negatively affect the price of the Fund’s common shares, or result in fluctuations in the price or trading volume of its common shares include:

●	actual or anticipated variations in the Fund’s dividends or operating results;

●	changes in the Fund’s earnings estimates, failure to meet earnings or operating results expectations of public market analysts and investors, or publication of research reports about the Fund or the CLO closed-end fund and/or similar industries;

●	increases in market interest rates that lead purchasers of the Fund’s common shares to demand a higher yield;

●	repurchases and issuances by the Fund of its common shares;

●	passage of legislation, changes in applicable law, court rulings, enforcement actions or other regulatory developments that adversely affect the Fund or its industry;

●	changes in government policies or changes in timing of implementation of government policies;

●	changes in market valuations of similar companies;

●	adverse market reaction to any increased indebtedness the Fund incurs in the future;

●	additions or departures of key management personnel;

●	actions by shareholders;

●	speculation in the press or investment community;

●	adverse changes in global, national, regional and local economic and market conditions, including those relating to pandemics, high unemployment, elevated inflation, volatile interest rates, volatile and/or elevated credit spreads, concerns regarding a recession, geopolitical conflicts, social unrest, or civil disturbances, and concerns regarding leveraged loan defaults and credit losses;

●	the Fund’s inclusion in, or exclusion from, various stock indices;

●	the Fund’s operating performance and the performance of other similar companies; and

●	changes in accounting principles.

Stock markets in general have experienced volatility that has often been unrelated to the operating performance of a particular company. These broad market fluctuations may also adversely affect the market price of the Fund’s common shares.

Future offerings of debt securities, which would rank senior to the Fund’s common shares upon its bankruptcy liquidation, and future offerings of equity securities which could dilute the common share holdings of the Fund’s existing shareholders and may be senior to the Fund’s common shares for the purposes of dividend and liquidating distributions, may adversely affect the market price of the Fund’s common shares.

In the future, the Fund may attempt to increase its capital resources by making offerings of debt securities or additional offerings of equity securities. Upon bankruptcy or liquidation, holders of the Fund’s debt securities and preferred shares, if any, and lenders with respect to other borrowings will receive a distribution of the Fund’s available assets prior to the holders of the Fund’s common shares. The Fund’s preferred shares, if issued, could have a preference on liquidating distributions or a preference on dividend payments or both that could limit the Fund’s ability to pay a dividend or other distribution to the holders of its common shares. Because the Fund’s decision to issue securities in any future offering will depend on market conditions and other factors beyond its control, the Fund cannot predict or estimate the amount, timing or nature of its future offerings. Thus, holders of the Fund’s common shares bear the risk of the Fund’s future offerings reducing the market price of the Fund’s common shares and diluting their holdings in the Fund.

Future sales of the Fund’s common shares or other securities convertible into common shares could cause the market value of the common shares to decline and could result in dilution.

Sales of substantial amounts of the Fund’s common shares or other securities convertible into its common shares could cause the market price of the Fund’s common shares to decrease significantly. The Fund cannot predict the effect, if any, of future sales of its common shares or other securities convertible into its common shares, or the availability of such securities for future sales, on the market price of its common shares. Sales of substantial amounts of the Fund’s common shares or other securities convertible into the Fund’s common shares, or the perception that such sales could occur, may adversely affect prevailing market values for the Fund’s common shares.

Shareholders will experience dilution in their ownership percentage if they do not participate in the dividend reinvestment plan.

All distributions declared in cash payable to shareholders that are participants in the Fund’s dividend reinvestment plan are automatically reinvested in common shares. As a result, shareholders of the Fund that do not participate in its dividend reinvestment plan will experience dilution in their ownership percentage of the Fund’s common shares over time.

The Fund is subject to risks related to corporate social responsibility.

The Fund’s business faces public scrutiny related to environmental, social and governance (“ESG”) activities. The Fund may risk damage to its reputation if the Fund or affiliates of the Adviser are viewed as failing to act responsibly in a number of areas, such as diversity and inclusion, environmental stewardship, support for local communities, corporate governance and transparency and considering ESG factors in the Fund’s investment processes. Some investors have become more focused on ESG factors, including climate risks, in determining whether to invest in companies. However, regional and investor specific sentiment often differ in what constitutes a material positive or negative ESG corporate practice. The Fund’s corporate social responsibility practices will not uniformly fit investors’ definitions, particularly across geographies and investor types, of best practices for ESG considerations. Adverse incidents with respect to ESG activities could impact the cost of the Fund’s operations and relationships with investors, all of which could adversely affect its business and results of operations.

There is a growing regulatory interest across jurisdictions in improving transparency regarding the definition, measurement and disclosure of ESG factors to enable investors to validate and better understand sustainability claims, including an increased regulatory focused on the accuracy of those claims. As a result, the Fund is subject to evolving rules and regulations promulgated by various governmental and self-regulatory organizations, including the SEC, the NYSE and the Financial Accounting Standards Board. These rules continue to expand in scope and complexity, with new requirements potentially increasing compliance challenges and uncertainty. If the Fund is perceived as, or accused of, “greenwashing” or overstating the extent of its sustainability-related practices, such allegations could damage the Fund’s reputation, result in litigation or regulatory actions, and negatively impact its ability to raise capital.

At the same time, so-called “anti-ESG” sentiment has also gained momentum across the U.S., with several states having enacted or proposed “anti-ESG” policies, legislation, or issued related legal opinions. For example, certain states now require that relevant state entities or managers/administrators of state investments make investments based solely on pecuniary factors without consideration of ESG factors or have enacted “boycott bills.” If investors subject to such legislation viewed the Fund, its policies, or its practices, as being in contradiction of such “anti-ESG” policies, legislation or legal opinions, such investors may not invest in the Fund, which could negatively affect its financial performance.

If the Fund fails or is perceived to fail to comply with or meet applicable rules, regulations and stakeholder expectations, it could negatively impact the Fund’s reputation and its business results. Further, the Fund’s business could become subject to additional regulations, penalties and/or risks of regulatory scrutiny and enforcement in the future. Moreover, the requirements of various regulations the Fund may become subject to may not be consistent with each other. There can be no assurance that the Fund’s current ESG practices will meet future regulatory requirements, reporting frameworks or best practices, increasing the risk of related enforcement. Compliance with new requirements may lead to increased management burdens and costs.

Climate change has the potential to impact the Fund’s investments.

Currently, it is not possible to predict how legislation or new regulations that may be adopted to address greenhouse gas emissions will impact the assets underlying the Fund’s investments. However, any such future laws and regulations imposing reporting obligations, limitations on greenhouse gas emissions, or additional taxation of energy use could negatively affect the businesses of the underlying borrowers on the CLOs in which the Fund invests, including, for example by requiring an underlying borrower to make significant expenditures to attain and maintain compliance. Any new legislative or regulatory initiatives related to climate change could adversely affect the assets underlying the Fund’s investments and, therefore, the Fund’s business.

The physical impact of climate change could also have a material adverse effect on the assets underlying the Fund’s investments. Physical effects of climate change such as increases in temperature, sea levels, the severity of weather events and the frequency of natural disasters, such as hurricanes, tropical storms, tornadoes, wildfires, droughts, floods and earthquakes, among other effects, could reduce the value of the assets underlying the Fund’s investments and, therefore, the Fund’s investments.

Periods of heightened inflation could adversely impact the Fund’s financial results.

High inflation, whether caused by low unemployment, high corporate demand, supply-chain issues, geopolitical conflicts, quantitative easing, imposition of tariffs by the federal government, or a combination of these or other factors, may undermine the performance of the Fund’s investments by reducing the value of such investments and/or the income received from such investments. Inflation and rapid fluctuations in inflation rates have had in the past, and may in the future have, significant effects on interest rates and negative effects on economies and financial markets.

Inflation and rapid fluctuations in inflation rates have in the past had, and may in the future have, negative effects on economies and financial markets, particularly in emerging economies and particularly for some of the corporate sectors in which the Fund’s underlying obligors operate. For example, if a corporate borrower under an asset held by one of the Fund’s CLO investments is unable to increase its revenue in times of higher inflation, its profitability may be adversely affected. As inflation rises, an underlying obligor may earn more revenue but may incur higher expenses, as wages and prices of inputs increase during periods of inflation. Thus, heightened inflationary pressures could increase the risk of default by the underlying borrowers in CLOs. In addition, during any periods of rising inflation, interest rates would be expected to rise, which could create a mismatch between the Fund’s assets and liabilities. See “—Interest rate mismatches between the Fund’s assets and its liabilities, and between the assets and liabilities of the CLOs in which the Fund invests, the Fund’s CLO investments and their underlying corporate credit assets may reduce the Fund’s income during periods of changing interest rates, and volatility in interest rates could adversely affect the value of the Fund’s assets.” Conversely, as inflation declines, the Fund and any CLO in which the Fund invests and any underlying corporate borrower of its CLO investments may not be able to reduce expenses commensurate with any resulting reduction in revenue.

In addition, actions that the Federal Reserve has taken, and could continue to take in response to changes in inflation, could have an adverse impact on the economy broadly and/or on the Fund’s financial results specifically. See “Certain actions by the Federal Reserve and other central banks could materially adversely affect the Fund’s business, financial condition and results of operations, and its ability to pay dividends to its shareholders.”

Artificial intelligence and other machine learning techniques could increase competitive, operational, legal and regulatory risks to the Fund’s business in ways that the Fund cannot predict.

The use of AI by the Fund and others, and the overall adoption of AI throughout society, may exacerbate or create new and unpredictable competitive, operational, legal and regulatory risks to the Fund’s business. There is substantial uncertainty about the extent to which AI will result in dramatic changes throughout the world, and the Fund may not be able to anticipate, prevent, mitigate or remediate all of the potential risks, challenges or impacts of such changes. These changes could potentially disrupt, among other things, the Fund’s business model, investment strategies and operational processes. Some of the Fund’s competitors may be more successful than it in the development and implementation of new technologies, including services and platforms based on AI, to improve their operations. If the Fund is unable to adequately advance its capabilities in these areas, or do so at a slower pace than others in its industry, the Fund may be at a competitive disadvantage.

If the data the Fund, or third parties whose services the Fund relies on, use in connection with the possible development or deployment of AI is incomplete, inadequate or biased in some way, the performance of the Fund’s business could suffer. In addition, recent technological advances in AI both present opportunities and pose risks to the Fund. Data in technology that uses AI may contain a degree of inaccuracy and error, which could result in flawed algorithms in various models used in the Fund’s business. The volume and reliance on data and algorithms also make AI more susceptible to cybersecurity threats, including data poisoning and the compromise of underlying models, training data or other intellectual property. The personnel provided to the Fund by the Adviser, and/or its third-party service providers could, without being known to the Fund, improperly utilize AI and machine learning-technology while carrying out their responsibilities. This could reduce the effectiveness of AI technologies and adversely impact the Fund and its operations to the extent that it relies on the AI’s work product.

There is also a risk that AI may be misused or misappropriated by the Fund’s third party service providers. For example, a user may input confidential information, including material non-public information, into AI applications, resulting in the information becoming a part of a dataset that is accessible by third-party technology applications and users, including the Fund’s competitors. Further, the Fund may not be able to control how third-party AI that it chooses to use is developed or maintained, or how data the Fund inputs is used or disclosed. The misuse or misappropriation of the Fund’s data could have an adverse impact on its reputation and could subject it to legal and regulatory investigations or actions or create competitive risk.

In addition, the use of AI by the Fund or others may require compliance with legal or regulatory frameworks that are not fully developed or tested, and the Fund may face litigation and regulatory actions related to its use of AI. There has been increased scrutiny, including from global regulators, regarding the use of “big data,” diligence of data sets and oversight of data vendors. The Fund’s ability to use data to gain insights into and manage its business may be limited in the future by regulatory scrutiny and legal developments.

 THE FUND

Effective as of the Conversion date, the Fund became a Delaware statutory trust that is a non-diversified, closed-end management investment company registered under the 1940 Act. The Fund intends to elect to be treated, and intends to qualify annually, as a RIC under Subchapter M of the Code. Prior to the Conversion Date, the Fund was not registered as an investment company under the 1940 Act and, for tax years ended before January 1, 2024, had elected to be taxed as a REIT. The Fund’s common shares have been listed on NYSE under the ticker symbol “EARN” since May 1, 2013.

The Fund was initially formed in August 2012 as a Maryland REIT that specialized in acquiring, investing in, and managing RMBS.

On March 29, 2024, the Board approved the CLO Strategic Transformation, whereby the Fund changed its investment strategy to focus on corporate CLOs. In connection with the CLO Strategic Transformation, the Fund revoked its REIT election for tax year 2024, rebranded as Ellington Credit Company (from Ellington Residential Mortgage REIT), and operated as a taxable C-Corporation during the interim period from January 1, 2024 until the Conversion Date.

During this interim period, in addition to accumulating a CLO portfolio, the Fund continued to hold a core portfolio of liquid Agency MBS pools so that neither the Fund nor any of its subsidiaries were required to register as an investment company under the 1940 Act. The Fund also took advantage of its significant existing net operating loss carryforwards during this period to offset the majority of its U.S. federal taxable income. On August 13, 2024, the Board approved the Investment Advisory Agreement with the Adviser subject to the further approval by the Fund’s shareholders, which was obtained at the Special Meeting. The Fund’s shareholders voted in favor of the Fund entering into the Investment Advisory Agreement with the Adviser, as well as other related matters that would allow the Fund to convert to a registered-closed end investment company under the 1940 Act and therefore complete the CLO Strategic Transformation. Effective as of the Conversion Date, the Investment Advisory Agreement between the Fund and the Adviser was executed, and the Fund completed the Conversion. Prior to the Conversion, the Fund liquidated a significant amount of its mortgage-related assets, and liquidated its remaining mortgage-related assets shortly after the Conversion.

Effective as of the Conversion Date, the Fund intends to operate so as to qualify as a RIC under subchapter M of the Code for federal income tax purposes. To be eligible to be treated as a RIC beginning on the Conversion Date, the Fund has requested IRS approval to change its tax year to end on the day prior to the Conversion Date (i.e., March 31). As a RIC, the Fund expects generally not to be subject to corporate tax. See “U.S. Federal Income Tax Matters” for more information.

The Fund’s primary investment objectives are to generate attractive current yields and risk-adjusted total returns for its shareholders. The Fund seeks to achieve its investment objective by investing primarily in the mezzanine debt and equity tranches of CLOs, which are securitizations that are collateralized by portfolios of corporate credit assets. These assets are primarily non-investment grade, first lien, senior secured corporate bank loans, although many CLOs may allocate a portion of their portfolios (typically below ten percent) to other corporate credit assets, such as second lien or unsecured loans and secured or unsecured corporate bonds. For a further discussion of the Fund’s principal investment strategies, see “Investment Objective, Opportunities and Principal Strategies.” There can be no assurance that the Fund will achieve its investment objective.

The Fund’s investment adviser is Ellington Credit Company Management LLC. See “The Adviser.” Responsibility for monitoring and overseeing the Fund’s investment program, management and operation is vested in the individuals who serve on the Board. The principal office of the Fund is located at 53 Forest Ave, Suite 301, Old Greenwich, CT 06870 and its telephone number is (203) 698-1200.

INVESTMENT OBJECTIVE, OPPORTUNITIES AND PRINCIPAL STRATEGIES

Investment Objective

The Fund’s primary investment objectives are to generate attractive current yields and risk-adjusted total returns for its shareholders.

Investment Opportunities and Strategies

“Names Rule” Policy

In accordance with the requirements of the 1940 Act, the Fund has adopted a policy to invest at least 80% of its assets in the particular type of investments suggested by its name. Accordingly, under normal circumstances, the Fund invests at least 80% of the aggregate of its net assets and borrowings for investment purposes in credit and credit-related instruments. For purposes of this policy, the Fund considers credit and credit-related instruments to include, without limitation: (i) equity and debt tranches of CLOs, LAFs and securities issued by other securitization vehicles, such as CBOs; (ii) secured and unsecured floating-rate and fixed rate loans; (iii) investments in corporate debt obligations, including bonds, notes, debentures, commercial paper and other obligations of corporations to pay interest and repay principal; (iv) debt instruments issued by governments, their agencies, instrumentalities, and central banks; (v) commercial paper and short-term notes; (vi) convertible debt securities; (vii) certificates of deposit, bankers’ acceptances and time deposits; (viii) certain preferred equity investments, especially those with dividend rates that are either fixed or float based on market interest rates; and (ix) other credit-related instruments. Corporate debt and equity assets may be acquired in conjunction with the liquidations of CLOs (whether CLOs in which the Fund already holds investments, or other CLOs), as well as on an outright basis, although they are not currently a core focus of the Fund’s investment strategy.

The Fund’s investments in other investment companies, and other instruments designed to obtain indirect exposure to credit and credit-related instruments will also be counted towards its 80% investment policy to the extent that such instruments have similar economic characteristics to the investments included within that policy. Derivatives instruments used by the Fund will be counted toward the Fund’s 80% investment policy to the extent the derivatives instruments provide investment exposure to investments included within that policy or to one or more of the market risk factors associated with investments included in that policy. The 80% policy with respect to investments in credit and credit-related instruments is not fundamental and may be changed by the Board without prior approval of shareholders. Shareholders will be provided with sixty (60) days’ notice in the manner prescribed by the SEC before making any change to this policy.

Additional Information on the Structure of CLOs

The terms and covenants governing a typical CLO are, with certain exceptions, based primarily on the cash flow generated by, and the par value (as opposed to the market price or fair value) of, the collateral.

CLOs typically have two priority-of-payment schedules (commonly called “waterfalls”), which are detailed in a CLO’s indenture and govern how cash generated from a CLO’s underlying collateral is distributed to the CLO’s debt and equity investors.

First, the “interest waterfall” applies to interest payments received on a CLO’s underlying collateral. Subject to compliance with certain tests as set forth in the interest waterfall, the CLO’s equity tranche is entitled to receive any excess interest available after the required regular interest payments to CLO debt investors are made and certain CLO fees and expenses (such as administration and collateral management fees) are paid. To the extent that any of these compliance tests (such as overcollateralization and/or interest coverage tests) are breached, cash flows could be diverted away from CLO mezzanine debt and equity tranches in favor of the more senior CLO debt tranches until and unless such breaches are cured.

Second, the “principal waterfall” applies to cash flow received from the return of principal on the underlying collateral, primarily through loan repayments and proceeds from loan sales. During the CLO’s Reinvestment Period, this principal cash flow is typically used to purchase new assets, whereas after the Reinvestment Period, it is typically used to pay down CLO debt tranches sequentially based on relative seniority.

A CLO’s indenture typically requires that the CLO Collateral Manager only purchase assets for such CLO with maturity dates (which for a senior secured loan are typically five to eight years from the loan issuance date) that are shorter than the maturity date of the CLO’s liabilities (which are typically 12 to 13 years from the CLO issuance date). Subject to the covenants set forth in the indenture, a CLO Collateral Manager is able to trade an underlying CLO’s assets and reinvest proceeds from the sales or repayments of CLO assets. As a result, CLO investors can face significant reinvestment risk with respect to a CLO’s underlying portfolio. Furthermore, in addition to the risk that underling CLO assets may prepay, debt investors in most CLO transactions are subject to additional prepayment risk in that the holders of a majority of the equity tranche can direct a call or refinancing of a CLO, which could cause the CLO’s outstanding CLO debt securities to be repaid at a sub-optimal time.

Overview of Senior Secured Corporate Loans

Senior secured corporate loans hold or, in some instances, share the seniormost position in a corporate borrower’s capital structure. Broadly syndicated senior secured corporate loans, which serve as the vast majority of the collateral backing CLOs, are typically originated and structured by banks on behalf of corporate borrowers. These loans are issued to raise proceeds for a variety of corporate purposes, including leveraged buyout transactions (LBOs), mergers and acquisitions (M&A), stock repurchases, recapitalizations, refinancings, capital expenditures, and internal growth. Broadly syndicated senior secured corporate loans are typically acquired by investors through both primary bank syndications and in the secondary market. These loans are owned by a broad group of investors, including CLOs, loan and high-yield bond registered funds, loan separate accounts, banks, insurance companies, and hedge funds. Senior secured corporate loans are typically floating-rate instruments that make regular interest payments based on a spread over a given index. In most cases, a senior secured corporate loan will be secured by specific collateral of the issuer.

A senior secured corporate loan is generally negotiated between a borrower and several lenders represented by one or more lenders acting as agent for all the lenders. The agent is responsible for negotiating the loan credit agreement that establishes the terms and conditions of the senior secured loan, including the rights of the borrower and the lenders. Senior secured corporate loans can have covenants, which may include mandatory prepayments out of excess cash flows (“cash flow sweeps”), restrictions on dividend payments, the maintenance of minimum financial ratios, limits on indebtedness, and financial tests. A breach of these covenants generally constitutes an event of default which, if not waived by the lenders, may give lenders the right to accelerate principal and interest payments on a given loan. Other senior secured corporate loans may be issued with less restrictive covenants. These loans are often characterized as “covenant-lite”. In a typical “covenant-lite” loan, the covenants that require the borrower to maintain certain financial ratios on an ongoing basis are eliminated altogether, and the lenders can only rely on covenants that restrict a company from “incurring” or actively engaging certain action. As an example, a covenant that only restricts a company from incurring new debt cannot be violated simply by a deteriorating financial condition; the company would need to take affirmative action to breach such a covenant.

Access to Ellington’s Expertise

In conducting its investment activities, the Fund believes that it will benefit from the scale and resources of Ellington and its affiliates. The Fund is served by Ellington’s longstanding experience providing portfolio management, risk management, research, fund operations, compliance, and accounting services to its clients.

Portfolio Composition

The Fund’s portfolio is expected to consist of some combination of the following types of investments:

Collateralized Loan Obligations.

The Fund’s investment portfolio consists primarily of investments in the mezzanine debt and equity tranches of CLOs, which are securitizations that are collateralized by underlying portfolios of corporate credit assets. For most CLOs, the underlying assets are primarily non-investment grade, first lien, senior secured corporate bank loans, although many CLOs may allocate a portion of their portfolios (typically below ten percent) to other corporate credit assets, such as second lien or unsecured loans and/or secured or unsecured corporate bonds. Each CLO is structured as multiple tranches which offer investors varying degrees of credit risk, maturity and yield characteristics. CLO tranches are typically categorized as either senior debt, mezzanine debt, or subordinated/equity according to their relative seniority, payment priority and degree of risk. If the collateral underlying a given CLO defaults or otherwise underperforms, scheduled payments to senior tranches of such CLO securitization take precedence over those of more junior tranches, such as mezzanine debt and equity tranches, which are the focus of the Fund’s investment strategy. The CLO securities in which the Fund typically invests are unrated or rated below investment grade and are hence considered speculative with respect to timely payment of interest and repayment of principal.

Most CLOs are non-static, revolving structures that generally allow for reinvestment of capital by an external manager (the “CLO Collateral Manager”) over a pre-specified period (the “Reinvestment Period”), typically up to five years from issuance. The terms and covenants governing a typical CLO are, with certain exceptions, based primarily on the cash flow generated by, and the par value (as opposed to the market price or fair value) of, the collateral.

A CLO finances its initial purchase of a portfolio of assets via the issuance of CLO debt and equity tranches, with the debt tranches typically carrying floating-rate coupons. CLO debt tranches typically carry ratings at issuance ranging from “AAA” (or its equivalent) at the most senior level to “BB-” or “B-” (or its equivalent), which are below investment grade, at the junior level by Moody’s Investors Service, Inc. (“Moody’s”), S&P Global Ratings (“S&P”) and/or Fitch Ratings, Inc. (“Fitch”). The coupon on CLO debt tranches is typically lowest at the AAA-level and generally increases at each level down the ratings scale. CLO equity tranches are unrated, and at issuance typically represent approximately 6% to 11% of a CLO’s capital structure. The diagram below depicts a typical CLO. Some CLOs also include a B-rated debt tranche (in which the Fund may invest), and the structure of CLOs in which the Fund invests may otherwise vary from this example. The left column represents the CLO’s assets, which support the liabilities and equity in the right column. The right column shows the various classes of debt and equity issued by the illustrative CLO in order of seniority as to relative rights to receive payments from the assets. The ranges appearing directly below the rating of each class represent the percentages that such classes typically comprise, as issuance, of the overall “capital structure” (i.e., total debt and equity issued by the CLO).

Figure 1: Typical CLO “Balance Sheet” (Assets vs. Liabilities)

CLOs typically have two priority-of-payment schedules (commonly called “waterfalls”), which are detailed in a CLO’s indenture and govern how cash generated from a CLO’s underlying collateral is distributed to the CLO’s debt and equity tranches.

First, the “interest waterfall” applies to interest payments received on a CLO’s underlying collateral. Subject to compliance with certain tests as set forth in the interest waterfall, the CLO’s equity tranche is entitled to receive any excess interest available after the required regular interest payments to CLO debt investors are made and certain CLO fees and expenses (such as administration and collateral management fees) are paid. To the extent that any of these compliance tests (such as overcollateralization and/or interest coverage tests) are breached, cash flows could be diverted away from CLO mezzanine debt and equity tranches in favor of the more senior CLO debt tranches until and unless such breaches are cured.

Second, the “principal waterfall” applies to cash flow received from the return of principal on the underlying collateral, primarily through loan repayments and proceeds from loan sales. During the CLO’s Reinvestment Period, this principal cash flow is typically used to purchase new assets, whereas after the Reinvestment Period, it is typically used to pay down CLO debt tranches sequentially based on relative seniority.

A CLO’s indenture typically requires that the CLO Collateral Manager only purchase assets for such CLO with maturity dates (which for a senior secured loan are typically five to eight years from the loan issuance date) that are shorter than the maturity date of the CLO’s liabilities (which are typically 12 to 13 years from the CLO issuance date). Subject to the covenants set forth in the indenture, a CLO Collateral Manager is able to trade an underlying CLO’s assets and reinvest proceeds from the sales or repayments of CLO assets. As a result, CLO investors can face significant reinvestment risk with respect to a CLO’s underlying portfolio. Furthermore, in addition to the risk that underling CLO assets may prepay, debt investors in most CLO transactions are subject to additional prepayment risk in that the holders of a majority of the equity tranche can direct a call or refinancing of a CLO, which could cause the CLO’s outstanding CLO debt securities to be repaid at a sub-optimal time.

Loan Accumulation Facilities. Loan accumulation facilities (“LAFs” or “warehouses”) are short- to medium-term facilities that are often provided by the bank that will serve as the placement agent or arranger on a new issue CLO transaction. LAFs provide financing for the acquisition of the corporate credit assets (typically, senior secured corporate loans) that are expected to form part (or all) of the portfolio of a future CLO. Investments in LAFs carry similar risks to investments in CLO equity, as they typically employ high levels of financial leverage and are exposed to any defaults or other underperformance in the collateral that they acquire.

Collateralized Bond Obligations. A collateralized bond obligation (“CBO”) is a form of securitization that is similar to a CLO but is primarily backed by high yield corporate bonds (as opposed to almost entirely senior secured corporate loans). As with CLOs, CBOs typically issue various tranches carrying different degrees of credit risk and payment priority. Higher-rated tranches have greater degrees of insulation from collateral deterioration and lower coupons, whereas lower-rated tranches, with greater credit risk and lower payment priority, have higher coupons. CBOs enjoy structural advantages similar to those of CLOs, including collateral coverage/overcollateralization tests, interest coverage tests, and collateral quality tests. CBOs also have similar priority-of-payment structures to CLOs. In contrast to CLOs, CBO debt tranches typically carry fixed rate coupons, as their underlying assets are typically fixed rate in nature. CBOs are typically less levered than traditional CLOs as a result of their differentiated collateral, for which debt investors demand higher credit enhancement.

Derivatives Transactions. The Fund may engage in Derivative Transactions from time to time. To the extent the Fund engages in Derivative Transactions, the Fund expects to do so to hedge against interest rate, credit, credit spread widening, currency and/or other risks, or for other risk management or investment purposes, including to accommodate additional investments. The Fund may use Derivative Transactions for investment purposes to the extent consistent with its investment objectives if the Adviser deems it appropriate to do so. The Fund may purchase and sell a variety of derivative instruments, including exchange-listed and OTC options, futures, options on futures, swaps and similar instruments, various interest rate-related products, such as fixed-to-floating interest rate swaps, caps, floors or collars, and credit transactions and credit default swaps. The Fund also may purchase and sell derivative instruments that combine features of these instruments. The use of Derivative Transactions, if any, will generally be deemed to create leverage for the Fund and involves significant risks. No assurance can be given that the strategy and use of derivatives will be successful, and the Fund’s investment performance could diminish compared with what it would have been if Derivative Transactions were not used.

As required by the Derivatives Rule, funds that engage in derivatives transactions, other than “limited derivatives users” (as defined under the Derivatives Rule), generally must adopt and implement a Derivatives Risk Management Program that is reasonably designed to manage the Fund’s derivatives risks, while taking into account the Fund’s derivatives and other investments. The Derivatives Rule mandates that the fund adopt and/or implement: (i) VaR; (ii) a written derivatives risk management program; (iii) Board oversight responsibilities; and (iv) reporting and recordkeeping requirements. It is the Fund’s intention to adopt and implement a Derivatives Risk Management Program. However, the Fund may elect in the future, without notice to shareholders, to operate as a “limited derivatives user,” in which case it would no longer be required to maintain its Derivatives Risk Management Program.

Investment Process

Ellington’s CLO investment process typically includes several components, such as (i) sourcing and trading, (ii) due diligence (which may include an assessment of collateral, documentation, CLO Collateral Manager, and/or structure), (iii) stress sensitivity and technical model analyses, and (iv) investment monitoring. There can be no assurance that any particular component will be used for every investment or that the investment process will achieve its intended results.

Sourcing and Trading

Ellington and its investment team have longstanding and deep experience investing and trading in the CLO market and in structured products more broadly, providing it with access to a wide range of market opportunities. The Fund’s investment team identifies investment and trading opportunities through a network of dealer, investor, and manager relationships that it has developed over time. Ellington intends to evaluate investment and trading opportunities across a range of CLO vehicles, managers, and vintages.

At the current time, the Fund only intends to invest in CLOs (or LAFs) that are managed by third parties; i.e., it does not expect to invest in CLOs (or LAFs) that are managed by the Adviser or its affiliates. However, the Fund’s intentions in this regard may change at any time, without notice to shareholders; provided that any such investment will be made in a manner consistent with the provisions of the 1940 Act.

Nevertheless, when negotiating an investment in a CLO (or LAF) that is in the process of being formed, even if such CLO (or LAF ) will be managed by third parties, the Fund’s investment team may be able to negotiate certain structural terms of the CLO (or LAF) as a condition of its investment. In addition, in situations where the Fund’s participation in a LAF culminates in the issuance of a new CLO, the Fund will typically be offered the ability to purchase some of the newly issued CLO tranches, and in some of these cases the Fund’s investment team may be able to negotiate some of the terms of the CLO, including certain structural terms.

Due Diligence

The following are examples of the components of the investment team’s due diligence process on a CLO transaction. The investment team has broad authority as to which of these components are performed with respect to any given investment or proposed investment. As a result, there can be no assurance that the investment team will perform each of the below-listed components on any particular investment that the Fund makes.

●	Review of the CLO’s underlying loan portfolio

○	Review of portfolio-level metrics and characteristics, such as:

■	Market prices and coupon spreads

■	Credit ratings and weighted average lives

■	Liquidity (as measured by asset bid depth and facility size)

■	CLO-level exposures to specific industries and to lower-priced or lower-rated assets

○	Identification of specific underlying assets for further review, including:

■	In-depth analysis by Ellington’s internal credit analysts

■	Consultation with third-party collateral managers

■	Application of valuation adjustments based on internal and external insights

●	Review of CLO deal documentation, including:

○	Priorities of payment (waterfalls)

○	Reinvestment flexibility

○	Cash flow tests and triggers

○	Asset concentration limits

○	Deal redemption language (e.g., call, refinance, and reset provisions)

○	Favorability of specific terms under varying market conditions

○	Structural features, such as:

■	Overcollateralization test cushion

■	Interest diversion test cushion

■	Equity NAV

■	Deal excess spread / net interest margin

■	Leverage levels

○	Other key provisions

●	Assessment of historical CLO performance, including:

○	Collateral quality tests

○	Coverage ratio compliance

●	Analyze results of model analyses and stress sensitivities (see “Stress Sensitivity and Technical Model Analyses” below, for additional detail)
●	Evaluation of CLO Collateral Manager, including:

○	Overall performance and market reputation
○	Secondary market liquidity of the CLO’s tranches

○	Historical equity distributions and internal rates of return (IRRs)

○	Quality of underlying portfolios

○	Effectiveness in building or maintaining portfolio par over time

●	Comparison of the investment’s value proposition relative to other available opportunities

●	Engagement and ongoing assessment, including:

○	Conducting update calls and meetings with CLO Collateral Managers

○	Reviewing CLO Collateral Managers’ trading strategies, market outlooks, and positioning

○	Integrating historical performance data and qualitative insights into the overall investment evaluation

○	See also “Investment Monitoring” below

Stress Sensitivity and Technical Model Analyses

In addition to reviewing a given CLO’s collateral, documentation, CLO Collateral Manager, and structure, the investment team may conduct sensitivity analyses to evaluate how a CLO tranche could perform under different credit stress scenarios. These analyses may consider several factors, including loan prices, spreads, maturities, default rates, prepayment rates, and recovery rates to estimate potential cashflows and performance across different market conditions. Scenarios may include historical macroeconomic shocks as well as hypothetical market environments. Individual assets within a CLO may be analyzed and various factors may be considered across each scenario, including how deal tests, cashflows, and triggers are projected to evolve over time, as well as projected credit spreads, yields, tranche weighted average lives (WALs) and credit spread durations. This analysis typically includes the assessment of the potential return profiles across different scenarios.

In addition to cashflow analyses, the investment team may utilize technical models to assess a CLO tranche relative to other corporate credit investments, including other CLO tranches. This relative value analysis may take into account various factors, including fundamental credit considerations and mark-to-market risk information.

Investment Monitoring

To help inform decisions on whether to continue holding investments, the investment team employs a monitoring process, as follows:

Portfolio-level reports are generated regularly by the investment team and the Risk Oversight Group related to the Fund’s investments. These reports incorporate a combination of third-party data and analytical tools to assess various factors related to the Fund’s CLO holdings.

Given that CLOs are typically actively managed vehicles prior to the end of their Reinvestment Periods, the CLO investment team may attempt to engage in discussions with CLO Collateral Managers to monitor developments in the deal portfolios. If available, the investment team may also review monthly and quarterly reports from CLO trustees, which contain information on CLO portfolio compositions and structural changes.

The Fund may choose to exit investments for a variety of reasons, which could include changes in market value of the CLO, changes in market conditions, changes in collateral quality or coverage tests, collateral manager performance, changes in the Fund’s view of the market, the Fund’s liquidity needs, to maintain compliance with 1940 Act or RIC-related tests, trading opportunities, or to rotate into what it perceives to be more attractive investment opportunities.

Staffing

The Fund does not currently have any employees. The Adviser manages its day-to-day investment operations.

The Fund will reimburse the Administrator for its allocable portion of overhead and other expenses incurred by it in performing its obligations under the Administration Agreement, including rent, the fees and expenses associated with performing administrative functions, and the compensation of its Chief Financial Officer, Chief Operating Officer, and any administrative support staff, including accounting personnel. See “The Adviser and the Administrator—The Administration Agreement.” The Fund will also pay indirectly the costs associated with the functions performed by its Chief Compliance Officer under the terms of an agreement between the Fund and Vigilant.

Legal Proceedings

As of March 31, 2025, neither the Fund, the Adviser, nor the Administrator were subject to any pending legal proceedings that they considered material.

THE ADVISER AND THE ADMINISTRATOR

Its Board is responsible for the overall management and supervision of its business and affairs, including the appointment of the adviser, administrators, and third-party service providers.

THE INVESTMENT ADVISORY AGREEMENT

Pursuant to the Investment Advisory Agreement, its Board has appointed Ellington Credit Company Management LLC, a Delaware limited lability company (the “Adviser”), as the Fund’s investment adviser. The Adviser is registered as an investment adviser with the SEC under the Advisers Act. The Adviser is an affiliate of Ellington Management Group, L.L.C. (“EMG” and, together with the Adviser, “Ellington”), a global investment firm and an SEC-registered investment adviser. EMG was founded in 1994, and as of March 31, 2025, has over 160 employees, including over 60 investment professionals, and has approximately $14.9 billion in assets under management.

Subject to the overall supervision of its Board, the Adviser manages the day-to-day operations of, and provides investment advisory and management services to, the Fund. Under the terms of its Investment Advisory Agreement, the Adviser:

●	Determines the composition of the portfolio of the Fund, the nature and timing of the changes therein and the manner of implementing such changes;

●	Identifies, evaluates and negotiates the structure of the investments made by the Fund;

●	closes, monitors and services the Fund’s investments;

●	determines the securities and other assets that the Fund will purchase, retain, or sell; and

●	provides the Fund with such other investment advisory, research and related services as the Fund may, from time to time, reasonably require for the investment of its funds.

The Adviser’s services under the Investment Advisory Agreement are not exclusive, and both it and its members, officers and employees are free to furnish similar services to other entities so long as its services to the Fund are not impaired. See “Conflicts of Interest.”

Management Fees

Pursuant to the Investment Advisory Agreement, the Fund has agreed to pay the Adviser fees for investment advisory and management services, which consist of two components — a base management fee and a performance fee.

Base Management Fee

The “Base Management Fee” that the Fund pays to the Adviser with respect to each fiscal quarter is equal to the product of 0.375% (i.e., 1.50% per annum) and the Fund’s “Net Asset Value,” which is equal to the total assets of the Fund minus its total liabilities, as of the end of such fiscal quarter. The Base Management Fee is prorated for partial quarterly periods based on the number of days in such partial period compared to a 90-day quarter and is calculated and payable quarterly in arrears.

Performance Fee

The Fund pays to the Adviser a “Performance Fee,” calculated and payable quarterly in arrears based upon the Fund’s “Pre-Performance Fee Net Investment Income” with respect to each fiscal quarter, and is subject to a hurdle rate, expressed as a rate of return on the Fund’s common equity, equal to 2.00% per quarter (i.e., 8.00% per annum), and is subject to a “catch-up” feature.

Specifically:

●	If the Fund’s Pre-Performance Fee Net Investment Income for a fiscal quarter does not exceed the Hurdle Amount (as defined below) for such quarter, then no Performance Fee is payable to the Adviser with respect to such quarter;

●	If the Fund’s Pre-Performance Fee Net Investment Income for a fiscal quarter exceeds the Hurdle Amount for such quarter but is less than or equal to 121.21% of the Hurdle Amount, then 100% of the portion of the Fund’s Pre-Performance Fee Net Investment Income that exceeds the Hurdle Amount (the “Catch-Up”) is payable to the Adviser as the Performance Fee with respect to such quarter;

○	Therefore, once the Fund’s Pre-Performance Fee Net Investment Income for such quarter exactly reaches 121.21% of the Hurdle Amount, the Adviser will have accrued a Performance Fee with respect to such quarter that is exactly equal to 17.5% of the Pre-Performance Fee Net Investment Income (because 21.21% of the Hurdle Amount (which is the Pre-Performance Fee Net Investment Income captured by the Adviser during the Catch-Up phase) is equal to 17.5% of 121.21% of the Hurdle Amount (which is the entire Pre-Performance Fee Net Investment Income at the end of the Catch-Up phase)); and

●	If the Fund’s Pre-Performance Fee Net Investment Income for a fiscal quarter exceeds 121.21% of the Hurdle Amount for such quarter, then 17.5% of the Fund’s Pre-Performance Fee Net Investment Income is payable to the Adviser as the Performance Fee with respect to such quarter.

With respect to the Performance Fee, there will be no accumulation of the Hurdle Amount from quarter to quarter, no claw back of amounts previously paid if the Pre-Performance Fee Net Investment Income in any subsequent quarter is below the Hurdle Amount for such subsequent quarter, and no delay or adjustment of payment if the Pre-Performance Fee Net Investment Income in any prior quarter was below the Hurdle Amount for such prior quarter.

For these purposes, the following definitions are applicable:

“Hurdle Amount” for any fiscal quarter means the result obtained by multiplying the Net Asset Value of Common Equity at the end of the immediately preceding fiscal quarter by the Hurdle Rate. The Hurdle Amount will be appropriately adjusted for any common share issuances or repurchases during the fiscal quarter.

“Hurdle Rate” means 2.00% per quarter, or 8.00% per annum. The Hurdle Rate will be appropriately prorated for partial quarterly periods based on the number of days in such partial period compared to a 90-day quarter.

“Net Asset Value” means the figure that is equal to the total assets of the Fund minus its total liabilities.

“Net Asset Value of Common Equity” means the portion of Net Asset Value attributable to common equity.

“Pre-Performance Fee Net Investment Income” for any fiscal quarter means interest income (including accretions of discounts, amortization of premiums, and payment-in-kind income), dividend income, and any other income (including any fee income) earned or accrued by the Fund during such fiscal quarter, minus the Fund’s operating expenses for such quarter (which, for this purpose, will not include any litigation-related expenses, any extraordinary expenses, or Performance Fee). Pre-Performance Fee Net Investment Income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. For purposes of computing Pre-Performance Fee Net Investment Income, the calculation methodology will look through total return swaps as if the Fund owned the referenced assets directly. As a result, Pre-Performance Fee Net Investment Income includes net interest (whether positive or negative) associated with a total return swap, which is the difference between (a) the interest income and transaction fees related to the reference assets and (b) all interest and other expenses paid by the Fund to the total return swap counterparty. In the case of an interest rate swap, Pre-Performance Fee Net Investment Income includes the net payments and net accruals of periodic payments.

The “catch-up” provision is intended to provide the Adviser with a performance fee of 17.5% on all of the Fund’s Pre-Performance Fee Net Investment Income when the Fund’s Pre-Performance Fee Net Investment Income reaches 2.424% of Net Asset Value of Common Equity in a calendar quarter.

The Adviser is obligated to pay expenses associated with providing the investment services stated in the Investment Advisory Agreement, including compensation of and office space for its officers and employees connected with investment and economic research, trading and investment management of the Fund.

The Performance Fee is based on the Fund’s Pre-Performance Fee Net Investment Income, without considering any realized or unrealized gains or losses on its investments. As a result, (i) for quarters in which a Performance Fee is payable, such Performance Fee will exceed 17.5% of the Fund’s GAAP net income if the Fund generated net realized and unrealized losses on its investments during such quarter, (ii) the Adviser could earn a Performance Fee for fiscal quarters during which the Fund generates a GAAP net loss, and (iii) given the Performance Fee, the Adviser might be incentivized to manage its portfolio using higher risk assets, using assets with deferred interest features, or using more financial leverage through indebtedness (subject to the applicable 1940 Act restrictions), to generate more income, both of which could result in higher investment losses, especially during economic downturns.

The Performance Fee is calculated quarterly, treating each quarter in isolation. As a result, the Hurdle Amount does not accumulate from quarter to quarter, and decreases in the Fund’s Net Asset Value of Common Equity, such as those due to unrealized losses, will reduce the Hurdle Amount, potentially making it easier for the Adviser to earn a Performance Fee. The Fund will not have the ability to claw back, delay, or adjust the payment of any Performance Fee based on financial results in prior or subsequent quarters. In addition, over a series of quarters, if the Fund’s Pre-Performance Fee Net Investment Income is positive in some quarters but negative in others, it is likely, when viewing the series of quarters as a whole, for the aggregate Performance Fee payable to the Adviser to exceed 17.5% of the Fund’s aggregate Pre-Performance Fee Net Investment Income. There is also a conflict of interest related to management’s involvement in many accounting determinations (including but not limited to valuations and calculations of interest income) that can affect the Fund’s Performance Fee.

The following is a graphical representation of the calculation of the Performance Fee:

These calculations will be appropriately prorated for any period of less than three months.

Examples of the Quarterly Performance Fee:

Alternative 1: No Performance Fee is Earned

Assumptions

Investment income (including interest, dividends, fees, etc.) = 1.80%

Hurdle rate(1) = 2.00%

Management fee(2) = 0.375%

Other operating expenses (legal, accounting, custodian, transfer agent, etc.) = 0.20%

Pre-performance fee net investment income

(investment income–(management fee + other expenses)) = 1.225%

Because the pre-performance fee net investment income of 1.225% does not exceed the hurdle rate of 2.00%, no performance fee is earned

Alternative 2: Performance Fee Earned – Catch-Up Not Exceeded

Assumptions

Investment income (including interest, dividends, fees, etc.) = 2.70%

Hurdle rate(1) = 2.00%

Management fee(2) = 0.375%

Other operating expenses (legal, accounting, custodian, transfer agent, etc.) = 0.20%

Pre-performance fee net investment income

(investment income–(management fee + other expenses)) = 2.125%

Performance fee = 100% × pre-performance fee net investment income in excess of the hurdle rate of 2.00% but is less than 2.424% (i.e., the “catch-up”(3))

= 100% × (2.125%–2.00%)

= 0.125% performance fee earned

Alternative 3: Performance Fee Earned – Catch-Up Exceeded

Assumptions

Investment income (including interest, dividends, fees, etc.) = 3.50%

Hurdle rate(1) = 2.00%

Management fee(2) = 0.375%

Other operating expenses (legal, accounting, custodian, transfer agent, etc.) = 0.20%

Pre-performance fee net investment income

(investment income–(management fee + other expenses)) = 2.925%

Performance fee = 17.5% × pre-performance fee net investment income, subject to “catch-up”(3)

Performance fee = 100% × “catch-up” + (17.5% × (pre-performance fee net investment income–2.424%))

Catch-up = 2.424%–2.00%

= 0.424%

Performance fee = (100% × 0.424%) + (17.5% × (2.925%–2.424%))

= 0.424% + (17.5% × 0.501%)

= 0.424% + 0.088%

= 0.512% performance fee earned

(1)	Represents 8% annualized Hurdle Rate.

(2)	Represents 1.50% annualized Base Management Fee.

(3)	The “catch-up” provision is intended to provide the Adviser with a performance fee of 17.5% on all of the Fund’s Pre-Performance Fee Net Investment Income when the Fund’s Pre-Performance Fee Net Investment Income reaches 2.424% of Net Asset Value of Common Equity in a calendar quarter.

Board Approval of the Investment Advisory Agreement

On August 13, 2024, the Board, including a majority of the Trustees who are not “interested persons” as defined in the 1940 Act (the “Independent Trustees” and, those Trustees who are “interested persons,” the “Interested Trustees”), approved the Investment Advisory Agreement, subject to the further approval by the Fund’s shareholders, which was obtained at the Special Meeting. The Fund’s shareholders voted in favor of the Fund entering into the Investment Advisory Agreement with the Adviser, as well as other related matters that would allow the Fund to convert to a registered closed-end investment company under the 1940 and therefore complete the CLO Strategic Transformation. Effective as of the Conversion Date, the Investment Advisory Agreement between the Fund and the Adviser was executed, and the Fund completed the Conversion whereby it became a Delaware statutory trust that is a non-diversified, closed-end management investment company registered as an investment company under the 1940 Act. Prior to the Conversion, the Fund liquidated a significant amount of its mortgage-related assets, and liquidated its remaining mortgage-related assets shortly after the Conversion. The Board weighed a number of factors in reaching its decision to approve the Investment Advisory Agreement, including (1) the nature, extent, and quality of services to be provided by the Adviser; (2) the fees payable and expenses reimbursable to the Adviser under the terms of the Investment Advisory Agreement; (3) the Adviser’s projected profitability in advising the Fund and the estimated cost of services to be provided; (4) the extent to which economies of scale would be realized as the Fund grows; and (5) any ancillary or “fall-out” benefits received by the Adviser or its affiliates as a result of its relationship with the Fund. In approving the Investment Advisory Agreement, the Board also considered the investment history and experience of the Adviser and EMG. A discussion regarding the basis for the Board’s approval of the Investment Advisory Agreement is available in the Fund’s latest definitive proxy statement on Schedule 14A, filed with the SEC on December 19, 2024, which is incorporated herein by reference.

Fund Expenses

All investment professionals of the Adviser (and/or its affiliates) and their respective staffs, when and to the extent engaged in providing investment advisory and investment management services as set forth in the Investment Advisory Agreement, and the compensation and routine overhead expenses of such personnel allocable to such services, shall be provided and paid for by the Adviser and not by the Fund.

Expenses borne directly by the Fund include:

●	expenses relating to organizing, merging, liquidating or dissolving the Fund and offerings (including without limitation out-of-pocket expenses, but not overhead or employee costs of the Adviser);

●	calculating the Fund’s Net Asset Value (including the cost and expenses of any independent valuation firms);

●	direct costs and expenses of administration, including for legal, accounting and auditing services (including expenses of legal counsel to the Trustees who are not interested persons (as defined in the 1940 Act) of the Fund or the Adviser), printing, mailing, long distance telephone, copying, secretarial and other staff, independent auditors and outside legal costs;

●	taxes (including without limitation securities and commodities issuance and transfer taxes) and governmental fees (including without limitation fees payable by the Fund to Federal, State or other governmental agencies and associated filing costs);

●	dues, fees, charges and expenses incurred in connection with membership in investment company organizations (including without limitation membership dues of the Investment Company Institute) or trade associations;

●	costs associated with distributing shareholder reports, proxy materials, prospectuses, stock certificates, distribution of dividends and/or other notices to shareholders, including printing costs and any other proxy voting expenses;

●	charges or distributions required to be paid to the Fund’s custodians and sub-custodians, administrators and sub-administrators, registrars, depositories, transfer agents, dividend disbursing agents and dividend reinvestment plan agents (including settlement and clearing costs and other expenses under the custody, administration and other agreements);

●	fees and expenses associated with marketing and distribution efforts;

●	fees and expenses paid to agents and intermediaries for sub-transfer agency, sub-accounting and other shareholder services on behalf of shareholders of the Fund held through omnibus and networked, record shareholder accounts;

●	payment for portfolio pricing services to a pricing agent, if any;

●	registration and filing fees of the SEC and various states and other jurisdictions (including filing fees and legal fees and disbursements of counsel);

●	fees and expenses of registering or qualifying securities of the Fund federally or in the various states;

●	postage, freight and other charges in connection with the shipment of the Fund’s portfolio securities;

●	fees and expenses of Trustees who are not interested persons (as defined in the 1940 Act) of the Fund or the Adviser and of any other trustees or members of any advisory board or committee who are not employees of the Adviser or any corporate affiliate of the Adviser;

●	salaries of shareholder relations personnel and/or fees and expenses associated with marketing, branding, advertising and shareholder relations efforts;

●	costs of shareholders meetings;

●	all insurance costs incurred with respect to insurance policies obtained in connection with the operation of the Fund’s business, including but not limited to insurance covering activities of the Adviser and its employees relating to the performance of the Adviser’s duties and obligations under this Agreement, trustees and officers (D&O liability insurance), errors and omissions insurance (E&O insurance), employee practices liability, cybersecurity, and fidelity insurance and fidelity bonds (e.g. for ERISA and otherwise), each as applicable;

●	any and all fees, costs and expenses incurred in creating, implementing or maintaining third-party or proprietary software tools, programs, hardware or other technology for the benefit of the Fund (including, without limitation, any and all fees, costs and expenses of any investment, books and records, portfolio compliance and reporting systems, general ledger or portfolio accounting systems and similar systems and services, including, without limitation, consultant, software licensing, data management and recovery services fees and expenses);

●	travel-related and other expenses for trustee, executive and administrative staff in connection with activities for the benefit of the Fund;

●	interest and other costs payable on any debt incurred to finance the Fund’s investments;

●	any interest or brokerage costs (including without limitation brokers’ commissions or transactions costs chargeable to the Fund in connection with portfolio securities transactions to which the Fund is a party);

●	the Fund’s proportionate share of expenses related to co-investments;

●	all expenses incident to the payment of any dividend, distribution (including any dividend or distribution program), withdrawal or redemption, whether in shares or in cash;

●	litigation and other extraordinary or non-recurring expenses (including without limitation legal claims and liabilities and litigation costs and any indemnification related thereto) (subject, however, to indemnification provisions of this Agreement);

●	the compensation of the Fund’s chief compliance officer and the salary of any compliance personnel of the Adviser and its affiliates who provide compliance-related services to the Fund, provided such salary expenses are properly allocated between the Fund and other affiliates, as applicable, and any costs associated with the monitoring, testing and revision of the Fund’s compliance policies and procedures required by Rule 38a-1 under the 1940 Act, including costs, expenses or fees payable to third-parties;

●	the cost of any valuation services retained by the Fund or the Adviser with respect to the Fund’s investments or potential investments (including engagement of such valuation service provider by the Adviser or its affiliates) and all other charges and costs of the Fund’s operations;

●	fees and expenses incurred by the Adviser or the Fund in monitoring financial and legal affairs for the Fund and in monitoring the Fund’s investments and performing due diligence on its prospective investments or otherwise relating to, or associated with, evaluating, making, maintaining and disposing of investments; and

●	all other expenses incurred by the Fund or the Administrator in connection with administering the Fund’s business, such as the allocable portion of overhead and other expenses incurred by Ellington Credit Company Administration LLC in performing its obligations under the Administration Agreement, including, without limitation, rent, office supplies, the fees and expenses associated with performing compliance functions, and the Fund’s allocable portion of the costs of compensation and related expenses of the Fund’s Chief Financial Officer, Chief Operating Officer and their respective support staff.

Except as otherwise described in this registration statement, the Adviser will be reimbursed by the Fund, as applicable, for any of the above expenses that it pays on behalf of the Fund. The Fund will also reimburse the Adviser or its affiliates for any expenses of the Fund as may be reasonably incurred as specifically provided for in the Investment Advisory Agreement (including, for the avoidance of doubt, any of the above expenses incurred by the Adviser or its affiliates on the Fund’s behalf) or as specifically agreed to by the Board. The Adviser shall keep and supply to the Fund reasonable records of all such expenses.

Duration and Termination

The initial term of the Investment Advisory Agreement is two years from its execution. Unless earlier terminated as described below, the Investment Advisory Agreement will remain in effect year-to-year if approved annually by its Board or by the affirmative vote of the holders of a majority of its outstanding voting securities, including, in either case, approval by a majority of its trustees who are not parties to such agreement or who are Independent Trustees. The Investment Advisory Agreement will automatically terminate in the event of its assignment. The Investment Advisory Agreement may also be terminated by either party without penalty upon not more than 60 days’ written notice to the other party.

Limitation on Liability and Indemnification

The Investment Advisory Agreement provides that, absent willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of the reckless disregard of its duties and obligations, the Adviser and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with it are entitled to indemnification from the Fund for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of the Adviser’s services under the Investment Advisory Agreement or otherwise as an investment adviser of the Fund.

Organization of the Adviser

The Adviser is a Delaware limited liability company that is registered as an investment adviser under the Advisers Act. EMG is a Delaware limited liability company, and is an affiliate of the Adviser. Under the Services Agreement, EMG provides such services, including personnel, support and resources, to the Adviser as the Adviser and may determine to be reasonably necessary to perform its obligations under the Advisory Agreement. The principal address of the Adviser, the Administrator and of EMG is 53 Forest Avenue, Suite 301, Old Greenwich, Connecticut 06870.

THE ADMINISTRATION AGREEMENT

Ellington Credit Company Administration LLC, a Delaware limited lability company, serves as the Fund’s administrator (the “Administrator”). Pursuant to the Administration Agreement, the Administrator furnishes the Fund with office facilities, equipment and clerical, bookkeeping and record keeping services at such facilities. Under the Administration Agreement, the Administrator also performs, or oversees the performance of, its required administrative services, which include, among other things, being responsible for the financial records which the Fund is required to maintain and preparing reports to its shareholders. In addition, the Administrator assists the Fund in determining and publishing its Net Asset Value, oversees the preparation and filing of its tax returns and the printing and dissemination of reports to its shareholders, and generally oversees the payment of its expenses and the performance of administrative and professional services rendered to the Fund by others. Payments under the Administration Agreement are equal to an amount based upon its allocable portion of the Administrator’s costs and expenses incurred in performing its obligations and providing personnel (including wages, salaries, bonuses and related payroll expenses) under the Administration Agreement, including rent, office supplies, the fees and expenses associated with performing compliance functions, and the Fund’s allocable portion of the costs of compensation and related expenses of the Fund’s Chief Financial Officer, Chief Operating Officer, and their respective support staff. To the extent the Administrator outsources any of its functions, the Fund pays the fees on a direct basis, without profit to the Administrator. The Administration Agreement may be terminated by the Fund without penalty upon not less than 60 days’ written notice to the Administrator and by the Administrator upon not less than 90 days’ written notice to the Fund. The Administration Agreement will remain in effect if approved by the Board, including by a majority of the Independent Trustees.

The Board will consider the approval of the Administration Agreement on an annual basis, and the Administration Agreement may be amended by the Board and the Administrator, without shareholder approval. When considering the approval of the Administration Agreement, the Board considers, among other factors, (i) the reasonableness of the compensation paid by us to the Administrator and any third-party service providers in light of the services provided, the quality of such services, any cost savings to us as a result of the arrangements and any conflicts of interest, (ii) the methodology employed by the Administrator in determining how certain expenses are allocated to the Fund, (iii) the breadth, depth and quality of such administrative services provided, (iv) certain comparative information on expenses borne by other companies for somewhat similar services known to be available and (v) the possibility of obtaining such services from a third-party. The Administration Agreement was approved by the Board on March 19, 2025.

Limitation on Liability and Indemnification

The Administration Agreement provides that, absent willful misfeasance, bad faith or negligence in the performance of its duties or by reason of the reckless disregard of its duties and obligations, the Administrator and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with it are entitled to indemnification from then Fund for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of the Administrator’s services under the Administration Agreement or otherwise as administrator for the Fund.

Sub-Administrator Services

U.S. Bank Fund Services LLC (“U.S. Bank”), which has its principal office at 618 E. Michigan Street, Milwaukee, WI 53202, serves as sub-administrator to the Fund. Pursuant to an agreement (the “Sub-Administration Agreement”), U.S. Bank furnishes the Fund with certain administration, accounting, and reporting services, being responsible for certain of the financial records that the Fund is required to maintain and preparing certain reports filed with the SEC. The Sub-Administration Agreement may be terminated by either party without penalty prior to the initial term or renewal date.

Organization of the Administrator

The Administrator is a Delaware limited liability company. EMG is a Delaware limited liability company and is an affiliate of the Administrator. Under the Services Agreement, EMG provides such services, including personnel, support and resources, to the Administrator as the Administrator and may determine to be reasonably necessary to perform its obligations under the Administration Agreement. The principal address of the Adviser, the Administrator and of EMG is 53 Forest Avenue, Suite 301, Old Greenwich, Connecticut 06870.

MANAGEMENT OF THE FUND

Trustees

Pursuant to the Amended and Restated Declaration of Trust (“Declaration of Trust”) and Amended and Restated By-Laws (the “Bylaws”), the Fund’s business and affairs are managed under the direction of the Board, which has overall responsibility for monitoring and overseeing the Fund’s management and operations. The Board consists of six members, four of whom are considered not to be “interested persons” of the Fund, as defined in the 1940 Act (the “Independent Trustees”) and two of whom are considered to be “interested persons” (the “Interested Trustees”). All of the Trustees are subject to removal or replacement in accordance with Delaware law and the Declaration of Trust. All of the Trustees serving on the Board were elected by the shareholders of the Fund at the latest annual meeting of shareholders of the Fund.

The Board, which includes a majority of Independent Trustees, oversees and monitors the Fund’s management and operations. The Board reviews on an annual basis the Investment Advisory Agreement to determine, among other things, whether the fees payable under such agreement are reasonable in light of the services provided.

Board of Trustees and Officers

Information regarding the members of the Board is set forth below. The Trustees have been divided into two groups, Interested Trustees and Independent Trustees. As set forth in the Fund’s declaration of trust, each Trustee’s term of office shall continue until his or her death, resignation or removal.

Independent Trustees

Name, and Year of Birth	Position(s) With the Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of Portfolios in the Fund Complex to be Overseen	Other Directorships Held During Past Five Years
Robert B. Allardice, III 1946	Chairman of the Board, Nominee	Has served on the Board since May 2013 and has served as Chairman since January 2021.	Private Investor	1	Director, member of the audit committee, and chairman of the finance, investment and risk management committee of The Hartford Financial Services Group, Inc. (NYSE: HIG), from September 2008 until June 2023.

Director of GasLog Partners LP (NYSE: GLOP) from October 2014 until January 2021.

Ronald I. Simon, Ph.D. 1938	Trustee, Nominee	Has served on the Board since May 2013.	Private Investor and Financial Consultant	1	Director of Ellington Financial Inc. since 2007. Chairman of the Board of Directors and Chairman of the Audit Committee since January 2021.

Director of the successor company of SoftNet, Inc., American Independence Corp. (“AIC”), from 2002 until August 2016, when AIC was acquired by Independence Holdings Company (“IHC”).

Director of IHC from August 2016 until February 2022. Member of the Audit Committee of IHC from November 2017 until February 2022.

Name, and Year of Birth	Position(s) With the Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of Portfolios in the Fund Complex to be Overseen	Other Directorships Held During Past Five Years
David J. Miller 1959	Trustee, Nominee	Has served on the Board since May 2013.	Private Investor	1	Director of StoneMor Inc. (NYSE: STON), the public predecessor to Everstory Inc., from July 2019 until November 2022 and Chairman of the Compensation, Nominations & Governance Committee and as a member of the Audit Committee from July 2019 until November 2022. Director of Everstory Inc. since November 2022, when StoneMor Inc. was taken private. Has served as Chairman of the Compensation, Nominations & Governance Committee and as a member of the Audit and Trust Investment Committees at Everstory Inc. since November 2022.

Director of J.G. Wentworth since January 2018. Chairman of the Board since January 2018.

Director of Prima Insurance since July 2018. Chairman of the Risk and Control Committee since July 2018.

Director of Figure Acquisition Corp. (NYSE: FACA) from February 2021 until December 2022 and Chair of the Audit Committee from February 2021 until December 2022.

Director of Lombard International Assurance from July 2015 until his resignation in December 2023.

Mary McBride 1955	Trustee, Nominee	Has served on the Board since March 2021.	President of CoBank, ACB from 2013 until 2016 Private Investor	1	Director of Intrepid Potash Inc., a diversified minerals company, since May 2020.

Director of CatchMark Timber Trust, Inc., a real estate company that invests in timberlands, from February 2018 until September 2022.

Interested Trustees

Name, and year of Birth(1)	Position to be Held with the Fund	Term of Office and Length of Time Served(2)	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex to be Overseen by Trustee	Other Directorships Held by Nominee Trustee in Past Five Years
Laurence E. Penn 1962	Chief Executive Officer, President & Trustee, Nominee	Has served on the Board since the Fund’s inception in September 2012.	Chief Executive Officer and President of the Fund (since October 2012) Vice Chairman of EMG (since 1995) Executive Vice President of the Adviser and member of EMG’s Investment and Risk Management Committee (since 1995) Chief Executive Officer and President of Ellington Financial Inc. (since August 2007)	2	Trustee of Ellington Income Opportunities Fund, a closed-end management investment company, since October 2018. Director of Ellington Financial Inc. since 2007.

Michael W. Vranos 1961	Trustee, Nominee	Has served on the Board since the Fund’s inception in September 2012.	Co-Chief Investment Officer of the Fund from October 2012 until February 2025 Chief Executive Officer and President of the Adviser (since October 2012) Co-Chief Investment Officer of Ellington Financial Inc. (since June 2009) Founder and Chief Executive Officer of EMG (since December 1994)	1	N/A

Officers

Name and year of Birth	Position to be Held with the Fund	Term of Office	Principal Occupation(s) During Past 5 Years
Laurence Penn (1962)	President, Chief Executive Officer	Indefinite Length – since October 2012	Chief Executive Officer and President of the Fund (since October 2012); Vice Chairman of EMG (since 1995); Executive Vice President of the Adviser and member of EMG’s Investment and Risk Management Committee (since 1995); Chief Executive Officer and President of Ellington Financial Inc. (since August 2007)

Michael Vranos (1961)	Portfolio Manager	Indefinite Length – since October 2012	Co-Chief Investment Officer of the Fund (October 2012-March 2024); Co-Chief Investment Officer of Ellington Financial Inc. (since June 2009); Founder and Chief Executive Officer of EMG (since December 1994)

Mark Tecotzky (1962)	Executive Vice President	Indefinite Length – since October 2012	Co-Chief Investment Officer of the Fund (October 2012-March 2024); Vice Chairman—Head of Credit Strategies of EMG (since July 2023); Head portfolio manager for MBS/ABS credit at EMG (since July 2006); Co-Chief Investment Officer of Ellington Financial Inc. (since June 2009);

Gregory Borenstein (1985)	Portfolio Manager	Indefinite Length – since April 2024	Managing Director, Head of Corporate Structured Credit at EMG (since July 2023); Head of Corporate Structured Credit (November 2021-October 2023); Portfolio Manager (November 2012-November 2021)

Christopher Smernoff (1976)	Chief Financial Officer	Indefinite Length – since April 2018	Chief Financial Officer of the Fund (since April 2018); Chief Accounting Officer of Ellington Financial Inc. (since April 2018)

JR Herlihy (1981)	Chief Operating Officer, Treasurer	Indefinite Length – since April 2018 and May 2017 respectively	Chief Operating Officer of the Fund (since April 2018); Treasurer of the Fund (Since May 2017); Chief Financial Officer of Ellington Financial Inc. (since April 2018); Treasurer of Ellington Financial Inc. (Since May 2017)

Daniel Margolis (1973)	General Counsel	Indefinite Length – since October 2012	General Counsel of the Fund (since April 2013); General Counsel of Ellington Financial Inc. (since August 2013)

Biographical Information and Discussion of Experience and Qualifications

Trustees

The following is a summary of the experience, qualifications, attributes and skills of each Trustee that support the conclusion, as of the date of this registration statement, that each Trustee should serve as a Trustee of the Fund.

Independent Trustees

Robert B. Allardice, III. Mr. Allardice has served as a member of the Fund’s Board since May 2013 and was appointed as Chairman of the Board in January 2021. Mr. Allardice is also a director, member of the audit committee, and chairman of the finance, investment and risk management committee of The Hartford Financial Services Group, Inc. (NYSE: HIG), where he has served since September 2008. Mr. Allardice served as a director of GasLog Partners LP (NYSE: GLOP) from October 2014 to January 2021. Mr. Allardice retired in 1999 from his position as regional chief executive officer of Deutsche Bank Americas Holding Corporation, North and South America, or “DBAHC.” Prior to joining Deutsche Bank, Mr. Allardice was a consultant to Smith Barney. Prior to consulting to Smith Barney, Mr. Allardice spent nearly 20 years in positions of increasing responsibility at Morgan Stanley & Co., Inc. He founded the company’s Merger Arbitrage Department and later became Chief Operating Officer of the Equity Department. Mr. Allardice has served as a board member of Bankers Trust Company, Carlyle Capital Corporation Ltd., DBAHC and Worldwide Excellerated Leasing Limited. Mr. Allardice earned a B.A., cum laude, from Yale University and an MBA from Harvard University, where he graduated as a George F. Baker Scholar.

Ronald I. Simon, Ph.D. Dr. Simon is a private investor and financial consultant to businesses. Dr. Simon has served as a member of the Board since May 2013, and is Chairman of the Governance Committee. Dr. Simon has also served as a member of the Board of Directors of EFC since 2007 and was appointed as Chairman of the Board of Directors and Chairman of the Audit Committee of EFC in January 2021. Dr. Simon was a Director of WFS Financial, Inc., a publicly-traded financial services company specializing in automobile finance, from March 2003 through February 2006, when WFS Financial was acquired by Wachovia Corp. From 1995 through 2002, Dr. Simon was a director of SoftNet Systems, Inc. (“SoftNet”), during 2001, he served as Acting Chairman, Chief Executive Officer, and Chief Financial Officer for SoftNet, Inc. From 2002 through August 2016 he was a director of its successor company, American Independence Corp. (“AIC”), a holding company engaged principally in the health insurance and reinsurance business. AIC was acquired by Independence Holdings Company (“IHC”), a holding company principally engaged in the disability, health insurance and pet insurance business, in August 2016, and he served as a director of IHC from August 2016 to February 2022, and as a member of the Audit Committee from November 2017 to February 2022. Dr. Simon earned a B.A. from Harvard University, an M.A. from Columbia University, and a Ph.D. from Columbia University Graduate School of Business.

David J. Miller. Mr. Miller is currently a private investor and has served as a member of the Board since May 2013. Mr. Miller previously served as a member of the board of Figure Acquisition Corp. (NYSE: FACA), and StoneMor Inc. (NYSE: STON). At FACA he served as the Chair of the Audit Committee from February 2021 until December 2022. At STON he served as the Chairman of the Compensation, Nominations & Governance Committee and as a member of the Audit Committee from July 2019 to November 2022. He continues to serve on the private company board of StoneMor Inc., as well as several other private company boards including Lombard International Assurance; J.G. Wentworth; and Prima Insurance. Mr. Miller previously served as the Chief Executive Officer of JGWPT Holdings, LLC, or its predecessor J.G. Wentworth, LLC from January 2009 until July 2014. Prior to joining J.G. Wentworth, LLC, in January 2009, Mr. Miller held various positions including: Executive Vice-President responsible for Ace Group’s International Accident and Health Insurance Business, President and Chief Executive Officer of Kemper Auto and Home Insurance, and Chief Operating Officer of Providian Direct Insurance. Mr. Miller began his insurance career with Progressive Insurance where he held various positions over his seven-year career there. Mr. Miller has a BSEE in electrical engineering from Duke University and an MBA in Finance from The Wharton School of the University of Pennsylvania. In November 2021 Mr. Miller was elected to serve a four-year term on the board of supervisors of Tredyffrin Township. He was previously a member of the New York Stock Exchange.

Mary McBride. Ms. McBride has served as a member of the Board since March 2021. Ms. McBride was President of CoBank, ACB (“CoBank”), a cooperative bank and member of the Farm Credit System serving vital industries across rural America, from 2013 to 2016. Ms. McBride joined CoBank in 1993 and served as Vice President, Loan Policy & Syndications; Senior Vice President and Manager, Corporate Finance Division; Senior Vice President and Manager, Operations Division; Executive Vice President, Communications and Energy Banking Group; and Chief Operating Officer before being appointed Chief Banking Officer in 2010. Ms. McBride has served as a Director of Intrepid Potash Inc., a diversified minerals company, since May 2020 and served as a Director of CatchMark Timber Trust, Inc., a real estate company that invests in timberlands, from February 2018 until September 2022. Before joining CoBank, Ms. McBride was Senior Vice President and Manager, Commercial Lending at First Interstate Bank of Denver, N.A., and prior to that served as Assistant Vice President, Energy & Utilities at First National Bank of Boston. Ms. McBride served on the Biomass Technical Advisory and Research Committee of the U.S. Departments of Energy and Agriculture from 2006 to 2012. She also previously served as Chair of Mile High United Way. Ms. McBride received a Bachelor of Arts in Political Science from Wellesley College, a Master of Science in European Studies from the London School of Economics and a Master of Science in Applied Economics and International Management and Finance from the Sloan School of Management at the Massachusetts Institute of Technology.

Interested Trustees

Laurence Penn. Mr. Penn is a Founding Partner, Vice Chairman and the Chief Operating Officer of Ellington, where he helps oversee many functions of the firm. In Ellington’s earlier years, Mr. Penn was the senior portfolio manager primarily responsible for investments in Agency RMBS. Mr. Penn currently serves on the Fund’s Disclosure Committee and its Pricing Committee; additionally, Mr. Penn also serves on the following committees at Ellington: Executive, Investment and Risk Management, Valuation, Compliance, Counterparty Review, Technology and Environmental, Social and Governance. Prior to joining Ellington in 1995 shortly after its inception, Mr. Penn was at Lehman Brothers, where he was a Managing Director and co-head of CMO origination and trading, and where he specialized in the trading of CMO derivatives. Prior to trading CMOs and CMO derivatives, Mr. Penn was in charge of Lehman Brothers’ structured transaction modeling group from 1987 to 1990, where he was responsible for the structuring, modeling and computer system design for MBS and ABS, and where he was the co-creator (with Jonathan Amsterdam) of “BondTalk”, the first high-level programming language specifically designed to model Collateralized Mortgage Obligations. Mr. Penn began his career at Lehman Brothers in 1984, after receiving a Master of Advanced Study in Mathematics from Cambridge University, where he studied as both a National Science Foundation Fellow and Winston Churchill Scholar. Mr. Penn graduated summa cum laude, Phi Beta Kappa with a B.A. in Mathematics from Harvard University. Mr. Penn was one of five winners nationwide in the 1980 Putnam collegiate mathematics problem-solving competition, and represented the United States in the 21st International Mathematics Olympiad held in London, England.

Michael Vranos. Mr. Vranos is the Founder and Chief Executive Officer of the Adviser. He oversees the Adviser’s investment activities, including those of the Fund. Mr. Vranos holds ultimate responsibility for portfolio construction, including strategy-level allocation and risk targets, and holds a prominent role in the implementation of credit and interest rate hedging strategies across the Adviser’s constituent funds. He interacts on a regular basis with members of senior management of the Adviser, including Mr. Borenstein, to discuss both high-level and trade-specific portfolio management and strategy. Mr. Vranos founded Ellington in December of 1994 to capitalize on distressed conditions in the MBS derivatives market. Mr. Vranos currently sits on the following committees at Ellington: Executive, Investment and Risk Management, Portfolio Management, Risk Review and European Asset Risk Subcommittee. Prior to founding Ellington in December 1994, Mr. Vranos was the Senior Managing Director of Kidder Peabody in charge of RMBS trading. With Mr. Vranos as head trader and senior manager, Kidder Peabody’s MBS department became a leader on Wall Street in CMO underwriting for each of the three years between 1991 and 1993. Mr. Vranos began his Wall Street career in 1983, after graduating magna cum laude and Phi Beta Kappa with a Bachelor of Arts in Mathematics from Harvard University. Mr. Vranos also devotes much of his time, energy, and resources to philanthropic causes, donating to worthy child advocacy, homeless relief, education, and medical research organizations across the country. A longtime director of Hedge Funds Care and recipient of the organization’s 2007 Lifetime Award for Caring, he supports the group’s mission to prevent child abuse and provide assistance for families in need. Mr. Vranos recently established a research fellowship to sponsor the ongoing work of the Harvard Stem Cell Institute. He currently resides in Greenwich, Connecticut.

Board Structure and Role of the Board in Risk Oversight

The 1940 Act requires that at least 40% of the trustees not be “interested persons” of the Fund, as that term is defined in the 1940 Act. Certain exemptive rules promulgated under the 1940 Act require that at least 50% of the trustees not be “interested persons” of the Fund, as that term is defined in the 1940 Act. Currently, four of the six Trustees (66.67%) meet such definition (the “Independent Trustees”). The Independent Trustees exercise their informed business judgment to appoint an individual of their choosing to serve as Chairman of the Board, regardless of whether the trustee happens to be independent or a member of management. Robert B. Allardice III, an Independent Trustee, serves as the Chairman of the Board.

The Board expects to perform its risk oversight function primarily: (a) through its three standing committees, which report to the entire Board and consist solely of Independent Trustees; and (b) by monitoring the Fund’s Chief Compliance Officer in accordance with the Fund’s compliance policies and procedures.

The Board believes that this leadership structure is appropriate because it allows the Board to exercise informed judgment over matters under its purview, and it allocates areas of responsibility among committees or working groups of Trustees and the full Board in a manner that enhances effective oversight. The Board also believes that having a majority of Independent Trustees is appropriate and in the best interest of its shareholders. Nevertheless, the Board also believes that having interested persons serve on the Board brings corporate and financial viewpoints that are, in the Board’s view, crucial elements in its decision-making process. The leadership structure of the Board may be changed at any time and in the discretion of the Board, including in response to changes in circumstances or its characteristics.

Committees of the Board

The Board of Trustees has established two standing committees of the Board: the Audit Committee, and the Nominating and Corporate Governance Committee. The charter for each committee, more fully describing the responsibilities of each committee, can be found on the Fund’s website at www.ellingtoncredit.com under the “For Investors—Corporate Governance” section. Pursuant to their charters, each of these committees consists solely of Independent Trustees. The table below indicates its current committee membership and the number of times each committee met in 2024.

The Fund requires each trustee to make a diligent effort to attend all Board and committee meetings. In 2024, there were fourteen meetings of the Board, and each of the current trustees attended at least 75% of the meetings of both the Board and committees on which he or she served.

The Fund has a policy that trustees attend its annual meetings of shareholders. Mr. Miller, Mr. Allardice, Dr. Simon, Mr. Vranos, Mr. Penn, and Ms. McBride attended the 2023 and 2024 Annual Meeting of Shareholders and the Special Meeting.

Trustee Name	Audit Committee	Nominating and Corporate Governance Committee
Robert B. Allardice, III	Chair	Member
Mary McBride	Member	Member
David J. Miller	Member	Member
Ronald I. Simon, Ph.D.	Member	Chair
Number of Meetings in 2023	6	5

The committees make recommendations to the Board as appropriate and regularly report on their activities to the entire Board.

Audit Committee

The members of the Audit Committee are Mr. Miller, Mr. Allardice, Dr. Simon, and Ms. McBride, each of whom is independent for purposes of the 1940 Act. Mr. Allardice serves as chairman of the committee. Pursuant to its charter, the Audit Committee assists the Board in overseeing (1) the accounting and financial reporting processes of the Fund and its internal control over financial reporting and, as the Audit Committee deems appropriate, to inquire into the internal control over financial reporting of certain third-party service providers, (2) the quality and integrity of the financial statements; (3) the Fund’s compliance with legal and regulatory requirements; (4) the engagement of the Fund’s independent auditor, including the review and evaluation of its qualifications, independence and performance; and (5) the performance of the Fund’s independent auditors and internal audit function. The Audit Committee also (1) acts as a liaison between the Fund’s independent auditors and the Board and (2) assists the Board’s oversight of any internal audit function of the Fund.

Each member of the Audit Committee meets the independence requirements of the 1940 Act, NYSE and SEC rules and regulations, and each is financially literate. The Board has determined that each of Mr. Allardice, Ms. McBride, Mr. Miller and Dr. Simon is an “audit committee financial expert” as that term is defined by the SEC and that each satisfies the financial expertise requirements of the NYSE.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee (the “Governance Committee”) are Mr. Miller, Mr. Allardice, Dr. Simon, and Ms. McBride, each of whom is independent for purposes of the 1940 Act. Dr. Simon serves as chairman of the committee. Pursuant to its charter, the Governance Committee is responsible for identifying, recruiting, evaluating and recommending to the Board qualified candidates for election as trustees and recommending a slate of nominees for election as trustees at the Fund’s annual meetings of shareholders. It also reviews the background and qualifications of individuals being considered as trustee candidates pursuant to attributes and criteria established by the committee and the Board from time to time. It reviews and makes recommendations on matters involving general operation of the Board and its corporate governance, and annually recommends to the Board nominees for each committee of the Board. In addition, the committee annually facilitates the assessment of the Board’s performance as a whole and of the individual trustees, and reports thereon to the Board. The committee is responsible for reviewing and approving in advance any related party transactions, other than related party transactions which have been pre-approved pursuant to pre-approval guidelines to address specific categories of transactions, which the committee reviews, evaluates and updates, as appropriate, from time to time.

In selecting candidates to recommend to the Board as trustee nominees, the Governance Committee looks at a number of attributes and criteria, including experience, skills, expertise, diversity of experience, personal and professional integrity, character, business judgment, time availability in light of other commitments (including the number of public and private company boards of which a candidate serves on), dedication, conflicts of interest and such other relevant factors that the Governance Committee considers appropriate in the context of the needs of the Board. In assessing the needs of the Board, the Governance Committee and the Board review and consider from time to time the requisite skills and characteristics of individual trustees as well as the composition of the Board as a whole.

Trustee and Executive Officer Beneficial Ownership of Shares

Independent Trustees

The following table sets forth the dollar range of equity securities of the Fund that each Independent Trustee beneficially owned as of June 26, 2025 based on the estimated net asset value per common share of $6.06 as of May 31, 2025. For purposes of this table, beneficial ownership is defined to mean a direct or indirect pecuniary interest.

Name of Independent Trustee	Dollar Range of Equity Securities in the Fund(1)	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Trustee in Family of Investment Companies(1)
Robert B. Allardice, III	$100,001–$500,000	$100,001–$500,000
Mary McBride	$100,001–$500,000	$100,001–$500,000
David J. Miller	$100,001–$500,000	$100,001–$500,000
Ronald I. Simon, Ph.D.	$100,001–$500,000	$100,001–$500,000

(1)	Dollar ranges are as follows: None, $1–$10,000, $10,001–$50,000, $50,001–$100,000, $100,001–$500,000, $500,001–$1,000,000 or Over $1,000,000.

Interested Trustees and Executive Officers

The following table sets forth the dollar range of equity securities of the Fund that each Interested Trustee and executive officer beneficially owned as of June 26, 2025 based on the estimated net asset value per common share of $6.06 as of May 31, 2025. For purposes of this table, beneficial ownership is defined to mean a direct or indirect pecuniary interest.

Name of Interested Trustee or Officer	Dollar Range of Equity Securities in the Fund(1)	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Trustee in Family of Investment Companies(1)
Michael Vranos(2)	$500,001–$1,000,000	$500,001–$1,000,000
Laurence Penn(3)	$100,001–$500,000	$100,001–$500,000
Mark Tecotzky	$50,001–$100,000	$50,001–$100,000
Christopher Smernoff	$100,001–$500,000	$100,001–$500,000
JR Herlihy	$100,001–$500,000	$100,001–$500,000
Daniel Margolis	None	None
Greg Borenstein	$100,001–$500,000	$100,001–$500,000

(1)	Dollar ranges are as follows: None, $1–$10,000, $10,001–$50,000, $50,001–$100,000, $100,001–$500,000, $500,001–$1,000,000 or Over $1,000,000.
(2)	Mr. Vranos serves as a Trustee and is also an executive officer by virtue of his role as Portfolio Manager.
(3)	Mr. Penn serves as a Trustee and is also an executive officer by virtue of his role as Chief Executive Officer.

Compensation of Trustees

For information relating to compensation of the Fund’s Trustees with respect to the Fund’s most recent fiscal year, see its most recent Definitive Proxy Statement of Schedule 14A for the fiscal year ended December 31, 2023, which is incorporated by reference herein.

For the year ended December 31, 2024, the trustee compensation program consisted of an annual cash retainer of $70,000 for each of the Independent Trustees. In addition, the Chairman of the Board and the Chairman of each of the Audit Committee, and Governance Committee of the Board also received an additional annual cash retainer of $25,000, $15,000, $7,500, and $7,500, respectively. Prior to the Conversion, each of the Independent Trustees was also eligible to receive equity awards, and in 2024, each Independent Trustee received an award of restricted Common Shares with a value on the date of grant equal to approximately $0.1 million (approximately $60 thousand of which vested and became non-forfeitable immediately, and approximately $40 thousand of which vested and became non-forfeitable on the day following the Special Meeting). Going forward following the Conversion, in accordance with the restrictions in the 1940 Act, the Fund will not grant any restricted common share awards to any trustee, officer, or other employee of the Fund, and the 2023 Equity Incentive Plan was terminated prior to the Conversion Date.

The Fund reimburses its trustees for their travel expenses incurred in connection with their attendance at in person Board and committee meetings as well as shareholders meetings and certain trustee education events.

Compensation of Trustees in 2024

The table below describes the compensation earned by the trustees during the fiscal year ended December 31, 2024. Any member of the Board who is also an employee of the Adviser, EMG, or their respective affiliates does not receive additional compensation for serving on the Board of Trustees.

Name	Fees Earned or Paid in Cash	Restricted Common Share Awards (1)(2)	All Other Compensation(3)	Total Compensation
Robert B. Allardice, III	$110,000	$100,002	$7,315	$217,317
David J. Miller(4)	77,500	100,002	7,315	184,817
Ronald I. Simon, Ph.D.	77,500	100,002	7,315	184,817
Mary McBride	70,000	100,002	7,315	177,317
Laurence E. Penn	—	—	—	—
Michael W. Vranos	—	—	—	—

(1)	Represents the aggregate grant date fair value of awards of 14,472 restricted Common Shares granted to each Independent Trustee on September 11, 2024. The aggregate grant date fair value was calculated in accordance with the Financial Accounting Standards Board’s, or “FASB,” Accounting Standards Codification, or “ASC,” Topic 718, disregarding any potential forfeitures. See “Note 2—Significant Accounting Policies” of the notes to the consolidated financial statements in the Form 10-K, for additional information regarding the assumptions underlying such calculation. 8,684 of the Common Shares vested immediately upon their granting to each Independent Trustee and 5,788 of the Common Shares vested on the day following the Special Meeting. Other than such restricted Common Share awards, none of the Independent Trustees were granted any outstanding stock awards or option awards during the fiscal year ended December 31, 2024.
(2)	The Fund was not registered under the 1940 Act until the Conversion Date and therefore was not operating under any explicit restrictions on the Fund issuing any securities for services. Going forward, in accordance with the restrictions in the 1940 Act, the Fund will not grant any restricted common share awards to any trustee, officer, or other employee of the Fund, and the 2023 Equity Incentive Plan was terminated prior to the Conversion Date.
(3)	Amounts reported in this column represent cash paid with respect to dividends paid during 2024 on unvested restricted Common Share awards held by the Fund’s independent trustees.
(4)	Includes $7,500 paid to Mr. Miller for his service as chair of the Compensation Committee of the Board during the fiscal year ended December 31, 2024. The Compensation Committee was dissolved prior to the Conversion.

Portfolio Managers

Investment sourcing and investment decisions are jointly and primarily the responsibility of two portfolio managers, Michael Vranos and Gregory Borenstein. In addition, the Fund is also supported by an investment committee. See “Investment Objective, Opportunities and Principal Strategies—Investment Process.”

Below is biographical information relating to the portfolio managers:

Michael Vranos

Mr. Vranos is the Founder and Chief Executive Officer of the Adviser. He oversees the Adviser’s investment activities, including those of the Fund. Mr. Vranos holds ultimate responsibility for portfolio construction, including strategy-level allocation and risk targets, and holds a prominent role in the implementation of credit and interest rate hedging strategies across both the Fund and the other clients managed by Ellington. Mr. Vranos interacts on a regular basis with members of senior management of the Adviser, including Mr. Borenstein, to discuss both high-level and trade-specific portfolio management and strategy. Mr. Vranos founded Ellington in December of 1994 to capitalize on distressed conditions in the MBS derivatives market. Mr. Vranos currently sits on the following committees at Ellington: Executive, Investment and Risk Management, Portfolio Management, Risk Review and European Asset Risk Subcommittee. Prior to founding Ellington in December 1994, Mr. Vranos was the Senior Managing Director of Kidder Peabody in charge of RMBS trading. With Mr. Vranos as head trader and senior manager, Kidder Peabody’s MBS department became a leader on Wall Street in CMO underwriting for each of the three years between 1991 and 1993. Mr. Vranos began his Wall Street career in 1983, after graduating magna cum laude and Phi Beta Kappa with a Bachelor of Arts in Mathematics from Harvard University. Mr. Vranos also devotes much of his time, energy, and resources to philanthropic causes, donating to worthy child advocacy, homeless relief, education, and medical research organizations across the country. A longtime director of Hedge Funds Care and recipient of the organization’s 2007 Lifetime Award for Caring, he supports the group’s mission to prevent child abuse and provide assistance for families in need. Mr. Vranos recently established a research fellowship to sponsor the ongoing work of the Harvard Stem Cell Institute. He currently resides in Greenwich, Connecticut.

Gregory Borenstein

Gregory Borenstein is a Managing Director and the Head of Corporate Credit at Ellington, and is responsible for the firm’s CLO investment business. Mr. Borenstein joined Ellington in 2012 to establish and grow the firm’s CLO capabilities, which has led to CLOs representing an important component of the firm’s overall assets under management. In addition to CLOs, he is responsible for the management of index and bespoke tranches and is closely involved in the development of hedging strategies and broader portfolio management across the firm. Mr. Borenstein currently serves on the Portfolio Management and Risk Oversight Committees of Ellington. Prior to joining Ellington, Mr. Borenstein was a member of the Secondary CLO trading desk at Goldman Sachs, where he traded both US and European CLOs, along with Trust Preferred Securities (TruPS). He began his career on Goldman Sachs’ Proprietary Structured Credit Desk, which managed a multi-billion dollar portfolio, where Mr. Borenstein primarily focused on CLOs and credit derivatives. Mr. Borenstein holds degrees in Applied Mathematics and Economics from Johns Hopkins University.

Compensation of Portfolio Managers

None of the Adviser’s investment personnel receive any direct compensation from the Fund in connection with the management of its portfolio. Mr. Vranos, through his ownership interest in EMG, an affiliate of the Adviser, is entitled to a portion of any profits earned by the Adviser, which includes any fees payable to the Adviser under the terms of the Investment Advisory Agreement, less expenses incurred by the Adviser in performing its services under the Investment Advisory Agreement. Mr. Vranos does not receive any additional compensation from the Adviser in connection with the management of the portfolio. The compensation paid by the Adviser to certain other investment personnel includes: (i) annual base salary and (ii) performance-based bonus awards.

Securities Owned in the Fund by Portfolio Managers

The following table sets forth the dollar range of equity securities of the Fund that each portfolio manager beneficially owned as of June 26, 2025 based on the estimated net asset value per common share of $6.06 as of May 31, 2025. For purposes of this table, beneficial ownership is defined to mean a direct or indirect pecuniary interest.

Name of Portfolio Manager	Dollar Range of Equity Securities in the Fund(1)
Michael Vranos	$500,001 – $1,000,000
Gregory Borenstein	$100,001 – $500,000

(1)	Dollar ranges are as follows: None, $1 – $10,000, $10,001 – $50,000, $50,001 – $100,000, $100,001 – $500,000, $500,001 – $1,000,000 and over $1,000,000.

Indemnification

The Investment Advisory Agreement provides that, absent willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of the reckless disregard of its duties and obligations, the Adviser (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with any such person or entity or with the Adviser) are entitled to indemnification from the Fund for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising out of or otherwise based upon the performance of any of the Adviser’s duties or obligations under the Investment Advisory Agreement or otherwise as an investment adviser of the Fund.

Custodians, Distribution Paying Agent, Transfer Agent and Registrar

The Bank of New York Mellon Trust Company, National Association, which has its principal office at 240 Greenwich Street, New York, NY 10286, serves as custodian for the fund.

Equiniti Trust Company, LLC, (“Equiniti”) which has its principal office at 48 Wall Street, New York, NY 10005, serves as the Fund’s distribution paying agent, registrar and transfer agent (the “Transfer Agent”). Under the Transfer Agency Agreement, the Fund pays the Transfer Agent an annual fee in monthly installments.

DETERMINATION OF NET ASSET VALUE

The Fund’s Net Asset Value is determined as the value of the Fund’s total assets minus the Fund’s liabilities. The Fund’s net asset value per common share, which is commonly referred to as the Fund’s “NAV per common share,” is determined by dividing the Fund’s Net Asset Value by the total number of common shares outstanding. The most significant estimate inherent in the preparation of the Fund’s financial statements is the valuation of investments and the related amounts of unrealized appreciation and depreciation of investments recorded. There is no single method for determining fair value in good faith. As a result, determining fair value requires that judgment be applied to the specific facts and circumstances of each investment while employing a consistently applied valuation process for the types of investments the Fund makes. Rule 2a-5 under the 1940 Act establishes requirements for determining fair value in good faith for purposes of the 1940 Act. Pursuant to Rule 2a-5, the Board has elected to designate the Adviser as the Fund’s “valuation designee” to perform fair value determinations in respect to the Fund’s assets and liabilities. The Fund’s Board oversees the valuation designee and the process that it uses to determine the fair value of its assets and liabilities. In this regard, the Board receives periodic and, as applicable, prompt reporting regarding certain material valuation matters, as required by Rule 2a-5 under the 1940 Act.

The Adviser, subject to the Board’s oversight, determines the fair value of the Fund’s assets and liabilities on at least a quarterly basis, in accordance with the terms of FASB Accounting Standards Codification Topic 820, Fair Value Measurement (“ASC 820”). The valuation procedures are set forth in more detail below.

ASC 820 defines fair value as “The price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Fair value is a market-based measurement, not an entity-specific measurement. For some assets and liabilities, observable market transactions or market information might be available. For other assets and liabilities, observable market transactions and market information might not be available. However, the objective of a fair value measurement in both cases is the same: to estimate the price at which an orderly transaction to sell the asset or transfer the liability would take place between market participants at the measurement date under current market conditions (that is, an exit price at the measurement date from the perspective of a market participant that holds the asset or owes the liability).

ASC 820 establishes a hierarchal disclosure framework which ranks the observability of inputs used in measuring financial instruments at fair value. The observability of inputs is impacted by a number of factors, including the type of financial instrument, the characteristic specific to the financial instrument, and the state of the marketplace, including the existence and transparency of transactions between market participants. Financial instruments with readily available quoted prices, or for which fair value can be measured from quoted prices in active markets, will generally have a higher degree of market price observability and a lesser degree of judgment applied in determining fair value.

The Fund expects that it will hold a high proportion of investments where there is less price transparency (also known as “Level 3 investments”) relative to its total investments, which is directly related to the Fund’s investment philosophy and target portfolio of investments in CLO debt, CLO equity, and loan accumulation facilities. The Adviser generally values each financial instrument at the average of third-party valuations received and not rejected as described below. Third-party valuations are not binding; the Adviser may adjust the valuations it receives (e.g., downward adjustments for odd lots), and may challenge or reject a valuation when, based on its validation criteria, the Adviser determines that such valuation is unreasonable or erroneous. Furthermore, based on its validation criteria, the Adviser may determine that the average of the third-party valuations received for a given instrument does not result in what the Adviser believes to be the fair value of such instrument, and in such circumstances the Adviser may override this average with its own good faith valuation. The validation criteria may take into account output from the Adviser’s own models, recent trading activity in the same or similar instruments, and valuations received from third parties. Determinations of fair value may differ materially from the values that would have been used if an exchange-traded market for these securities existed.

Determinations in Connection with Offerings

The Fund is not generally able to issue and sell its common shares at a price below net asset value per common share, other than in connection with a rights offering to its existing shareholders or in connection with the DRP. In connection with any offering of shares of its common shares, the Fund is required to make the determination that the Fund is not selling shares of its common shares at a price below the then current net asset value per common share at the time at which the sale is made. Factors that may be considered in making such determination include, among others:

●	the net asset value per common share disclosed in the most recent periodic report that the Fund filed with the SEC;

●	management’s assessment of whether any material change in the net asset value per common share has occurred (including through the realization of gains or losses on the sale of portfolio securities, or unrealized gains or losses on portfolio securities) during the period beginning on the date of the most recently disclosed net asset value per common share and ending as of a time within 48 hours (excluding Sundays and holidays) of the sale of the common shares; and

●	the magnitude of the difference between (i) a value that the Fund has determined reflects the current (as of a time within 48 hours, excluding Sundays and holidays) net asset value per common share, which is based upon the net asset value per common share disclosed in the most recent periodic report that the Fund filed with the SEC, as adjusted to reflect its management’s assessment of any material change in the net asset value per common share since the date of the most recently disclosed net asset value per common share, and (ii) the offering price of the shares of the common shares in the proposed offering.

Moreover, to the extent that the Fund determines in good faith that that a pending issuance of shares of its common shares would be at a price below the then-current net asset value per common share at the time at which the sale is made, the Fund will not proceed with such issuance.

CONFLICTS OF INTEREST

Affiliations of the Adviser and the Administrator

The Fund’s executive officers, Portfolio Managers and certain trustees, and the Adviser, the Administrator and their affiliates officers and employees, have several conflicts of interest as a result of affiliations they have and other activities in which they engage. The Adviser and the Administrator are indirectly owned by Ellington Management Group, L.L.C. (“EMG”), a registered investment adviser that provides advisory services to several clients unrelated to the Fund. The Fund’s executive officers, Portfolio Managers and certain trustees, and members of the Adviser’s and the Administrator’s respective management teams, are also employees, officers and/or principals of EMG. Under the Services Agreement, EMG provides such services, including personnel, support and resources, to the Adviser and the Administrator as the Adviser and the Administrator, respectively, may determine to be reasonably necessary to perform their respective obligations under the Advisory Agreement and the Administration Agreement. The fact that the same individuals affiliated with the Fund are also affiliated with the Adviser, the Administrator and EMG may result in conflicts of interest that may not be foreseen or resolved in a manner that is always or exclusively in the Fund’s best interest.

The Fund’s executive officers and trustees, as well as other current and potential future affiliated persons, officers and employees of the Adviser, the Administrator, EMG and certain of their affiliates, may serve as officers, directors or principals of, or manage the accounts for, other entities with investment strategies that substantially or partially overlap with the strategy that the Fund pursues. Accordingly, they may have obligations to investors in those entities, the fulfillment of which obligations may not be in the best interests of the Fund or its shareholders. The Adviser has entered into, and may in the future enter into, additional business arrangements with certain of its shareholders, including granting beneficial ownership in limited liability company interests in the Adviser. In such cases, such shareholders may have an incentive to vote shares held by them in a manner that takes such arrangements into account. As a result of these relationships and separate business activities, the Adviser has conflicts of interest in allocating management time, services and functions among the Fund, other advisory clients and other business activities.

Other Accounts

The Adviser is responsible for the investment decisions made on the Fund’s behalf. There are no restrictions on the ability of the Adviser and certain of its affiliates to manage accounts for multiple clients, including accounts for affiliates of the Adviser or their directors, officers or employees, following the same, similar, or different investment objectives, philosophies, and strategies as those used by the Adviser for its account. In those situations, the Adviser and its affiliates may have conflicts of interest in allocating investment opportunities between the Fund and any other account managed by such person. See “— Allocations of Opportunities” below. Such conflicts of interest would be expected to be heightened where the Adviser manages an account for an affiliate or its directors, officers, or employees. In addition, certain of these accounts may provide for higher management fees or have higher performance fees than the Fund, and/or may allow for higher expense reimbursements, all of which may contribute to a conflict of interest and create an incentive for the Adviser to favor such other accounts. Further, accounts managed by the Adviser or certain of its affiliates may hold certain investments in CLOs, such as mezzanine debt and equity tranches, which conflict with the positions held by other accounts in such CLOs, such as those held by the Fund. In these cases, when exercising the rights of each account with respect to such investments, the Adviser and/or its affiliate will have a conflict of interest, as actions on behalf of one account may have an adverse effect on another account managed by the Adviser or such affiliate, including the Fund.

Executive officers and trustees of the Fund, as well as other current and potential future affiliated persons, officers, and employees of the Adviser and certain of its affiliates, may serve as officers, directors, or principals of, or manage the accounts for, other entities with investment strategies that substantially or partially overlap with the strategy that the Fund intends to pursue. Accordingly, they may have obligations to investors in those entities, the fulfillment of which obligations may not be in the best interests of the Fund or its shareholders.

Further, the professional staff of the Adviser and Administrator will devote as much time to the Fund as such professionals deem appropriate to perform their duties in accordance with the Investment Advisory Agreement and Administration Agreement, respectively. However, such persons may be committed to providing investment advisory and other services for other clients and engage in other business ventures in which the Fund has no interests. In addition, payments under the Administration Agreement are equal to an amount based upon the Fund’s allocable portion of certain of the Administrator’s expenses. See “The Adviser and the Administrator—The Administrator” and “—The Administration Agreement” herein. As a result of these separate business activities, the Adviser and Administrator may have conflicts of interest in allocating management and administrative time, services, and functions among the Fund and its affiliates and other business ventures or clients.

Allocation of Investment Opportunities

As a fiduciary, Ellington has a duty to act in the best interests of its clients and to allocate investment opportunities in a fair and equitable manner over time. Ellington has adopted policies and procedures designed to govern the allocation of investment opportunities among multiple client accounts in a manner that it believes is consistent with its fiduciary duties, taking into account various factors. These factors may include, but are not limited to, regulatory, tax, or legal considerations applicable to an account, the investment guidelines and restrictions of a particular client, the risk and return profile of the investment, available capital, liquidity needs, and other relevant circumstances.

Investment opportunities may be allocated using various methodologies, including rotational, percentage-based, or other allocation approaches, provided that such methodologies are consistent with Ellington’s internal conflict of interest and allocation policies and the requirements of applicable law, including the Advisers Act, the 1940 Act and other applicable laws, rules, and regulations. Automated allocation tools may be utilized as part of its portfolio management system to assist in trade allocations, and may be subject to review and oversight by Ellington’s risk management and compliance teams.

In certain cases, priority may be given to accounts in a ramp-up or start-up phase, including the Fund, as such accounts seek to establish their investment portfolios. While this prioritization is permitted within Ellington’s policies, the policies allow for a protocol of allocating assets so that, on an overall basis, each account is treated equitably. As part of these policies, the Fund may be excluded from specified allocations of assets for tax, regulatory, risk management, or similar reasons.

In addition, an account managed by the Adviser, such as the Fund, is expected to be considered for the allocation of investment opportunities alongside other accounts managed by Ellington. However, there is no assurance that a particular opportunity will be allocated to any particular account in a certain manner or that any such account, including the Fund, will be able to participate in all investment opportunities that are suitable for it.

Valuation

The market for the Fund’s targeted investments is more limited than the market for other credit-related investments. As a result, the Fund’s investments are generally measured at fair value. The values of such investments are determined by the Adviser in good faith, subject to the Board’s oversight and in accordance with the 1940 Act and the Fund’s valuation policies, based on relevant information compiled by the Adviser and third-party pricing services (when available), as follows:

●	For investments that are readily valued, such as exchange-traded securities, valuations are generally based on market prices provided by recognized pricing sources.

●	For investments that do not have readily available market quotations, including CLO securities and other structured products, the Adviser may value these investments using third-party pricing services, if available. The Adviser’s Valuation Committee oversees the valuation process and reviews third-party prices when received. In cases where third-party pricing is unavailable, deemed unreliable or otherwise not received, the Adviser may determine value these investments using third-party, market data, and/or input from portfolio management.

Due to the limited market liquidity of certain investments, valuations may involve subjective judgment and could differ materially from values that would be realized in an actual transaction. There is no guarantee that the Fund will be able to sell an investment at its fair value. See “Determination of Net Asset Value” for more information.

The Interested Trustees are associated with the Adviser and have an interest in the Adviser’s economic success. The participation of the Adviser’s investment professionals in the valuation process, and the interest of the Interested Trustees in the Adviser and Ellington, could result in a conflict of interest because, for example the management fees paid to the Adviser are based in part on the Fund’s Net Asset Value.

Co-Investments and Related Party Transactions

In the ordinary course of business, and to the extent permitted by the 1940 Act and other applicable law, the Fund may enter into transactions with persons who are affiliated with the Fund by reason of being under common control of the Adviser, the Administrator or their affiliates, including EMG. In order to ensure that it complies with applicable regulations, the Fund has implemented certain policies and procedures requiring its executive officers to screen transactions for possible affiliations between the Fund, the Administrator, the Adviser and its affiliates and their respective employees, officers, and directors. The Fund will not enter into such transactions unless it is satisfied that doing so is consistent with the 1940 Act, applicable SEC exemptive rules, interpretations or guidance or the terms of any exemptive relief granted to the Fund (as discussed below). Due to its affiliations, the Fund may be required to forgo certain investment opportunities, including but not limited to investing in CLOs managed by certain affiliates of the Adviser.

The Nominating and Corporate Governance Committee (the “Governance Committee”) of the Fund is responsible for reviewing and approving in advance any related party transactions, except for certain transactions pre-approved under guidelines or rules established by the Governance Committee or the Board. The Governance Committee may prohibit any transaction if it determines that it is inconsistent with the interests of the Fund and its shareholders.

In certain instances, the Fund may co-invest concurrently with other accounts managed by the Adviser, Ellington or certain of the Adviser’s affiliates, subject to compliance with applicable regulations, regulatory guidance, and the Adviser’s allocation procedures. The Fund and the Adviser have submitted an application for exemptive relief to the SEC (File Number: 812-15784) to permit the Fund and certain of its affiliates to participate in certain negotiated co-investments alongside other accounts managed by the Adviser, or certain of its affiliates, subject to certain conditions. There can be no assurance when, or if, such relief may be obtained. A copy of the Fund’s application for exemptive relief, including all of the conditions and the related order, is available on the SEC’s website at www.sec.gov.

Material Non-Public Information

In the course of their advisory and other activities, the Adviser and Ellington may acquire confidential or material non-public information or become subject to trading restrictions in certain securities. As a result, the Adviser may be unable to disclose or act upon such information, even if it could be useful to investment decisions. These restrictions may prevent the Adviser from initiating a transaction for the Fund that it otherwise might have initiated, which could result in the Fund being unable to acquire or exit certain investment positions.

Other Conflicts of Interest

In the ordinary course of its business, Ellington may face other conflicts of interest in managing multiple client accounts. These conflicts may arise due to differing investment advice, competing interests in the same issuer or securitization, joint participation in transactions, investment in other client accounts, service provider relationships, and the receipt of administrative, servicing, or other fees. For example, client accounts may be provided with differing investment recommendations, take opposing positions in the same security, or invest in different levels of an issuer’s capital structure, which may create competing economic interests. In certain cases, Ellington or its affiliates may manage securitizations or structured vehicles in which client accounts invest, act as a servicer or administrator for client transactions, or determine whether services should be provided by third-party vendors or in-house resources. These situations may present conflicts where Ellington has incentives to maximize fees, allocate investments among accounts, or select service providers based on existing relationships. Additionally, conflicts may arise when client accounts provide guarantees, indemnities, or financing through joint vehicles, or when Ellington determines whether to invest in affiliated entities.

Both EMG and the Adviser have adopted policies and procedures to identify, manage, and mitigate potential conflicts of interest in a manner consistent with its fiduciary duties. However, there is no guarantee that all conflicts can be eliminated or that actions taken on behalf of another client account will not have an adverse effect on the Fund.

Code of Ethics and Compliance Procedures

To address potential conflicts of interest, the Fund has adopted a code of ethics under Rule 17j-l under the 1940 Act. Similarly, the Adviser has separately adopted EMG’s Code of Ethics (the “Adviser Code of Ethics”) which applies to the Adviser’s officers and employees. The Adviser Code of Ethics requires personnel to (i) act in the best interests of the Adviser and its client accounts (including the Fund), (ii) conduct themselves in good faith and in an ethical manner, (iii) avoid conflicts of interest with client accounts to the extent reasonably possible, and (iv) identify and manage conflicts of interest as they arise. Personnel subject to each code of ethics may invest in securities for their personal accounts, including investments that may be purchased or held by the Fund, provided that such transactions are made in accordance with the relevant code of ethics’ pre-clearance, reporting, and trading restrictions. The Fund’s trustees and officers, and the officers and employees of the Adviser, must also comply with applicable U.S. federal securities laws and promptly report any actual or suspected violations to supervisory personnel.

The Adviser believes it has established a working environment, firm-wide compliance culture, and compliance procedures and systems reasonably designed to manage potential conflicts of interest. The Adviser has adopted policies and procedures governing, among other things, the execution of portfolio transactions, personal trading by employees, and other potential conflicts of interest. These policies are designed to ensure that all client accounts are treated equitably over time.

In addition, each code of ethics referenced above is incorporated by reference as an exhibit to this registration statement and is available on the EDGAR Database on the SEC’s website at www.sec.gov and copies of these codes of ethics may be obtained, after paying a duplicating fee, by electronic request at the following email address: publicinfo@sec.gov.

PRICE RANGE OF COMMON SHARES

The Fund’s common shares began trading on May 1, 2013 and are currently traded on the NYSE under the symbol “EARN.” The following table lists the high and low closing sale price for the Fund’s common shares, the high and low closing sale price as a percentage of net asset value per common share, and distributions declared per common share for each quarter since January 1, 2023.

	net asset	Closing Sales Price		Premium (Discount) of High Sales Price to net asset	Premium (Discount) of Low Sales Price to net asset	Distributions
Period	value(1)	High	Low	value(2)	value(2)	Declared(3)
Fiscal year ending December 31, 2023(4)
First quarter	$8.31	$8.10	$6.96	(2.5)%	(16.2)%	$0.24
Second quarter	$8.12	$7.37	$6.77	(9.2)%	(16.6)%	$0.24
Third quarter	$7.02	$7.57	$6.20	7.8%	(11.7)%	$0.24
Fourth quarter	$7.32	$6.40	$5.15	(12.6)%	(29.6)%	$0.24
Fiscal year ending December 31, 2024(5)
First quarter	$7.21	$6.99	$5.55	(3.1)%	(23.0)%	$0.24
Second quarter	$6.91	$7.22	$6.55	4.5%	(5.2)%	$0.24
Third quarter	$6.85	$7.15	$6.52	4.4%	(4.8)%	$0.24
Fourth quarter	$6.53	$7.03	$6.33	7.7%	(3.1)%	$0.24
Fiscal year ending March 31, 2025(6)
First quarter	$6.08	$6.82	$5.41	12.2%	(11.0)%	$0.24
Fiscal year ending March 31, 2026(7)
First quarter (through June 26, 2025)	(8)	$5.77	$4.54	(8)	(8)	$0.24

(1)	Net asset value per common share is determined as of the final day of the quarter and is based on outstanding common shares at the end of each period. As such, it does not reflect the net asset value per common share on each of the dates of the high and low sales prices. For all periods prior to April 1, 2025, “net asset value” represents a book value per share, which is the available metric for such period that the Fund believes is most similar to net asset value per common share.
(2)	Calculated as of the respective high or low closing sales price divided by the Net Asset Value on the final day of the applicable quarter.
(3)	Represents the cash distributions (including dividends, dividends reinvested and returns of capital, if any) per common share declared in the specified quarter. Tax characteristics of such distributions varied.
(4)	For the fiscal year ending December 31, 2023, as reported on the Fund’s 2023 1099-DIV, distributions made by the Fund consisted, in part, of a return of capital, as calculated on a per common share basis, of $0.5952 per common share.
(5)	For the fiscal year ending December 31, 2024, as reported on the Fund’s 2024 1099-DIV, distributions made by the Fund consisted, in part, of a return of capital, as calculated on a per common share basis, of $0.7290 per common share.
(6)	In connection with the Conversion, the Fund changed its fiscal year end from December 31 to March 31, resulting in a three-month shortened fiscal year from January 1, 2025 to March 31, 2025. For this shortened fiscal year ending March 31, 2025, distributions of $0.24 per common share were made as of the date of this registration statement, a portion of which may consist, in part, of a return of capital, as calculated on a per common share basis.
(7)	For the fiscal year ending March 31, 2026, distributions of $0.24 per common share were made as of the date of this registration statement, a portion of which may consist, in part, of a return of capital, as calculated on a per common share basis.
(8)	“Net asset value” is not available as of the date of the filing of this registration statement.

Common shares of closed-end management investment companies may trade at a market price that is less than the Net Asset Value that is attributable to those common shares. The possibility that the Fund’s common shares will trade at a discount to Net Asset Value or at a premium that is unsustainable over the long term is separate and distinct from the risk that its Net Asset Value will decrease. It is not possible to predict whether the Fund’s common shares will trade at, above or below Net Asset Value in the future. The estimated net asset value per common share at May 31, 2025 was $6.06. The closing sales price for common shares on the NYSE on May 30, 2025 (the last trading day prior to May 31, 2025) was $5.62, which represented a 7.3% discount to the midpoint of the estimated net asset value per common share. Common shares of closed-end management investment companies that are listed on an exchange frequently trade at a discount to their net asset value per common share. If the Fund’s common shares trade at a discount to net asset value per common share, it will likely increase the risk of loss for purchasers of its securities. There can be no assurance that the Fund’s common shares will not be trading at a discount to the Fund’s net asset value per common share at any time.

DESCRIPTION OF THE FUND’S SECURITIES

This registration statement contains a summary of the Fund’s common shares. These summaries are not meant to be a complete description of each security.

The following are its authorized and outstanding classes of securities as of June 26, 2025:

Title of Class	Amount Authorized*	Amount Held By Fund	Amount Outstanding
Shares of Beneficial Interest	Unlimited	None	37,559,195 shares

*	Under the Declaration of Trust, the Fund is authorized to issue an unlimited number of common shares and is not subject to a dollar limit on the size of the Fund.

Anti-Takeover Provisions in the Declaration of Trust

The Declaration of Trust includes provisions that could have the effect of limiting the ability of any entities or persons to acquire control of the Fund or to change the composition of the Board. These provisions may have the effect of discouraging attempts to acquire control of the Fund, which attempts could have the effect of increasing the expenses of the Fund and interfering with the normal operation of the Fund.

Derivative Actions. In addition to the requirements set forth in Section 3816 of the Delaware Statutory Trust Act, Section 5.6 of the Declaration of Trust states that a shareholder or shareholders may bring a derivative action on behalf of the Fund only if all of the following conditions are met: (i) the shareholder or shareholders must make a pre-suit demand upon the Board of Trustees to bring the subject action unless an effort to cause the Board of Trustees to bring such an action is not likely to succeed, and a demand on the Board of Trustees shall only be deemed not likely to succeed and therefore excused if a majority of the Board of Trustees, or a majority of any committee established to consider the merits of such action, is composed of Trustees who are not “independent trustees” (as such term is defined in the Delaware Statutory Trust Act); (ii) shareholders holding at least 10% of the outstanding Shares of the Fund join in the request for the Board of Trustees to commence such action; and (iii) the Board of Trustees must be afforded a reasonable amount of time to consider such shareholder request and to investigate the basis of such claim. The Board of Trustees shall be entitled to retain counsel or other advisors in considering the merits of the request and shall require an undertaking by the shareholders making such request to reimburse the Fund for the expense of any such advisors in the event that the Board of Trustees determines not to bring such action. Additionally, the Board of Trustees may designate a committee of one Trustee to consider a shareholder demand if necessary to create a committee with a majority of Trustees who are “independent trustees” (as such term in defined in the Delaware Statutory Trust Act). However, these requirements do not apply to claims brought under the federal securities laws.

Exclusive Delaware Jurisdiction and Jury Waiver. Any claims, suits, actions or proceedings arising out of or relating in any way to the Fund, the Delaware Statutory Trust Act, the Declaration of Trust or the By-Laws shall be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court in the State of Delaware with subject matter jurisdiction, and irrevocably waives any and all right to trial by jury in any such claim, suit, action or proceeding. However, these requirements do not apply to claims asserted under the U.S. federal securities laws including, without limitation, the 1940 Act.

The Declaration of Trust does not contain any other specific inhibiting provisions that would operate only with respect to an extraordinary transaction such as a merger, reorganization, tender offer, sale or transfer of substantially all of the Fund’s asset, or liquidation. The foregoing is only a summary of certain aspects of the Declaration of Trust. Reference should be made to the Declaration of Trust on file with the SEC for the full text of these provisions.

Certain Aspects of the Delaware Control Share Statute

Because the Fund is organized as a Delaware statutory trust, unless it expressly “opts-out,” it is subject to the Delaware Control Share Statute included in the Control Share Statute. The Control Share Statute became automatically applicable to listed closed-end funds organized as Delaware statutory trusts, such as the Fund, upon its effective date of August 1, 2022. Notwithstanding the foregoing and the following, through the inclusion of Section 10.10 in the Declaration of Trust, the Fund has categorically exempted all acquisitions of its shares from the application of the Control Share Statute and therefore effectively “opted-out” of the Control Share Statute.

The Control Share Statute provides for a series of voting power thresholds above which shares are considered control shares. These voting power thresholds are as follows:

●	10% or more, but less than 15% of all voting power;

●	15% or more, but less than 20% of all voting power;

●	20% or more, but less than 25% of all voting power;

●	25% or more, but less than 30% of all voting power;

●	30% or more, but less than a majority of all voting power; or

●	a majority or more of all voting power.

Voting power is defined by the Control Share Statute as the power to directly or indirectly exercise or direct the exercise of the voting power of fund shares in the election of trustees. Whether a voting power threshold is met is determined by aggregating the holdings of the acquirer as well as those of its “associates,” which is broadly defined by the Control Share Statute.

Once a threshold is reached, an acquirer has no voting rights under the Delaware Statutory Trust Act or the governing documents of a fund with respect to shares acquired in excess of that threshold (i.e., the “control shares”) unless approved by shareholders of the fund or exempted by the board. Approval by the shareholders requires the affirmative vote of two-thirds of all votes entitled to be cast on the matter, excluding shares held by the acquirer and its associates as well as shares held by certain insiders of the fund. The Control Share Statute provides procedures for an acquirer to request a shareholder meeting for the purpose of considering whether voting rights shall be accorded to control shares. Further approval by the fund’s shareholders would be required with respect to additional acquisitions of control shares above the next applicable threshold level. The board is permitted, but not obligated to, exempt specific acquisitions or classes of acquisitions of control shares, either in advance or retroactively.

The Control Share Statute does not retroactively apply to acquisitions of shares that occurred prior to August 1, 2022. However, such shares will be aggregated with any shares acquired after August 1, 2022 for purposes of determining whether a voting power threshold is exceeded, resulting in the newly acquired shares constituting control shares.

The Control Share Statute requires shareholders to disclose to the Fund any control share acquisition within 10 days of such acquisition and, upon request, to provide any information that the Board reasonably believes is necessary or desirable to determine whether a control share acquisition has occurred.

The Control Share Statute may protect the long-term interests of Fund shareholders by limiting the ability of certain investors to use their ownership to attempt to disrupt the Fund’s long-term strategy such as by forcing a liquidity event. However, the Control Share Statute may also serve to entrench the Board and make it less responsive to shareholder requests. The totality of positive or negative effects is difficult to predict as the Control Share Statute has been in effect for a relatively short period of time.

The foregoing is only a summary of certain aspects of the Control Share Statute. shareholders should consult their own legal counsel to determine the application of the Control Share Statute with respect to their shares of the Fund and any subsequent acquisitions of shares.

DESCRIPTION OF THE FUND’S COMMON SHARES

The following description is based on relevant portions of the Delaware Statutory Trust Statute and its Declaration of Trust and Bylaws. This summary is not necessarily complete, and the Fund refers you to the Delaware Statutory Trust Statute, Declaration of Trust and Bylaws for a more detailed description of the provisions summarized below.

General

The Fund is an unincorporated statutory trust established under the laws of the State of Delaware upon the filing of a Certificate of Trust with the Secretary of State of Delaware on the Conversion Date. The Fund’s Declaration of Trust was amended and restated as the Fund re-domiciled from the State of Maryland to the State of Delaware in connection with the Conversion. The Declaration of Trust provides that the Trustees of the Fund may authorize separate classes of common shares of beneficial interest. The Trustees have authorized an unlimited number of common shares. The Fund holds annual meetings of its shareholders. As of the Conversion Date, 37,559,195 common shares of the Fund were outstanding, of which none were owned by the Fund.

The Declaration of Trust, which has been filed with the SEC, permits the Fund to issue an unlimited number of full and fractional common shares of beneficial interest, no par value, as well as the other securities described in this registration statement. Each common share of beneficial interest of the Fund represents an equal proportionate interest in the assets of the Fund with each other common share of beneficial interest in the Fund. Holders of common shares of beneficial interest will be entitled to the payment of dividends when, as and if declared by the Board. The Fund currently intends to make dividend distributions to its shareholders of common shares of beneficial interest after payment of Fund operating expenses including interest on outstanding borrowings, if any, monthly and no less frequently than annually. Dividends declared on common shares will be automatically reinvested in additional common shares of the Fund unless a common shareholder elects to opt-out. See “Dividend Reinvestment Plan.” The 1940 Act may limit the payment of dividends to the holders of common shares. Each whole and partial common share of beneficial interest shall be entitled to one vote as to matters on which it is entitled to vote pursuant to the terms of the Declaration of Trust on file with the SEC. Upon liquidation of the Fund, after paying or adequately providing for the payment of all liabilities of the Fund, and upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection, the Trustees may distribute the remaining assets of the Fund among its shareholders. The common shares of beneficial interest as well as the other securities described in this registration statement are not liable to further calls or to assessment by the Fund. There are no pre-emptive rights associated with the common shares of beneficial interest or other securities described in this registration statement. The Declaration of Trust provides that the Fund’s common shareholders are not liable for any liabilities of the Fund. Although common shareholders of an unincorporated statutory trust established under Delaware law, in certain limited circumstances, may be held personally liable for the obligations of the Fund as though they were general partners, the provisions of the Declaration of Trust described in the foregoing sentence make the likelihood of such personal liability remote.

The Fund generally will not issue share certificates. However, a share certificate may be issued at the Fund’s discretion for any or all of the full common shares credited to an investor’s account. Share certificates that have been issued to an investor may be returned at any time. The Transfer Agent will maintain an account for each shareholder upon which the registration of common shares is recorded, and transfers, permitted only in rare circumstances, such as death, will be reflected by bookkeeping entry, without physical delivery. The Transfer Agent will require that a shareholder provide requests in writing, accompanied by a valid signature guarantee form, when changing certain information in an account such as wiring instructions or telephone privileges.

U.S. FEDERAL INCOME TAX MATTERS

The following is a general summary of certain material U.S. federal income tax considerations applicable to the Fund and an investment in the Fund’s common shares. The discussion below provides general tax information related to an investment in the Fund’s common shares but does not purport to be a complete description of the U.S. federal income tax consequences of an investment in the Fund and does not address any state, local, non-U.S. or other tax consequences (such as estate and gift tax consequences). It is based on the Code, U.S. Treasury Regulations thereunder (“Treasury Regulations”) and administrative pronouncements, all as of the date hereof, any of which is subject to change, possibly with retroactive effect. In addition, it does not describe all of the tax consequences that may be relevant in light of a shareholder’s particular circumstances, including (but not limited to) alternative minimum tax consequences and tax consequences applicable to shareholders subject to special tax rules, such as certain financial institutions; dealers or traders in securities who use a mark-to-market method of tax accounting; persons holding common shares as part of a hedging transaction, wash sale, conversion transaction, straddle or integrated transaction or persons entering into a constructive sale with respect to common shares; entities classified as partnerships or other pass-through entities for U.S. federal income tax purposes; insurance companies; U.S. shareholders (as defined below) whose functional currency is not the U.S. dollar; or tax-exempt entities, including “individual retirement accounts” or “Roth IRAs.” Unless otherwise noted, the following discussion applies only to a shareholder that holds common shares as a capital asset and is a U.S. shareholder. A “U.S. shareholder” generally is a beneficial owner of common shares who is for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust if it (a) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds common shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partners in a partnership holding common shares should consult their tax advisors with respect to the tax treatment to them of the partnership’s ownership and disposition of common shares.

The discussion set forth herein does not constitute tax advice. Tax laws are complex and often change, and shareholders should consult their tax advisors about the U.S. federal, state, local or non-U.S. tax consequences of an investment in the Fund.

The following summary does not address U.S. federal income tax considerations applicable to preferred shares, subscription rights or debt securities. If the Fund issues preferred shares, subscription rights or debt securities, the applicable prospectus supplement will contain a discussion of certain U.S. federal income tax considerations relating to such securities.

Taxation of the Fund

The Fund intends to elect to be treated for U.S. federal income tax purposes, and intends to qualify annually, as a RIC under Subchapter M of the Code. As a RIC, the Fund generally will not be subject to corporate-level U.S. federal income taxes on any ordinary income or capital gains that it distributes as dividends to shareholders. To qualify as a RIC in any tax year, the Fund must, among other things, satisfy both a source of income test and asset diversification tests. The Fund will generally qualify as a RIC for a tax year if (i) at least 90% of the Fund’s gross income for such tax year consists of dividends; interest; payments with respect to certain securities loans; gains from the sale or other disposition of shares, securities or foreign currencies; other income (including, but not limited to, gains from options, futures or forward contracts) derived with respect to its business of investing in such shares, securities or currencies; and net income derived from interests in “qualified publicly traded partnerships” (such income, “Qualifying RIC Income”); and (ii) the Fund’s holdings are diversified so that, at the end of each quarter of such tax year, (a) at least 50% of the value of the Fund’s total assets is represented by cash and cash equivalents, securities of other RICs, U.S. government securities and other securities, with such other securities limited, in respect of any one issuer, to an amount not greater than 5% of the value of the Fund’s total assets and not greater than 10% of the outstanding voting securities of such issuer and (b) not more than 25% of the value of the Fund’s total assets is invested (x) in securities (other than U.S. government securities or securities of other RICs) of any one issuer or of two or more issuers that the Fund controls and that are engaged in the same, similar or related trades or businesses or (y) in the securities of one or more “qualified publicly traded partnerships.” The Fund’s share of income derived from a partnership other than a “qualified publicly traded partnership” will be treated as Qualifying RIC Income only to the extent that such income would have constituted Qualifying RIC Income if derived directly by the Fund. A “qualified publicly traded partnership” is generally defined as an entity that is treated as a partnership for U.S. federal income tax purposes if (1) interests in such entity are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof and (2) less than 90% of its gross income for the relevant tax year consists of Qualifying RIC Income (for this purpose, excluding net income derived from interests in qualified publicly traded partnerships). The Code provides that the Treasury Department may by regulation exclude from Qualifying RIC Income foreign currency gains that are not directly related to the RIC’s principal business of investing in stock or securities (or options and futures with respect to stock or securities). The Fund anticipates that, in general, its foreign currency gains will be directly related to its principal business of investing in stock and securities.

In addition, to maintain RIC tax treatment, the Fund must distribute on a timely basis with respect to each tax year dividends of an amount at least equal to 90% of the sum of its “investment company taxable income” and its net tax-exempt interest income, determined without regard to any deduction for dividends paid, to shareholders (the “90% distribution requirement”). If the Fund qualifies as a RIC and satisfies the 90% distribution requirement, the Fund generally will not be subject to U.S. federal income tax on its “investment company taxable income” and net capital gains (that is, the excess of net long-term capital gains over net short-term capital losses) that it distributes as dividends to shareholders (including amounts that are reinvested pursuant to the DRP). In general, a RIC’s “investment company taxable income” for any tax year is its taxable income, determined without regard to net capital gains or net capital losses and with certain other adjustments. The Fund intends to distribute all or substantially all of its “investment company taxable income,” net tax-exempt interest income (if any) and net capital gains on an annual basis. Any taxable income, including any net capital gains that the Fund does not distribute in a timely manner, will be subject to U.S. federal income tax at regular corporate rates.

If the Fund retains any net capital gains for reinvestment, it may elect to treat such capital gains as having been distributed to its shareholders. If the Fund makes such an election, each shareholder will be required to report its share of such undistributed net capital gains attributed to the Fund as long-term capital gain and will be entitled to claim its share of the U.S. federal income taxes paid by the Fund on such undistributed net capital gains as a credit against its own U.S. federal income tax liability, if any, and to claim a refund on a properly-filed U.S. federal income tax return to the extent that the credit exceeds such liability. In addition, each shareholder will be entitled to increase the adjusted tax basis in its common shares by the difference between its share of such undistributed net capital gains and the related credit. There can be no assurance that the Fund will make this election if it retains all or a portion of its net capital gains for a tax year.

As a RIC, the Fund will be subject to a nondeductible 4% U.S. federal excise tax on certain undistributed amounts for each calendar year (the “4% excise tax”). To avoid the 4% excise tax, the Fund must distribute in respect of each calendar year dividends of an amount at least equal to the sum of (1) 98% of its ordinary taxable income (taking into account certain deferrals and elections) for the calendar year, (2) 98.2% of its capital gain net income (adjusted for certain ordinary losses) generally for the one-year period ending on October 31 of the calendar year and (3) any ordinary income and capital gains for previous calendar years that were not distributed during those calendar years and on which the Fund paid no U.S. federal income tax.

Any distribution declared by the Fund in October, November or December of any calendar year, payable to shareholders of record on a specified date in such a month and paid during January of the following calendar year, may be treated for tax purposes as if it had been paid on December 31 of the calendar year in which the distribution was declared.

The U.S. federal income tax laws governing RICs are complex, and interpretations of the U.S. federal income tax laws governing qualification as a RIC are limited. Qualifying as a RIC requires the Fund to meet various tests regarding the nature of the Fund’s assets, its income and the amount of its distributions on an ongoing basis. The Fund’s ability to satisfy the RIC asset and income tests depends upon the characterization and fair market values of its assets, many of which are not precisely determinable, and for which it may not obtain independent appraisals. The Fund’s compliance with the RIC asset and income tests and the accuracy of its tax reporting to shareholders also depend upon its ability to successfully manage the calculation and composition of its taxable income and its assets on an ongoing basis. Even a technical or inadvertent mistake could jeopardize the Fund’s RIC status. Although the Fund intends to elect to be treated as a RIC under Subchapter M of the Code, no assurance can be given that the Fund will be able to qualify for and maintain RIC status.

If the Fund fails to qualify as a RIC or fails to satisfy the 90% distribution requirement in respect of any tax year, the Fund would be subject to U.S. federal income tax (and any applicable state and local taxes) at regular corporate rates on its taxable income, including its net capital gains, even if such income were distributed, and all distributions out of earnings and profits would be taxed as ordinary dividend income. Such distributions generally would be eligible for the dividends-received deduction in the case of certain corporate shareholders and for treatment as qualified dividend income in the case of certain non-corporate shareholders. In addition, the Fund could be required to recognize unrealized gains, pay taxes and make distributions (any of which could be subject to interest charges) before re-qualifying for taxation as a RIC. If, however, the Fund fails to satisfy either the income test or asset diversification test described above, in certain cases, the Fund may be able to avoid losing its status as a RIC by timely providing notice of such failure to the IRS, curing such failure and possibly paying an additional tax or penalty.

The Fund has made an election under Section 475(f) of the Code to mark its securities to market. There are limited authorities under Section 475(f) of the Code as to what constitutes a trader for U.S. federal income tax purposes. Under other sections of the Code, the status of a trader in securities depends on all of the facts and circumstances, including the nature of the income derived from the taxpayer’s activities, the frequency, extent and regularity of the taxpayer’s securities transactions, and the taxpayer’s investment intent. There can be no assurance that the Fund will continue to qualify as a trader in securities eligible to make the mark-to-market election. The Fund has not received, nor is it seeking, an opinion from counsel or a ruling from the IRS regarding the Fund’s qualification as a trader. If the Fund’s qualification for, or application of, the mark-to-market election were successfully challenged by the IRS, in whole or in part, it could, depending on the circumstances, result in retroactive (or prospective) changes in, among other things, the amount, character or timing of gross income the Fund recognizes and is required to distribute. As a result of the Fund’s election under Section 475(f) of the Code, the Fund is required each year to mark-to-market certain securities that it holds and thereby recognizes gain or loss that is reported as ordinary gain or loss as if it had sold those securities for their fair market value. The mark-to-market election also requires the Fund to recognize any accrued market discount on its debt securities held at the end of each year. Because the Fund is required to recognize gain or loss each year, the Fund may have income without any corresponding cash, in which case the Fund may have to sell some of its investments at times and/or at prices it would not consider advantageous, raise additional debt or equity capital or forgo new investment opportunities to satisfy the distribution requirement necessary to maintain its RIC status. If the Fund is not able to obtain cash from other sources, it may fail to qualify for RIC tax treatment and thus become subject to corporate-level income tax.

Some of the investments that the Fund is expected to make, such as investments in debt instruments, may have market discount and/or be treated as issued with OID prior to the receipt of any corresponding cash or other property.

There may be uncertainty as to the appropriate treatment of certain of the Fund’s investments for U.S. federal income tax purposes. In particular, the Fund expects to invest a portion of its assets in below investment grade instruments. U.S. federal income tax rules with respect to such instruments are not entirely clear about issues such as whether and to what extent the Fund should recognize interest, OID or market discount, when and to what extent deductions may be taken for bad debts or worthless instruments, how payments received on obligations in default should be allocated between principal and income and whether exchanges of debt obligations in a bankruptcy or workout context are taxable. These and other issues will be addressed by the Fund, to the extent necessary, in connection with the Fund’s general intention to distribute sufficient income to qualify for and maintain its treatment as a RIC for U.S. federal income tax purposes, and to minimize the risk that it becomes subject to U.S. federal income tax or the 4% excise tax.

Income received by the Fund from sources outside the United States may be subject to withholding and other taxes imposed by such countries, thereby reducing income available to the Fund. Tax conventions between certain countries and the United States may reduce or eliminate such taxes. The Fund generally intends to conduct its investment activities to minimize the impact of foreign taxation, but there is no guarantee that the Fund will be successful in this regard. If more than 50% of the value of the Fund’s total assets at the close of its tax year consists of stock or securities of foreign corporations, the Fund will be eligible to elect to “pass-through” to its shareholders the foreign source amount of income distributed and the respective amount of foreign taxes paid by the Fund. If the Fund so elects, each shareholder would be required to include in gross income, even though not actually received, such shareholder’s pro rata share of the foreign taxes paid or deemed paid by the Fund, but would be treated as having paid its pro rata share of such foreign taxes and would therefore be allowed to either deduct such amount in computing taxable income or use such amount (subject to various limitations) as a foreign tax credit against federal income tax (but not both).

The Fund may invest in shares of foreign companies that are classified under the Code as passive foreign investment companies (“PFICs”). For these purposes, “shares” would include any interests in a PFIC that are treated as equity for U.S. federal income tax purposes. In general, a foreign company is considered a PFIC in any taxable year if at least 50% of the average value of its assets constitute investment-type assets or 75% or more of its gross income is investment-type income. In general under the PFIC rules, an “excess distribution” received with respect to PFIC shares is treated as having been realized ratably over the period during which the Fund held the PFIC shares. The Fund generally will be subject to tax on the portion, if any, of the excess distribution that is allocated to the Fund’s holding period in prior tax years (and an interest factor will be added to the tax, as if the tax had actually been payable in such prior tax years) even if the Fund distributes the corresponding income to shareholders. Excess distributions include any gain from the sale of PFIC shares as well as certain distributions from a PFIC. All excess distributions are taxable as ordinary income.

The Fund may be eligible to elect alternative tax treatment with respect to PFIC shares. Under one such election (i.e., a “QEF” election), the Fund generally would be required to include in its gross income its share of the PFIC’s ordinary earnings and net capital gains on a current basis, regardless of whether any distributions are received from the PFIC. If this election is made, the special rules, discussed above, relating to the taxation of excess distributions would not apply. Alternatively, the Fund may be able to elect to mark its PFIC shares to market, resulting in any unrealized gains at the Fund’s tax year end being treated as though they were recognized and reported as ordinary income. Any mark-to-market losses and any loss from an actual disposition of the PFIC shares would be deductible as ordinary losses to the extent of any net mark-to-market gains included in income in prior tax years with respect to the PFIC shares.

Because the application of the PFIC rules may affect, among other things, the character of gains, the amount of gain or loss and the timing of the recognition of income, gain or loss with respect to PFIC shares, as well as subject the Fund itself to tax on certain income from PFIC shares, the amount that must be distributed to shareholders, and which will be recognized by Fund shareholders as ordinary income or long-term capital gain, may be increased or decreased substantially as compared to a fund that did not invest in PFIC shares. Note that distributions from a PFIC are not eligible for the reduced rate of tax on distributions of “qualified dividend income” as discussed below.

Some of the CLOs in which the Fund may invest may be PFICs, which are generally subject to the tax consequences described above. Investments in certain equity interests (which for these purposes includes certain debt tranches that are treated as equity for U.S. federal income tax purposes) of CLOs that are subject to treatment as PFICs for U.S. federal income tax purposes may cause the Fund to recognize income in a tax year in excess of the Fund’s distributions from such CLOs and other PFICs and the Fund’s proceeds from sales or other dispositions of equity interests in such CLOs and other PFICs during that tax year. As a result, the Fund generally would be required to distribute such income to satisfy the distribution requirements applicable to RICs.

If the Fund holds 10% or more (by vote or value) of the interests treated as equity for U.S. federal income tax purposes in a foreign corporation that is treated as a controlled foreign corporation (“CFC”), including equity tranche investments and certain debt tranche investments in a CLO treated as a CFC, the Fund may be treated as receiving a deemed distribution (taxable as ordinary income) each tax year from such foreign corporation of an amount equal to the Fund’s pro rata share of the foreign corporation’s “subpart F income” for the tax year (including both ordinary earnings and capital gains), whether or not the corporation makes an actual distribution to the Fund during such tax year. This deemed distribution is required to be included in the income of certain U.S. shareholders of a CFC, such as the Fund, regardless of whether a U.S. shareholder has made a QEF election with respect to such CFC. The Fund is generally required to distribute such income in order to satisfy the distribution requirements applicable to RICs, even to the extent the Fund’s income from a CFC exceeds the distributions from the CFC and the Fund’s proceeds from the sales or other dispositions of CFC stock during that tax year. In general, a foreign corporation will be treated as a CFC for U.S. federal income tax purposes if more than 50% of the shares of the foreign corporation, measured by reference to combined voting power or value, is owned (directly, indirectly or by attribution) by U.S. shareholders. A “U.S. shareholder,” for this purpose, is any U.S. person that possesses (actually or constructively) 10% or more of the combined voting power or value of all classes of shares of a corporation.

The functional currency of the Fund, for U.S. federal income tax purposes, is the U.S. dollar. Gains or losses attributable to fluctuations in foreign currency exchange rates that occur between the time a Fund accrues interest income or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time the Fund actually collects such income or receivables or pays such liabilities generally are respectively characterized as ordinary income or ordinary loss for U.S. federal income tax purposes. Similarly, on the sale of other disposition of certain investments, including debt securities, certain forward contracts, as well as other derivative financial instruments, denominated in a foreign currency, gains or losses attributable to fluctuations in the value of foreign currency between the date of acquisition of the security or contract and the date of disposition also are generally treated as ordinary income or loss. These gains and losses, referred to under the Code as “section 988” gains and losses, may increase or decrease the amount of the Fund’s investment company taxable income subject to distribution to Fund shareholders as ordinary income. For example, fluctuations in exchange rates may increase the amount of income that the Fund must distribute to qualify for tax treatment as a RIC and to prevent application of corporate income tax or the 4% excise tax on undistributed income. Alternatively, fluctuations in exchange rates may decrease or eliminate income available for distribution. If section 988 losses exceed other investment company taxable income during a tax year, any distributions made by the Fund during the tax year before such losses were recognized may be recharacterized as a return of capital to Fund shareholders for U.S. federal income tax purposes, the treatment of which is described below, rather than as ordinary dividend income.

The CLO issuers in which the Fund invests will generally operate pursuant to investment guidelines intended to ensure that the CLO is not treated for U.S. federal income tax purposes as engaged in a U.S. trade or business. If a CLO issuer fails to comply with the investment guidelines, or if the Internal Revenue Service otherwise successfully asserts that the CLO should be treated as engaged in a U.S. trade or business, such CLO could be subject to U.S. federal income tax, which could reduce the amount available to distribute to mezzanine debt and equity holders in such CLO, including the Fund.

The U.S. Foreign Account Tax Compliance Act provisions of the Code impose a withholding tax of 30% on certain U.S. source periodic payments, including interest and dividends, to certain non-U.S. entities, including certain non-U.S. financial institutions and investment funds, unless such non-U.S. entity complies with certain reporting requirements regarding its U.S. account holders and its U.S. owners. Most CLOs in which the Fund invests will be treated as non-U.S. financial entities for this purpose, and therefore will be required to comply with these reporting requirements to avoid the 30% withholding. If a CLO in which the Fund invests fails to properly comply with these reporting requirements, certain payments received by such CLO may be subject to the 30% withholding tax, which could reduce the amount available to distribute to equity and mezzanine debt holders in such CLO, including the Fund.

Payments made under the Fund’s securities to a foreign financial institution (“FFI”) or non-financial foreign entity (“NFFE”) (including such an institution or entity acting as an intermediary), may be subject to a U.S. withholding tax of 30% under FATCA. This withholding tax may apply to certain payments of interest on the Fund’s debt securities or dividends on its shares unless the FFI or NFFE complies with certain information reporting, withholding, identification, certification and related requirements imposed by FATCA. Depending upon the status of a holder and the status of an intermediary through which any of the Fund’s debt securities or shares are held, the holder could be subject to this 30% withholding tax in respect of any interest paid on its debt securities or dividends on its shares. Investors should consult their own tax advisors regarding FATCA and how it may affect an investment in the Fund’s securities.

If the Fund utilizes leverage through the issuance of preferred shares or borrowings, it will be prohibited from declaring a distribution or dividend if it would fail the applicable asset coverage test(s) under the 1940 Act after the payment of such distribution or dividend. In addition, certain covenants in credit facilities or indentures may impose greater restrictions on the Fund’s ability to declare and pay dividends on common shares. Limits on the Fund’s ability to pay dividends on common shares may prevent the Fund from meeting the distribution requirements described above and, as a result, may affect the Fund’s ability to be subject to tax as a RIC or subject the Fund to corporate income tax or the 4% excise tax. The Fund endeavors to avoid restrictions on its ability to make distributions to its shareholders. If the Fund is precluded from making distributions on common shares because of any applicable asset coverage requirements, the terms of preferred shares (if any) may provide that any amounts so precluded from being distributed, but required to be distributed by the Fund to enable the Fund to satisfy the distribution requirements that would enable the Fund to be subject to tax as a RIC, will be paid to the holders of preferred shares as a special distribution. This distribution can be expected to decrease the amount that holders of preferred shares would be entitled to receive upon redemption or liquidation of such preferred shares.

Certain of the Fund’s investments and hedging or derivative transactions are expected to be subject to special U.S. federal income tax provisions that may, among other things, (1) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (2) convert lower-taxed long-term capital gains into higher-taxed short-term capital gains or ordinary income, (3) convert an ordinary loss or a deduction into a capital loss, the deductibility of which is more limited, (4) adversely affect when a purchase or sale of shares or securities is deemed to occur, (5) adversely alter the intended characterization of certain complex financial transactions, (6) cause the Fund to recognize income or gain without a corresponding receipt of cash, (7) treat dividends that would otherwise constitute qualified dividend income as non-qualified dividend income, (8) treat dividends that would otherwise be eligible for the corporate dividends received deduction as ineligible for such treatment and (9) produce income that will not constitute Qualifying RIC Income. The application of these rules could cause the Fund to be subject to U.S. federal income tax or the 4% excise tax and, under certain circumstances, could affect the Fund’s status as a RIC. The Fund monitors its investments and may make certain tax elections to mitigate the effect of these provisions.

The remainder of this discussion assumes that the Fund has qualified for and maintained its treatment as a RIC for U.S. federal income tax purposes and has satisfied the distribution requirements described above.

Taxation of U.S. Shareholders

Distributions

Distributions of the Fund’s ordinary income and net short-term capital gains will, except as described below with respect to distributions of “qualified dividend income,” generally be taxable to shareholders as ordinary income to the extent such distributions are paid out of the Fund’s current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Distributions (or deemed distributions, as described above), if any, of net capital gains that are properly reported as “capital gain dividends” will be taxable as long-term capital gains, regardless of the length of time a shareholder has owned common shares. The ultimate tax characterization of the Fund’s distributions made in a tax year cannot be determined until after the end of the tax year. As a result, the Fund may make total distributions during a tax year in an amount that exceeds the current and accumulated earnings and profits of the Fund. A distribution of an amount in excess of the Fund’s current and accumulated earnings and profits will be treated by a shareholder as a return of capital that will be applied against and reduce the shareholder’s tax basis in its common shares. To the extent that the amount of any such distribution exceeds the shareholder’s tax basis in its common shares, the excess will be treated as gain from a sale or exchange of common shares. Distributions will be treated in the manner described above regardless of whether such distributions are paid in cash or invested in additional common shares.

A return of capital to shareholders is a return of a portion of their original investment in the Fund, thereby reducing the tax basis of their investment. As a result from such reduction in tax basis, shareholders may be subject to tax in connection with the sale of common shares, even if such common shares are sold at a loss relative to the shareholder’s original investment.

It is expected that a substantial portion of the Fund’s income will consist of ordinary income. For example, interest and OID derived by the Fund are characterized as ordinary income for U.S. federal income tax purposes. As noted above, as a result of the Fund’s election under Section 475(f) of the Code, the Fund is required each year to mark-to-market certain securities that it holds and thereby recognizes gain or loss that is reported as ordinary gain or loss as if it had sold those securities for their fair market value. The mark-to-market election also requires the Fund to recognize any accrued market discount on its debt securities held at the end of each year as ordinary income, instead of upon disposition of the applicable debt obligation. Debt obligations will be treated as acquired with “market discount” if they have a fixed maturity date of more than one year from the date of issuance and are acquired by the Fund in the secondary market at a price below their stated redemption price at maturity (or, in the case of securities with OID, at a price below their revised issue price), unless the discount is less than a specified de minimis amount. In addition, any realized gains from the sale of securities will be recognized as ordinary gains or losses.

Distributions made by the Fund to a corporate shareholder will qualify for the dividends-received deduction only to the extent that the distributions consist of qualifying dividends received by the Fund from domestic corporations. In addition, any portion of the Fund’s dividends otherwise qualifying for the dividends-received deduction will be disallowed or reduced if the corporate shareholder fails to satisfy certain requirements, including a holding period requirement, with respect to its common shares. Distributions of “qualified dividend income” to an individual or other non-corporate shareholder will be treated as “qualified dividend income” to such shareholder and generally will be taxed at long-term capital gain rates, provided the shareholder satisfies the applicable holding period and other requirements. “Qualified dividend income” generally includes dividends from domestic corporations and dividends from foreign corporations that meet certain specified criteria. Given the Fund’s investment strategy, it is not expected that a significant portion of the distributions made by the Fund will be eligible for the dividends-received deduction or the reduced rates applicable to “qualified dividend income.”

Certain distributions reported by the Fund as Section 163(j) interest dividends may be eligible to be treated as interest income by shareholders for purposes of the tax rules applicable to interest expense limitations under Code Section 163(j). Such treatment by the shareholder is generally subject to holding period requirements and other potential limitations. The amount that the Fund is eligible to report as a Section 163(j) dividend for a tax year is generally limited to the excess of the Fund’s business interest income over the sum of the Fund’s (i) business interest expense and (ii) other deductions properly allocable to the Fund’s business interest income.

If a person acquires common shares shortly before the record date of a distribution, the price of the shares may include the value of the distribution, and the person will be subject to tax on the distribution even though economically it may represent a return of the person’s investment in such shares.

Distributions paid by the Fund generally will be treated as received by a shareholder at the time the distribution is made. However, the Fund may, under certain circumstances, elect to treat a distribution that is paid during the following tax year as if it had been paid during the tax year in which the income or gains supporting the distribution was earned. If the Fund makes such an election, the shareholder will still be treated as receiving the distribution in the tax year in which the distribution is received. In this instance, however, any distribution declared by the Fund in October, November or December of any calendar year, payable to shareholders of record on a specified date in such a month and actually paid during January of the following calendar year, will still be treated for tax purposes as if it had been received by shareholders on December 31 of the calendar year in which the distribution was declared, as discussed above under “Taxation of the Fund.”

The IRS currently requires that a RIC that has two or more classes of stock allocate to each such class proportionate amounts of each type of its taxable income (such as ordinary income, capital gains, dividends qualifying for the dividends-received deduction and qualified dividend income) based upon the percentage of total dividends paid out of current or accumulated earnings and profits to each class for the tax year. Accordingly, if the Fund issues preferred shares, the Fund intends each year to allocate capital gain dividends (and any dividends qualifying for the dividends-received deduction or dividends treated as qualified dividend income) between its common shares and preferred shares in proportion to the total dividends paid out of current or accumulated earnings and profits to each class with respect to such tax year. Distributions in excess of the Fund’s current and accumulated earnings and profits, if any, however, will not be allocated proportionately among the common shares and preferred shares. Since the Fund’s current and accumulated earnings and profits will first be used to pay dividends on its preferred shares, distributions in excess of such earnings and profits, if any, will be made disproportionately to holders of common shares.

Shareholders will be notified annually, as promptly as practicable after the end of each calendar year, as to the U.S. federal tax status of distributions, and shareholders receiving distributions in the form of additional common shares will receive a report as to the Net Asset Value of those common shares.

Sale or Exchange of Common Shares

Upon the sale or exchange of common shares (except pursuant to a redemption, as described below), a shareholder generally will recognize capital gain or loss. The amount of the gain or loss will be equal to the difference between the amount received for the common shares and the shareholder’s adjusted tax basis in the relevant shares. Such gain or loss generally will be a long-term capital gain or loss if the shareholder has held such common shares as capital assets for more than one year. Otherwise, the gain or loss will be treated as short-term capital gain or loss.

Losses realized by a shareholder on the sale or exchange of common shares held as capital assets for six months or less will be treated as long-term capital losses to the extent of any distribution of long-term capital gains received (or deemed received, as discussed above) with respect to such shares. In addition, no loss will be allowed on a sale or exchange of common shares if the shareholder acquires (including through reinvestment of distributions or otherwise), or enters into a contract or option to acquire, substantially identical shares within 30 days before or after the sale or exchange of such shares at a loss. In such a case, the basis of the shares acquired will be adjusted to reflect the disallowed loss.

In general, U.S. shareholders currently are generally subject to a maximum U.S. federal income tax rate of either 15% or 20% (depending on whether the shareholder’s income exceeds certain threshold amounts) on their net capital gains (i.e., the excess of realized net long-term capital gains over realized net short-term capital losses), including any long-term capital gain derived from an investment in common shares. Such rate is lower than the maximum rate on ordinary income currently payable by individuals. Corporate U.S. shareholders currently are subject to U.S. federal income tax on net capital gains at the 21% rate also applied to ordinary income. Non-corporate shareholders with net capital losses for a tax year (i.e., capital losses in excess of capital gains) generally may deduct up to $3,000 of such losses against their ordinary income each tax year. Any net capital losses of a non-corporate shareholder in excess of $3,000 generally may be carried forward and used in subsequent tax years as provided in the Code. Corporate shareholders generally may not deduct any net capital losses for a tax year, but may carry back such losses for three tax years or carry forward such losses for five tax years.

If the Fund redeems any common shares held by a shareholder, the redemption will be treated as a sale or exchange, the treatment of which is described above, if the redemption (i) is a “complete termination” of the shareholder’s equity interest in the Fund, (ii) is a “substantially disproportionate” redemption with respect to the shareholder or (iii) is “not essentially equivalent to a dividend” with respect to the shareholder. In determining whether any of these tests has been met, a shareholder must take into account not only common shares that are actually owned but also other shares that the shareholder constructively owns within the meaning of Section 318 of the Code. If none of these alternative tests are met, the redemption will be treated as a distribution with respect to the common shares, the treatment of which is described above.

Under Treasury Regulations, if a shareholder recognizes losses with respect to common shares of $2 million or more for an individual shareholder or $10 million or more for a corporate shareholder, the shareholder must file with the IRS a disclosure statement on IRS Form 8886. Direct shareholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, shareholders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to shareholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Shareholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

Reporting of adjusted cost basis information to the IRS and to taxpayers is generally required for covered securities, which generally include shares of a RIC. Shareholders should contact their financial intermediaries with respect to reporting of cost basis and available elections for their accounts.

Medicare Tax

An additional 3.8% Medicare tax is imposed on certain net investment income (including ordinary dividends and capital gain distributions received from the Fund and net gains from redemptions or other taxable dispositions of common shares) of U.S. individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds certain threshold amounts. U.S. persons that are individuals, estates or trusts are urged to consult their tax advisors regarding the applicability of this tax to their income and gains in respect of their investment in the Fund.

Backup Withholding and Information Reporting

Information returns will generally be filed with the IRS in connection with payments on common shares and the proceeds from a sale or other disposition of common shares. A shareholder will generally be subject to backup withholding on all such amounts if it fails to provide the payor with its correct taxpayer identification number (generally, in the case of a U.S. shareholder, on an IRS Form W-9) and to make required certifications or otherwise establish an exemption from backup withholding. Corporate shareholders and certain other shareholders generally are exempt from backup withholding. Backup withholding is not an additional tax. Any amounts withheld as backup withholding may be refunded or credited against the applicable shareholder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Taxation of Non-U.S. Shareholders

Whether an investment in the Fund is appropriate for a non-U.S. shareholder (as defined below) will depend upon that investor’s particular circumstances. An investment in the Fund by a non-U.S. shareholder may have adverse tax consequences. Non-U.S. shareholders should consult their tax advisors before investing in common shares.

The U.S. federal income taxation of a shareholder that is a nonresident alien individual, a foreign trust or estate or a foreign corporation, as defined for U.S. federal income tax purposes (a “non-U.S. shareholder”), depends on whether the income that the shareholder derives from the Fund is “effectively connected” with a U.S. trade or business carried on by the shareholder.

As a RIC is a corporation for U.S. federal income tax purposes, its business activities generally will not be attributed to its shareholders for purposes of determining their treatment under current law. Therefore, a foreign shareholder should not be considered to earn income “effectively connected” with a U.S. trade or business solely as a result of activities conducted by the Fund.

If the income that a non-U.S. shareholder derives from the Fund is not “effectively connected” with a U.S. trade or business carried on by such non-U.S. shareholder, distributions of “investment company taxable income” will generally be subject to a U.S. federal withholding tax at a 30% rate (or a lower rate provided under an applicable treaty). Alternatively, if the income that a non-U.S. shareholder derives from the Fund is effectively connected with a U.S. trade or business of the non-U.S. shareholder, the Fund will not be required to withhold U.S. federal tax if the non-U.S. shareholder complies with applicable certification and disclosure requirements, although such income will be subject to U.S. federal income tax in the manner described below and at the rates applicable to U.S. residents. Backup withholding will not, however, be applied to payments that have been subject to the respective rate of withholding tax applicable to non-U.S. shareholders.

A non-U.S. shareholder whose income from the Fund is not “effectively connected” with a U.S. trade or business will generally be exempt from U.S. federal income tax on capital gains distributions, any amounts retained by the Fund that are designated as undistributed capital gains and any gains realized upon the sale or exchange of common shares. If, however, such a non-U.S. shareholder is a nonresident alien individual and is physically present in the United States for 183 days or more during the tax year and meets certain other requirements, such capital gains distributions, undistributed capital gains and gains from the sale or exchange of common shares will be subject to tax at a 30% rate (or a lower rate provided under an applicable treaty).

Furthermore, properly reported distributions by the Fund that are received by non-U.S. shareholders are generally exempt from U.S. federal withholding tax when they (a) are paid by the Fund in respect of the Fund’s “qualified net interest income” (i.e., the Fund’s U.S. source interest income, subject to certain exceptions, reduced by expenses that are allocable to such income), or (b) are paid by the Fund in connection with the Fund’s “qualified short-term capital gains” (generally, the excess of the Fund’s net short-term capital gains over the Fund’s long-term capital losses for such tax year). To qualify for this exemption from withholding for interest-related dividends, a non-U.S. shareholder must comply with applicable certification requirements relating to its non-U.S. tax residency status (including, in general, furnishing an IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8ECI, IRS Form W-8IMY or IRS Form W-8EXP, or an acceptable substitute or successor form). However, depending on the circumstances, the Fund may report all, some or none of the Fund’s potentially eligible distributions as derived from such qualified net interest income or from such qualified short-term capital gains, and a portion of the Fund’s distributions (e.g., derived from interest from non-U.S. sources or any foreign currency gains) would be ineligible for this potential exemption from withholding. Moreover, in the case of common shares held through an intermediary, the intermediary may have withheld amounts even if the Fund reported all or a portion of a distribution as exempt from U.S. federal withholding tax. Thus, an investment in the common shares by a non-U.S. shareholder may have adverse tax consequences as compared to a direct investment in the assets in which the Fund will invest.

If the income from the Fund is “effectively connected” with a U.S. trade or business carried on by a non-U.S. shareholder, any distributions of “investment company taxable income,” capital gains distributions, amounts retained by the Fund that are designated as undistributed capital gains and any gains realized upon the sale or exchange of common shares will be subject to U.S. federal income tax, on a net income basis, in the same manner as, and at the graduated rates applicable to, U.S. persons. If such a non-U.S. shareholder is a corporation, it may also be subject to the U.S. branch profits tax.

A non-U.S. shareholder other than a corporation may be subject to backup withholding on distributions that are otherwise exempt from withholding tax or on distributions that would otherwise be taxable at a reduced treaty rate if such shareholder does not certify its non-U.S. status under penalties of perjury or otherwise establish an exemption.

If the Fund distributes net capital gains in the form of deemed rather than actual distributions, a non-U.S. shareholder will be entitled to a U.S. federal income tax credit or tax refund equal to the shareholder’s allocable share of the tax the Fund pays on the capital gains deemed to have been distributed. To obtain the refund, the non-U.S. shareholder must obtain a U.S. taxpayer identification number and file a U.S. federal income tax return even if the non-U.S. shareholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return.

Under the FATCA provisions of the Code, the Fund is required to withhold U.S. tax (at the applicable rate) on payments of taxable dividends made to certain non-U.S. entities that fail to comply (or be deemed compliant) with extensive reporting and withholding requirements in the Code designed to inform the U.S. Department of the Treasury of U.S.-owned foreign investment accounts. Shareholders may be requested to provide additional information to the Fund to enable the Fund to determine whether withholding is required.

The tax consequences to a non-U.S. shareholder entitled to claim the benefits of an applicable tax treaty may differ from those described herein. Non-U.S. shareholders are advised to consult their tax advisors with respect to the particular tax consequences to them of an investment in the Fund, including the potential application of the U.S. estate tax.

Other Taxes

Shareholders may be subject to state, local and non-U.S. taxes applicable to their investment in the Fund. In some states or localities, entity-level tax treatment and the treatment of distributions made to shareholders under those jurisdictions’ tax laws may differ from the treatment under the Code. Accordingly, an investment in common shares may have tax consequences for shareholders that are different from those of a direct investment in the Fund’s portfolio investments. Shareholders are advised to consult their tax advisors with respect to the particular tax consequences to them of an investment in the Fund.

DIVIDEND REINVESTMENT PLAN

The Fund will operate under a Dividend Reinvestment Plan (the “DRP”) administered by Equiniti as plan agent (the “Plan Agent”). Under the DRP, the Fund’s cash dividends and/or distributions (together, the “Dividends”), net of any applicable U.S. withholding tax, are reinvested in additional shares of the same class of shares of the Fund as the Dividends related to.

Shareholders automatically participate in the DRP unless they opt out by notifying the Plan Agent via telephone, in writing, or through the Plan Agent’s online portal. An opt-out election must be received by the Plan Agent before the record date of a Dividend for such election to be effective. Shareholders holding shares through a nominee (e.g., a broker) must contact their nominee to make such elections. Shareholders who opt out will receive Dividends in cash.

Under the DRP, whenever the Fund declares a Dividend, the Plan Agent will reinvest such Dividends in newly issued shares of the Fund at a price per share equal to 95% of the market price per share at the close of regular trading on the NYSE on the Dividend payment date (or, if no sale is reported that day, the average of the last bid and ask prices reported by the NYSE). While the Fund plans to generally issue new shares for DRP purposes, the Board reserves the right to authorize the purchase of shares in the open market in connection with the implementation of the DRP.

The Plan Agent will maintain all shareholder accounts under the DRP and furnish written confirmations of transactions. Shares held under the DRP will be maintained in book-entry form under the Plan Agent’s name or nominee. The Plan Agent will forward all proxy materials and vote shares in accordance with participant instructions.

Participants may withdraw some or all of their shares from the DRP or sell shares through the Plan Agent by submitting a request. Full withdrawals will be processed in whole shares, with any fractional shares settled in cash at market value, less any applicable fees. A transaction fee of $15.00 plus a per-share brokerage fee of $0.07, borne by the Participant, applies to sales of shares conducted through the Plan Agent. Sales of shares through other brokers will be subject to different fees and charges.

Neither the Plan Agent nor the Fund shall have any responsibility or liability beyond the exercise of ordinary care for any action taken or omitted pursuant to the DRP, nor shall they have any duties, responsibilities or liabilities except such as expressly set forth herein. Neither shall they be liable hereunder for any act done in good faith or for any good faith omissions to act, including, without limitation, failure to terminate a participant’s account prior to receipt of written notice of his or her death or with respect to prices at which shares are purchased or sold for the participants account and the terms on which such purchases and sales are made, subject to applicable provisions of the federal securities laws.

The automatic reinvestment of Dividends will not relieve participants of any federal, state or local income tax that may be payable (or required to be withheld) on such Dividends. See “U.S. Federal Income Tax Matters.”

The Fund reserves the right to amend or terminate the DRP upon 60 days’ notice to shareholders. There is no direct service charge to participants with regard to purchases under the DRP; however, the Fund reserves the right to amend the DRP to include a service charge payable by the participants.

All correspondence concerning the DRP should be directed to Equiniti at P.O. BOX 10027, Newark NJ 07101. Certain transactions can be effectuated by calling one of these toll free numbers: (800) 937-5449 or (718) 921-8124.

REGULATION AS A CLOSED-END MANAGEMENT INVESTMENT COMPANY

General

As a registered closed-end management investment company, the Fund is subject to regulation under the 1940 Act. Under the 1940 Act, unless authorized by vote of a majority of its outstanding voting securities, the Fund may not:

●	change its classification to an open-end management investment company;

●	alter any of its fundamental policies, which are set forth below in “— Fundamental Investment Restrictions;” or

●	change the nature of its business so as to cease to be an investment company.

A majority of the outstanding voting securities of a company is defined under the 1940 Act as the lesser of: (a) 67% or more of such company’s voting securities present at a meeting if more than 50% of the outstanding voting securities of such company are present or represented by proxy or (b) more than 50% of the outstanding voting securities of such company.

As with other companies regulated by the 1940 Act, a registered closed-end management investment company must adhere to certain substantive regulatory requirements. A majority of its trustees must be persons who are not “interested persons” of the Fund, as that term is defined in the 1940 Act. The Fund is required to provide and maintain a bond issued by a reputable fidelity insurance company to protect the closed-end management investment company. Furthermore, as a registered closed-end management investment company, the Fund is prohibited from protecting any trustee or officer against any liability to the Fund or its shareholders arising from willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office. The Fund may also be prohibited under the 1940 Act from knowingly participating in certain transactions with its affiliates absent exemptive relief or other prior approval by the SEC.

The Fund will generally not be able to issue and sell its common shares at a price below the then current net asset value per common share (exclusive of any distributing commission or discount). The Fund may, however, sell its common shares at a price below the then current net asset value per common share if its Board determines that such sale is in its best interests and the best interests of the Fund’s shareholders, and the holders of a majority of the Fund’s shares approves such sale. In addition, the Fund may generally issue new shares at a price below its net asset value per common share in rights offerings to existing shareholders, in payment of dividends and in certain other limited circumstances.

Fundamental Investment Restrictions

The Fund’s stated fundamental policies, which may only be changed by the affirmative vote of a majority of the outstanding voting securities of the Fund (the shares), are listed below. For the purposes of this registration statement, “majority of the outstanding voting securities of the Fund” means the vote, at an annual or special meeting of shareholders, duly called, (a) of 67% or more of the shares present at such meeting, if the holders of more than 50% of the outstanding shares are present or represented by proxy; or (b) of more than 50% of the outstanding shares, whichever is less. The Fund may not:

(1)	Borrow money, except as permitted by (i) the 1940 Act, or interpretations or modifications by the SEC, SEC staff or other authority with appropriate jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority with appropriate jurisdiction. The Fund may borrow for investment purposes, for temporary liquidity, or to finance repurchases of its shares.

(2)	Issue senior securities, except as permitted by (i) the 1940 Act, or interpretations or modifications by the SEC, SEC staff or other authority with appropriate jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority with appropriate jurisdiction.

(3)	Underwrite securities of other issuers, except insofar as the Fund may be deemed an underwriter under the Securities Act of 1933, as amended (the “Securities Act”) in connection with the disposition of its portfolio securities. The Fund may invest in restricted securities (those that must be registered under the Securities Act before they may be offered or sold to the public) to the extent permitted by the 1940 Act.

(4)	Invest more than 25% of the market value of its assets in the securities of companies, entities or issuers engaged in any one industry. This limitation does not apply to investment in the securities of the U.S. Government, its agencies or instrumentalities.

(5)	Purchase or sell real estate or interests in real estate. This limitation is not applicable to investments in securities that are secured by or represent interests in real estate (e.g., mortgage loans evidenced by notes or other writings defined to be a type of security). Additionally, the preceding limitation on real estate or interests in real estate does not preclude the Fund from investing in mortgage-related securities or investing in companies engaged in the real estate business or that have a significant portion of their assets in real estate (including real estate investment trusts), nor from disposing of real estate that may be acquired pursuant to a foreclosure (or equivalent procedure) upon a security interest.

(6)	Purchase or sell commodities, commodity contracts, including commodity futures contracts, unless acquired as a result of ownership of securities or other investments, except that the Fund may invest in securities or other instruments backed by or linked to commodities, and invest in companies that are engaged in a commodities business or have a significant portion of their assets in commodities, and may invest in commodity pools and other entities that purchase and sell commodities and commodity contracts.

(7)	Make loans, except to the extent permitted by (i) the 1940 Act, or interpretations or modifications by the SEC, SEC staff or other authority with appropriate jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority with appropriate jurisdiction. For purposes of this investment restriction, the purchase of debt obligations (including acquisitions of loans, loan participations or other forms of debt instruments) shall not constitute loans by the Fund. Additionally, the preceding limitation on loans does not preclude the Fund from modifying note terms.

The Fund will treat with respect to participation interests both the financial intermediary and the borrower as “issuers” for purposes of fundamental investment restriction (5).

The fundamental investment limitations set forth above restrict the ability of the Fund to engage in certain practices and purchase securities and other instruments other than as permitted by, or consistent with, applicable law, including the 1940 Act. Relevant limitations of the 1940 Act as they presently exist are described below. These limitations are based either on the 1940 Act itself, the rules or regulations thereunder or applicable orders of the SEC. In addition, interpretations and guidance provided by the SEC staff may be taken into account to determine if a certain practice or the purchase of securities or other instruments is permitted by the 1940 Act, the rules or regulations thereunder or applicable orders of the SEC. As a result, the foregoing fundamental investment policies may be interpreted differently over time as the statute, rules, regulations or orders (or, if applicable, interpretations) that relate to the meaning and effect of these policies change, and no vote of shareholders, as applicable, will be required or sought.

Non-Fundamental Investment Restrictions

The Fund is also subject to the following non-fundamental restrictions and policies, which may be changed by the Board without the approval of the holders of a majority of the outstanding voting securities of the Fund. The Fund may not:

(1)	Change or alter the Fund’s investment objective or 80% policy;

(2)	Purchase securities of other investment companies, except to the extent that such purchases are permitted by applicable law, including any exemptive orders issued by the SEC; and

(3)	Purchase any securities on margin except as may be necessary in connection with transactions described in this registration statement and except that the Fund may obtain such short-term credit as may be necessary for the clearance of purchases and sales of portfolio investments (the deposit or payment by the Fund of initial or variation margin in connection with swaps, forward contracts and financial futures contracts and options thereon is not considered the purchase of a security on margin).

Compliance with any policy or limitation of the Fund that is expressed as a percentage of assets is determined at the time of purchase of portfolio securities. The policy will not be violated if these limitations are exceeded because of changes in the market value or investment rating of the Fund’s assets or if a borrower distributes equity securities incident to the purchase or ownership of a portfolio investment or in connection with a reorganization of a borrower. The Fund interprets its policies with respect to borrowing and lending to permit such activities as may be lawful for the Fund, to the full extent permitted by the 1940 Act or by exemption from the provisions therefrom pursuant to an exemptive order of the SEC.

Proxy Voting Policy and Proxy Voting Record

The Fund has delegated its proxy voting responsibility to the Adviser. The proxy voting policies and procedures of the Adviser are set forth below. The guidelines are reviewed periodically by the Adviser and the Independent Trustees and, accordingly, are subject to change.

It is the policy of the Fund to delegate the responsibility for voting proxies relating to portfolio securities held by the Fund to the Fund’s Adviser as a part of the Adviser’s general management of the Fund’s portfolio, subject to the continuing oversight of the Board. The Board has delegated such responsibility to the Adviser, and directs the Adviser to vote proxies relating to portfolio securities held by the Fund consistent with the proxy voting policies and procedures. The Adviser may retain one or more vendors to review, monitor and recommend how to vote proxies in a manner consistent with the proxy voting policies and procedures, to ensure that such proxies are voted on a timely basis and to provide reporting and/or record retention services in connection with proxy voting for the Fund.

The right to vote a proxy with respect to portfolio securities held by the Fund is an asset of the Fund. The Adviser, to which authority to vote on behalf of the Fund is delegated, acts as a fiduciary of the Fund and must vote proxies in a manner consistent with the best interest of the Fund and its shareholders. In discharging this fiduciary duty, the Adviser must maintain and adhere to its policies and procedures for addressing conflicts of interest and must vote proxies in a manner substantially consistent with its policies, procedures and guidelines, as presented to the Board.

The Fund shall file an annual report of each proxy voted with respect to portfolio securities of the Fund during the twelve-month period ended June 30 on Form N-PX not later than August 31 of each year.

Privacy Policy

The Fund is committed to protecting your privacy. This privacy notice explains its privacy policies and those of its affiliated companies. The terms of this notice apply to both current and former shareholders. The Fund will safeguard all information it receives about you in accordance with reasonable and proportional standards of security and confidentiality under applicable federal law. The Fund have implemented procedures that are designed to restrict access to your personal information to authorized employees of the Adviser, the Administrator and their affiliates and service providers who need to know your personal information to perform their jobs, and in connection with servicing your account. The Fund’s goal is to limit the collection and use of information about you. While the Fund may share your personal information with its affiliates in connection with servicing your account, its affiliates are not permitted to share your information with non-affiliated entities, except as permitted or required by law.

When you purchase the Fund’s shares and in the course of providing you with products and services, the Fund and certain of its service providers, such as a transfer agent, may collect personal information about you, such as your name, address, social security number or tax identification number. This information may come from sources such as account applications and other forms, from other written, electronic or verbal correspondence, from your transactions, from your brokerage or financial advisory firm, financial adviser or consultant, and/or information captured on applicable websites.

The Fund does not disclose any personal information provided by you or gathered by the Fund to non-affiliated third parties, except as permitted or required by law or for the Fund’s everyday business purposes, such as to process transactions or service your account. For example, the Fund may share your personal information in order to send you annual and semiannual reports, proxy statements and other information required by law, and to send you information the Fund believes may be of interest to you. The Fund may disclose your personal information to unaffiliated third party financial service providers (which may include a custodian, transfer agent, accountant or financial printer) who need to know that information in order to provide services to you or to the Fund. These companies are required to protect your information and use it solely for the purpose for which they received it or as otherwise permitted by law. The Fund may also provide your personal information to your brokerage or financial advisory firm and/or to your financial adviser or consultant, as well as to professional advisors, such as accountants, lawyers and consultants, or to other third parties as permitted by law.

In addition to disclosing your information to third parties in the context of providing the services you request, the Fund reserves the right to disclose or report personal or account information to non-affiliated third parties where the Fund believes in good faith that disclosure is required by law, such as in accordance with a court order or at the request of government regulators or law enforcement authorities or to protect its rights or property. The Fund may also disclose your personal information to a non-affiliated third party at your request or if you consent in writing to the disclosure.

BROKERAGE ALLOCATION

Since the Fund expects to acquire and dispose of most of its investments in privately negotiated transactions or in the over-the-counter markets, the Fund will generally not be required to pay a stated brokerage commission. However, to the extent a broker-dealer is involved in a transaction, the price the Fund pays or receive, as applicable, may reflect a mark-up or mark-down. Subject to policies established by the Board, the Adviser will be primarily responsible for selecting brokers and dealers to execute transactions with respect to the publicly traded securities portion of the Fund’s portfolio transactions and the allocation of brokerage commissions. The Adviser does not expect to execute transactions through any particular broker or dealer but will seek to obtain the best net results for the Fund under the circumstances, taking into account such factors as price (including the applicable brokerage commission or dealer spread), ability to achieve prompt and reliable executions at favorable prices, operational efficiency with which transactions are affected, financial strength, integrity, and stability of the broker, availability to finance trades and to borrow for short sales, any special expertise or capabilities of the broker, (if applicable) competitiveness of commission rates in comparison with other brokers satisfying the Adviser’s other selection criteria. It is not necessary to select the broker offering the lowest commission rate, and the Adviser may cause the Fund account to pay a broker a commission in excess of that which another broker might have charged for effecting the same transaction in recognition of the value of the quality of the brokerage services in light of the above selection criteria. Subject to applicable legal requirements and consistent with Section 28(e) of the Exchange Act, the Adviser may receive in-house research or recommendations or execution- or brokerage-related facilities or services from brokers or dealers when (i) the firm believes they are customarily provided to customers at no cost, or when (ii) the firm determines in good faith that the commissions charged by a broker are reasonable in relation to the value of the brokerage, execution, and research-related services provided by such broker. The Adviser’s policy prohibits arrangements to use commissions or “soft dollars” to compensate dealers for non-execution or non-research services.

It is against the Adviser’s policy to “pay up” for services in connection with fixed income transactions with dealers where there is no explicit commission or mark-up and the dealer is not acting as agent or riskless principal.

CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

A control person is a person who beneficially owns more than 25% of the voting securities of a company. The following table sets forth certain ownership information as of June 30, 2025 with respect to the Fund’s common shares of held by (i) those persons who directly or indirectly own, control or hold with the power to vote, 5% or more of the Fund’s outstanding common and (ii) all of the Fund’s officers and trustees as a group.

	Common Shares Beneficially Owned
Name and Address	Number	%
Shares of Beneficial Interest	510,726	1.4%

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

An independent registered public accounting firm for the Fund performs an annual audit of the Fund’s financial statements. The Board has approved the engagement of PricewaterhouseCoopers LLP, an independent registered public accounting firm located at 300 Madison Avenue, New York, NY 10017, United States of America, to serve as the Fund’s independent registered public accounting firm.

LEGAL COUNSEL

The Board has engaged Dechert LLP, located at 1095 Avenue of the Americas, New York, New York 10036 to serve as the Fund’s legal counsel. Morris, Nichols, Arsht & Tunnell LLP, located at 1201 N Market St # 1600, Wilmington, DE 19801, serves as special Delaware counsel to the Fund.

ADDITIONAL INFORMATION

The Fund files with or submits to the SEC annual and semi-annual reports, proxy statements and other information meeting the informational requirements of the Exchange Act or pursuant to Rule 30b2-1 under the 1940 Act. The SEC maintains a website that contains reports, proxy and information statements and other information the Fund files with the SEC at www.sec.gov. This information is also available free of charge on its website (www.ellingtoncredit.com) or by calling (203) 698-1200. Information on its website and the SEC’s website is not incorporated into or a part of this registration statement.

PART C – OTHER INFORMATION

ITEM 25. FINANCIAL STATEMENTS AND EXHIBITS

1. Financial Statements

Part A	Not applicable.

Part B	Not applicable.

2. Exhibits

(2)(a)(1)	Amended and Restated Declaration of Trust*

(2)(a)(2)	Certificate of Trust*

(2)(b)	Amended and Restated By-Laws*

(2)(c)	Not Applicable

(2)(e)	Dividend reinvestment plan*

(2)(f)	Not applicable

(2)(g)	Advisory Agreement, dated April 1, 2025, between Ellington Credit Company and Ellington Credit Company Management L.L.C*

(2)(i)	Not Applicable

(2)(j)(1)	Custody Agreement dated April 1, 2025, between Ellington Credit Company and The Bank of New York Mellon Trust Company, National Association*

(2)(k)(1)	Administration Agreement, dated April 1, 2025, between Ellington Credit Company and Ellington Credit Company Administration LLC*

(2)(k)(2)	Sub-Servicing Agreement, dated April 1, 2025, between Ellington Credit Company Administration LLC and U.S. Bank Fund Services LLC*

(2)(k)(3)	Transfer Agent Agreement, dated April 1. 2025, between Ellington Credit Company and Equiniti Trust Company, LLC*

(2)(m)	Not Applicable

(2)(n)	Not applicable

(2)(o)	Not Applicable

(2)(q)	Not Applicable

(2)(r)(1)	Code of Ethics of Ellington Credit Company*

(2)(r)(2)	Code of Ethics of Ellington Management Group (adopted by Ellington Credit Company Management LLC)*

*	Previously filed on April 1, 2025, as an exhibit to the Registrant’s Registration Statement on Form N-2, and hereby incorporated by reference.

ITEM 26. MARKETING ARRANGEMENTS

Not Applicable.

ITEM 27. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Not Applicable.

ITEM 28. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL

The Registrant is not aware of any person that is directly or indirectly under common control with the Registrant, except that the Registrant may be deemed to be controlled by Ellington Credit Company Management LLC, the Registrant’s investment adviser. Information regarding the ownership of Ellington Credit Company Management LLC is set forth in its Form ADV as filed with the Securities and Exchange Commission (the “SEC”) (File No. 801-78637).

ITEM 29. NUMBER OF HOLDERS OF SECURITIES

The following table sets forth the number of record holders of each class of the Registrant’s securities as of June 26, 2025:

Title of Class	Number of Record Holders
Shares of Beneficial Interest	11

ITEM 30. INDEMNIFICATION

Reference is made to Article V of Registrant’s Amended and Restated Declaration of Trust filed as Exhibit (2)(a)(1) to this Registration Statement.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to the trustees, officers and controlling persons of Registrant pursuant to the foregoing provisions or otherwise, Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by the trustees, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by the trustees, officer or controlling person, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 31. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER

Ellington Credit Company Management LLC (the “Adviser”) serves as the investment adviser to the Registrant. The Adviser is engaged in the investment advisory business. For information as to the business, profession, vocation or employment of a substantial nature in which the Adviser and its executive officers and directors is or has been, during the last two fiscal years, engaged for his or her own account or in the capacity of director, officer, employee, partner or trustee, reference is made to the information set forth in the Adviser’s Form ADV (File No. 801-78637), as filed with the SEC and incorporated herein by reference.

ITEM 32. LOCATION OF ACCOUNTS AND RECORDS

(a) The Registrant maintains accounts, books and other documents required by Section 31(a) of the Investment Company Act of 1940, as amended and the rules thereunder (collectively, “Records”) at its offices at 53 Forest Avenue, Suite 301, Old Greenwich, CT 06870.

(b) The Adviser maintains all Records relating to its services as investment adviser to the Registrant at its offices at 53 Forest Avenue, Suite 301, Old Greenwich, CT 06870.

(c) The Administrator maintains all Records relating to its services as administrator to the Registrant at its offices at 53 Forest Avenue, Suite 301, Old Greenwich, CT 06870.

(d) U.S. Bank Fund Services LLC maintains all Records relating to its services as sub-administrator of the Registrant at 618 E. Michigan Street, Milwaukee, WI 53202.

(e) The Bank of New York Mellon Trust Company, National Association. maintains all Records relating to its services as custodian of the Registrant at 240 Greenwich Street, New York, NY 10286.

(f) Equiniti Trust Company, LLC, maintains all Records relating to its services as transfer agent of the Registrant at 48 Wall Street, New York, New York 10005.

ITEM 33. MANAGEMENT SERVICES

Not Applicable.

ITEM 34. UNDERTAKINGS

Not applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 30th day of June 2025.

ELLINGTON CREDIT COMPANY

By:	/s/ Laurence E. Penn
Name:	Laurence E. Penn
Title:	Chief Executive Officer, and Trustee

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